Exhibit T3E.3

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re: PMGI Holdings Inc., et al.,[1] Debtors.	Chapter 11 Case No. 13-12404 (CSS) (Jointly Administered) Ref. Docket No. 257

NOTICE OF FILING OF PLAN SUPPLEMENT

PLEASE TAKE NOTICE that on November 25, 2013, the debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (the “Chapter 11 Cases”) filed the documents attached hereto (the “Plan Supplement”) in connection with the Second Amended Joint Plan Of Reorganization Of PMGI Holdings, Inc. Et Al. Under Chapter 11 Of The Bankruptcy Code [Docket No. 257] (as the same may be further amended, supplemented or modified from time to time, the “Plan”). 2 The documents contained in this Plan Supplement are integral to and part of the Plan and, if the Plan is approved, shall be approved in the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the hearing to consider confirmation of the Plan is currently scheduled to occur on December 16, 2013, at 11:00 a.m. (prevailing Eastern Time), before the Honorable Christopher S. Sontchi, United States Bankruptcy Court, at 824 Market Street, 5th Floor, Courtroom No. 6, Wilmington, Delaware 19801.

PLEASE TAKE FURTHER NOTICE that the Debtors reserve the right to alter, amend, modify or supplement any document in the Plan Supplement.

Dated: November 25, 2013

GREENBERG TRAURIG, LLP

Nancy A. Mitchell (admitted pro hac vice)

Matthew L. Hinker (DE Bar No. 5348)

Paul T. Martin (admitted pro hac vice)

200 Park Avenue

New York, New York  10166

Telephone:  (212) 801-9200

Facsimile:  (212) 801-6400

Email:  mitchelln@gtlaw.com

hinkerm@gtlaw.com

martinpt@gtlaw.com

-and-

David D. Cleary

2375 East Camelback Road

Suite 700

Phoenix, AZ  85016

Telephone:  (602) 445-8000

Facsimile:  (602) 445-8100

Email:  clearyd@gtlaw.com

GREENBERG TRAURIG, LLP

By: /s/ Dennis A. Meloro

Dennis A. Meloro (DE Bar No 4435)

The Nemours Building

1007 North Orange Street, Suite 1200

Wilmington, Delaware 19801

Telephone:  (302) 661-7000

Facsimile:  (302) 661-7360

Email:  melorod@gtlaw.com

Counsel for the Debtors

and Debtors-in-Possession

1   The Debtors in these Chapter 11 Cases, along with the last four (4) digits of each Debtor's federal tax identification number, are: Blue Hen Group Inc. (9667), Argus Payments Inc. (4661), Big Island Technology Group, Inc. (9795), Confirm ID, Inc. (7020), Danni Ashe, Inc. (5271), Fastcupid, Inc. (7869), Fierce Wombat Games Inc. (2019), FriendFinder California Inc. (2750), FriendFinder Networks Inc. (0988), FRIENDFINDER VENTURES INC. (3125), FRNK Technology Group (7102), General Media Art Holding, Inc. (2637), General Media Communications, Inc. (2237), General Media Entertainment, Inc. (2960), Global Alphabet, Inc. (7649), GMCI Internet Operations, Inc. (7655), GMI On-Line Ventures, Ltd. (7656), Interactive Network, Inc. (5941), Magnolia Blossom Inc. (8925), Medley.com Incorporated (3594), NAFT NEWS CORPORATION (4385), Penthouse Digital Media Productions Inc. (1056), Penthouse Images Acquisitions, Ltd. (9228), PerfectMatch Inc. (9020), Playtime Gaming Inc. (4371), PMGI Holdings Inc. (2663), PPM Technology Group, Inc. (9876), Pure Entertainment Telecommunications, Inc. (9626), Sharkfish, Inc. (1221), Snapshot Productions, LLC (7091), Streamray Inc. (2716), Streamray Studios Inc. (1009), Tan Door Media Inc. (1100),Traffic Cat, Inc. (1223), Transbloom, Inc. (1168), Various, Inc. (7762), Video Bliss, Inc. (6760), West Coast Facilities Inc. (4751), XVHUB Group Inc. (9401).   The Debtors’ business address is 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, FL 33487.

2   Capitalized terms used herein but otherwise undefined shall have the meaning ascribed to such terms in the Plan.

Index to Exhibits

Exhibit A	New First Lien Indenture
Exhibit B	New Corporate Governance Documents
Exhibit C	Stockholders’ Agreement
Exhibit D	List of the New FFN Board and officers and the boards of directors and officers of the other Reorganized Debtors
Exhibit E	Management Incentive Plan
Exhibit F	Schedule of Executory Contracts and Unexpired Leases to be rejected
Exhibit G	Schedule of Cure Amounts for Executory Contracts and Unexpired Leases to be assumed
Exhibit H	Schedule of Employment Agreements to be assumed
Exhibit I	Schedule of Restructuring Transactions

Exhibit A

Form of New First Lien Indenture

See Exhibit T3C attached to Amendment No. 1 to the Applicants' Form T-3 filed with the SEC on December 4, 2013

Exhibit B

Forms of Amended and Restated Articles of Incorporation and Amended and Restated Bylaws for FriendFinder Networks Inc.

The Amended and Restated Bylaws and Articles of Incorporation for all of the Debtors, other than FriendFinder Networks Inc., shall be substantially the same as the forms in existence on the Petition Date, provided however that each of the Articles of Incorporation shall be amended to include the following provision:

Pursuant to Section 1123(a)(6) of chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”), the Corporation shall not issue any non-voting capital stock of any class, series or other designation; provided, however, that the provisions of this sentence shall (a) have no further force or effect beyond what is required by Section 1123(a)(6) of the Bankruptcy Code and (b) only have such force and effect to the extent and for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applies to the Corporation.

In addition, the Articles of Incorporation for Interactive Network, Inc. shall be modified to provide that Interactive Network, Inc. shall be converted from a corporation organization under the laws of Nevada to a corporation organized under the laws of Delaware.

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION

TO A DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF THE

DELAWARE GENERAL CORPORATION LAW

1.

The jurisdiction where FriendFinder Networks Inc. (the “Non-Delaware Corporation”) first incorporated is Nevada.

2.

The jurisdiction where the Non-Delaware Corporation is incorporated immediately prior to filing this Certificate of Conversion is Nevada.

3.

The date the Non-Delaware Corporation first incorporated is January 17, 2006.

4.

The name of the Non-Delaware Corporation immediately prior to filing this Certificate of Conversion is FriendFinder Networks Inc.

5.

The name of the Corporation as set forth in the Certificate of Incorporation is FriendFinder Networks Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate of Conversion on the [__] day of December, 2013.

By:
Name:
Title:

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CERTIFICATE OF INCORPORATION
OF
FRIENDFINDER NETWORKS INC.
A DELAWARE CORPORATION

ARTICLE I
NAME

The name of the corporation is FriendFinder Networks Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE

The name of the registered agent and the street address or the registered office in the State of Delaware where process may be served upon the Corporation is YCS&T Services, LLC, 1000 North King Street, Wilmington, New Castle County, Delaware  19801.  The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Delaware.  The Corporation may also maintain an office or offices for the conduct of its business either within or without the State of Delaware.

ARTICLE III
COMMON STOCK AND INCORPORATION

Section 1.

Authorized Capital Stock.  The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock.  The total number of shares of capital stock that the Corporation is authorized to issue is [__] shares, consisting of [__] shares of Common Stock, par value $[0.001] per share, and [__] shares of Preferred Stock, par value $[0.001] per share.  Pursuant to Section 1123(a)(6) of chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”), the Corporation shall not issue any non-voting capital stock of any class, series or other designation; provided, however, that the provisions of this sentence shall (a) have no further force or effect beyond what is required by Section 1123(a)(6) of the Bankruptcy Code and (b) only have such force and effect to the extent and for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applies to the Corporation.

Section 2.

Preferred Stock.  The Preferred Stock may be issued in one or more series.  The Board of Directors of the Corporation (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences, and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions of such series.  The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)

the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b)

the voting powers, if any, and whether such voting powers are full or limited in such series;

(c)

the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d)

whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates, conditions and preferences of dividends on such series;

(e)

the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f)

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

(g)

the right, if any, to subscribe for or to purchase any securities of the Corporation;

(h)

the provisions, if any, of a sinking fund applicable to such series; and

(i)

any other designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof,

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all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Section 3.

Incorporator.  The name and mailing address of the sole incorporator of the Corporation is [NAME], [ADDRESS].

Section 4.

Waiver of Section 203.  Pursuant to 203(b)(1) of Title 8 of the Delaware General Corporation Law (the “DGCL”), the Corporation has expressly elected not to be governed by Section 203 of the DGCL.

ARTICLE IV
DIRECTORS AND BYLAWS

Section 1.

Business and Affairs.  The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors of the Corporation (the “Board”).  In addition to the powers and authority authorized by this Certificate of Incorporation or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders will invalidate any prior act of the Directors that would have been valid if such Bylaws had not been adopted.

Section 2.

Number of Directors.  The Board will be elected in such manner as will be provided in the Bylaws of the Corporation.  The number of Directors of the Corporation will be fixed from time to time in the manner provided in the Bylaws of the Corporation.  Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman or, subject to the rights of the holders of any series of Preferred Stock, by the holders of a majority of the Common Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.  If authorized by the Board, such requirement of written ballot will be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 3.

Directors.  The names and mailing addresses of the persons who are to serve as the Directors are as follows:

Name	Address
[Conru Appointee]	[•]
[Conru Appointee]	[•]
[Conru Appointee]	[•]
Anthony Previte	[•]
Kenny Hawk	[•]

Section 4.

Bylaws.  The stockholders of the Corporation may make, adopt, amend and repeal the Bylaws of the Corporation.  The Corporation may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by the DGCL.

ARTICLE V
PURPOSE

The purpose of the Corporation will be to engage in any lawful business for which corporations may be organized under the DGCL.

ARTICLE VI
LIMITATIONS ON LIABILITY

To the fullest extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation.  Any repeal or modification of this Article VI will not adversely affect any right or protection of a Director of the Corporation existing prior to such repeal or modification or with respect to events occurring prior to such time.

2

ARTICLE VII
AMENDMENTS

The affirmative vote of the holders of a majority of the Common Stock is required to alter, change or repeal any provision contained in this Certificate of Incorporation; provided, however, that for so long as that certain Stockholders’ Agreement dated as of December __, 2013 among the stockholders of the Corporation (the “Stockholders Agreement”), as such agreement may be amended or modified in accordance with its terms, remains in effect, the affirmative vote of the Majority of the Minority Stockholders (as defined in such agreement) shall be additionally required to alter, change or repeal any provision contained in this Certificate of Incorporation if such alterations, changes or repeal would conflict with provisions in the Stockholders Agreement.

ARTICLE VIII
CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the DGCL and the Acts amendatory thereof and supplemental thereto, does hereby make and file this Certificate of Incorporation, hereby declaring and certifying that the facts stated herein are true, and accordingly hereunto has set my hand and seal as of the [•] day of December, 2013.

(Seal)
[Name], Incorporator

Signature Page to Certificate of Incorporation

AMENDED AND RESTATED BYLAWS

OF

FRIENDFINDER NETWORKS INC.

Effective:  December [•], 2013

ARTICLE I

GENERAL

Section 1.01

Interpretation; Governing Instruments.  Terms used and not defined in these Amended and Restated Bylaws (these “Bylaws”) of FriendFinder Networks Inc., a Delaware corporation (the “Corporation”), will have the meanings set forth in, and will be interpreted in accordance with, the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and other applicable statutes, the Certificate of Incorporation (the “Certificate of Incorporation”), and the Stockholders Agreement dated as of December __, 2013 among the stockholders of the Corporation, as such agreement may be amended or modified in accordance with its terms for as long as such agreement shall remain in effect (the “Stockholders Agreement,” and, collectively with the DGCL and the Certificate of Incorporation, the “Governing Instruments”) of the Corporation, as from time to time in effect.  Whether or not so stated, these Bylaws are, to the extent permitted by law, subject to the Governing Instruments and in the event of any conflict or inconsistency, the provisions of the Governing Instruments will control.

ARTICLE II

STOCKHOLDERS

Section 2.01

Time and Place of Meetings.  All meetings of the stockholders for the election of Directors and the transaction of other business will be held on such date and at such time as may be designated by the Board of Directors of the Corporation (the “Board”), the Chief Executive Officer, the President or the Secretary in the absence of a designation by the Board, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Stockholders may participate in an annual or special meeting of the stockholders by use of any means of communication by which all stockholders participating may simultaneously hear each other during the meeting.  A stockholder’s participation in a meeting by any such means of communication constitutes presence in person at the meeting.

Section 2.02

Annual Meeting.  An annual meeting of the stockholders will be held at such date and time as will be designated by the Board, at which meeting the stockholders will, subject to the Stockholders Agreement, elect by a plurality vote the Directors to succeed those whose terms expire and will transact such other business as may properly be brought before the meeting.

Section 2.03

Special Meeting.  Special stockholders’ meetings may be called by the Board, the Chief Executive Officer, the President or, prior to the Trigger (as defined in the Stockholders Agreement), any Director upon written request, stating the purpose(s) of the meeting.  Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

Section 2.04

Place of Meeting; Waiver by Attendance.  Stockholders’ meetings will be held at such place, within or without the State of Delaware, as may be fixed by the Board or, if not so fixed, at the registered office of the Corporation in the State of Delaware.  Attendance at any meeting in person or by proxy will constitute a waiver of notice, except when the person or proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.05

Notice of Meetings.  Written notice of each stockholders’ meeting will be given, in accordance with Section 7.06, not less than ten nor more than 60 days before the meeting date to each stockholder entitled to vote at the meeting.  Each notice will state the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, unless an annual meeting, will state the purpose or purposes for which the meeting is called.  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting will be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.06

Quorum.  Subject to the Governing Instruments (to the extent permitted by law), the holders of at least a majority of the voting power of the Corporation’s capital stock and entitled to vote thereat, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of any business at any meeting.  Despite the absence of a quorum the stockholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the Governing Instruments.

Section 2.07

Voting; Proxies.  Subject to the Governing Instruments (to the extent permitted by law):

(a)

Stockholders of record will be entitled to one vote for each share held having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy.

(b)

The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of capital stock entitled to vote thereon present in person or by proxy at such meeting will so determine.  Prior to the Trigger (as defined in the Stockholders Agreement) when a quorum is present at any meeting, in all matters other than the election of directors or an amendment to Section 3.01 of these Bylaws to increase or decrease the number of Directors of the Corporation or any action requiring approval of the Majority of the Minority Stockholders (as defined in the Stockholders Agreement), and subject to the Governing Instruments (to the extent permitted by law), the affirmative vote of the holders of a majority of the stock that has voting power present in person or represented by proxy will decide any question properly brought before such meeting.  When a quorum is present at any meeting, subject to the Stockholders Agreement, Directors shall be elected by a plurality of the outstanding shares of capital stock present in person or by proxy at such meeting and entitled to vote on the election of directors.

(c)

Any stockholder may vote in person or by proxy signed by such stockholder or such stockholder’s attorney-in-fact.  Every proxy must be duly executed and filed with the Secretary of the Corporation.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  No proxy shall be valid after three years from its date unless it provides otherwise.

(d)

Any requirements of approval by the Majority of the Minority Stockholder shall automatically convert to requirements of approval by a majority of the Common Stock of the Corporation at such time as a Majority of the Minority Stockholder vote is no longer required for any purpose under the Stockholders’ Agreement.

Section 2.08

Action by Consent Without A Meeting.  Any action required by the Governing Instruments or these Bylaws to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, signed by the holders of outstanding shares of capital stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted.  Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

Section 2.09

Meetings by Remote Communication.  The Board may determine that any meeting of stockholders shall not be held at any particular place but may instead be held solely by means of conference telephone or other means of remote communication by which all participating stockholders or proxyholders can read or hear the proceedings of the meeting substantially concurrently with such proceedings or that stockholders or proxyholders not physically present at a meeting or stockholders may participate in such meeting by means of conference telephone or such other means of remote communication.  In either case, stockholders and proxyholders participating in a meeting by means of conference telephone or such other means of remote communication shall be deemed present in person and may vote at the meeting.

ARTICLE III

DIRECTORS

Section 3.01

Authority; Number; Election; Qualification; Term.  The business and affairs of the Corporation will be managed by or under the direction of its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Governing Instruments directed or required to be exercised or done by the stockholders.  The Corporation’s Board will consist of five Directors unless (a) the Stockholders of the Corporation, by 2/3 vote to approve an amendment to this bylaw to the contrary and (b) the amendment fixes the number of directors to correspond to the number of directors as set in accordance with the Stockholders Agreement.  The Directors will be elected at the annual meeting of the stockholders, except as provided in Section 3.02, and each Director elected will hold office until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation or removal, in each case except as required by law or the Stockholders Agreement.  Except as otherwise required by the Stockholders Agreement, the Board may, at its discretion, elect a Chairman of the Board of Directors from the Directors currently in office by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Chairman so elected will hold office until the next annual meeting of the stockholders and until his/her successor is elected and qualified, except as required by law.

Section 3.02

Annual, Regular and Special Meetings; Place.  The annual Board meeting for the election of officers and the transaction of other business will be held without notice immediately following and at the same place as the annual stockholders’ meeting or, if a quorum is not present or the Board otherwise determines, as promptly as practicable thereafter.  Regular Board meetings for the transaction of all business may be held without notice at such times and places as the Board determines.  Special Board meetings may be called, by the provision of written notice, by the Chairman of the Board, the president, the chief executive officer or a majority of the Directors.  Except as provided above, Board meetings will be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal office of the Corporation.

Section 3.03

Notice of Meetings; Waiver, Adjournment.  Notice of the time and place of each deferred annual and of each special Board meeting will be given in accordance with Section 7.06 not less than three calendar days prior to the meeting.  Notice of any meeting need not specify its purpose(s), provided that, prior to the Trigger (as defined in the Stockholders Agreement), no action requiring Supermajority Board Approval (as defined in the Stockholders Agreement) shall be approved at such meeting unless notice of such meeting included a description of such action.  Notice need not be given to any Director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to such Director.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

Section 3.04

Quorum; Actions by Board.  Subject to the Governing Instruments (to the extent permitted by law):

(a)

At all meeting of the Board, a majority of the entire Board will constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Board, the Directors present may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum will be present.

(b)

Prior to the Trigger (as defined in the Stockholders Agreement), if a quorum is then present, Supermajority Board Approval (as defined in the Stockholders Agreement) is required to (i) approve any Affiliate Transaction, (ii) make any Equity Grants, (iii) except in connection with a Qualified Public Offering (as defined in the Stockholders Agreement) issue, or commit to issue, any capital stock of the Company or any Subsidiary, or any Securities (as defined in the Stockholders Agreement) convertible, exchangeable or exercisable into capital stock of the Company or any Subsidiary, that would represent in the aggregate on a cumulative basis in excess of 10% of the outstanding Common Stock (as defined in the Stockholders Agreement), and (iv) as otherwise required in the Stockholders Agreement.  For the purposes of this Section 3.04, the term “Equity Grants” means any grants under any Equity Plans (as defined in the Stockholders Agreement), other than grants of qualified stock options (priced at market) in an aggregate amount not in excess of 5% of the outstanding Common Stock (as defined in the Stockholders Agreement), calculated as if such qualified stock options were exercise at the time of grant.  For the purposes of this Section 3.04, the term “Affiliate Transactions” means any transaction, contract or agreement between the Corporation, or a subsidiary thereof, on the one hand, and an Affiliate of the Corporation on the other hand.  “Affiliate” means, with respect to any Person, (w) any other Person directly or indirectly (A) controlling, controlled by or under common control with such Person, or (B) holding 10% or more of the outstanding Common Stock (as defined in the Stockholders Agreement), (y) any officer or director of such Person or any of such Person’s subsidiaries or (z) with respect to any natural persons who, directly or indirectly, are holders of Capital Stock of such Person or officers or directors of such Person or any of its subsidiaries, any of their parents, any descendants of their parents, their spouse, the parents of such their spouse, and any descendants of the parents of their spouse (in each case, whether by blood, adoption or marriage).  “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(4) of the Exchange Act), trust, association, entity or governmental authority.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding the foregoing, the following will not be considered an Affiliate Transaction for purposes of this Section 3.04: (i) stock issuances from the Corporation to an Affiliate to the extent they are subject to and comply with Section 3.1 of the Stockholders Agreement (preemptive rights), if applicable, (ii) de minimis transactions that do not exceed $10,000 in amount annually in the aggregate for any Affiliate and (iii) any transaction on arms’ length terms that do not exceed $1,500,000 in amount annually in the aggregate for all Affiliates.  Any Supermajority Board Approval requirements shall automatically convert to majority board approval requirements at such time as the supermajority voting requirements are no longer required under the Stockholders’ Agreement.

(c)

Any action by the Board or any committee may be taken without a meeting if all Directors or committee members consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.  The resolution and written consents by the members of the Board or committee will be filed with the Board or committee minutes.

(d)

Any one or more Directors or committee members may participate in a Board or committee meeting by means of a conference telephone or other communications equipment allowing all persons participating to hear each other at the same time.  Participation by such means will constitute presence in person at a meeting.

Section 3.05

Resignation; Removal; Vacancies.  Subject to the Governing Instruments (to the extent permitted by law):

(a)

A Director may resign at any time.  Any or all Directors may be removed at any time for or without cause by the affirmative vote of the holders of a majority of the Corporation’s capital stock and entitled to vote generally in the election of Directors.

(b)

Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of Directors, but excluding vacancies resulting from the removal of Directors without cause, must be filled by stockholders or the Board in accordance with the Governing Instruments.

Section 3.06

Compensation.  Directors will receive such compensation as the Board determines to be appropriate, and will be reimbursed for reasonable expenses incurred in the performance of their services to the Corporation as Directors and in other capacities.  A director may be also be paid for serving the Corporation, its Affiliates or subsidiaries, in other capacities.

Section 3.07

Committees.  The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and any other committee it deems necessary or desirable to designate, each committee consisting of at least one Director.  Any committee designated by the Board will serve solely at the discretion of the Board.  The Board may adopt qualification criteria, such as financial expertise or independence, as requirements for membership on certain committees.  Subject to the Governing Instruments (to the extent permitted by law), the Board, but not any committee, may fill committee vacancies and may designate alternative qualified committee members to replace absent members at any committee meetings.  Except for amendments to the Certificate of Incorporation or these Bylaws or except as restricted by the DGCL or action of the Board, the committees will have such authority as the Board determines.  The provisions of Sections 3.02, 3.03 and 3.04 of these Bylaws relating to the holding of meetings, notice, waiver, adjournment, quorum and Board action will apply to committees unless the Board otherwise determines.  The Board may adopt additional rules of procedure for any committee not inconsistent with these Bylaws or may delegate this authority to any committee.

ARTICLE IV

OFFICERS

Section 4.01

Positions; Election; Term; Removal.  The executive officers of the Corporation will include a chief executive officer and/or president, a secretary and a chief financial officer or treasurer.  The Board may appoint such other executive officers (including a Chairman of the Board, chief strategy officer, chief accounting officer, chief operating officer, one or more vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as the Board may deem advisable), each of which shall hold office for such period and have such powers and duties as the Board determines.  Officers other than the Chairman need not be Directors.  Any two or more offices may be held by the same person.  Officers will serve at the Board’s discretion until the next annual Board meeting and the due election and qualification of their respective successors, or until their earlier resignation or removal.  The Board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring.  Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board for the unexpired portion of the term of such office.

ARTICLE V

SHARES AND TRANSFER

Section 5.01

Stock Certificates and Uncertificated Shares.  Every holder of stock in the Corporation will be entitled to have a certificate representing such holder’s shares; provided, however, that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock.  Any certificate representing stock will be in such form consistent with the Governing Instruments as the Board approves, be numbered and their issuance recorded in the books of the Corporation, and each such certificate will exhibit the holder’s name and the number of shares and will be signed by the Chairman. president or any vice president and the Secretary or Treasurer, or any assistant secretary or assistant treasurer, and will be sealed with the corporate seal or its facsimile.  Officers’ signatures may be facsimiles if the certificate is signed by a transfer agent or registered by a registrar other than the Corporation or its employee.  Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer.  At such time, if any, that the Corporation’s stock is listed on a stock exchange, shares of the Corporation’s stock will be entered on the books of the Corporation with all information necessary to comply with the direct registration system requirements established by the relevant stock exchange.  The terms “transfer books” and “stock ledgers” (or similar terms), as used in these Bylaws, will mean the books and records of the Corporation as maintained by the Corporation, and will not mean those maintained by any third party, including any transfer agent, broker agent or entity that serves as the Corporation’s direct registration system facility.

Section 5.02

Classes of Stock.  The powers, designations, preferences and relative, participating, optional, or other special rights of each class or series of stock represented by certificates, if any, and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificates representing such class or series of stock or, in lieu thereof, on the face or back of such certificates will be a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.03

Transfer Agents; Registrars.  The Board may appoint one or more transfer agents and registrars, the duties of which may be combined, and prescribe their duties.

Section 5.04

Transfers; Lost Certificates.  Subject to the Governing Instruments (to the extent permitted by law) and compliance with such additional requirements as the Board may establish:

(a)

Shares will be transferable only on the Corporation’s books by the holders or the holders’ duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

(b)

Replacements for certificates alleged to have been lost, stolen or destroyed may be issued upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed.  As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Upon compliance with these Bylaws and the Governing Instruments, it will be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.05

Record Date.

(a)

The Board may fix in advance a record date for the determination of stockholders entitled to notice of or to vote at any stockholders’ meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action.  The record date will not be more than 60 nor less than ten days prior to the meeting date nor more than 60 days prior to any other action.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date will not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a Corporation’s registered office will be by (i) hand or by certified or registered mail, return receipt requested or (ii) electronic transmission to the Secretary of the Corporation.  If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board adopts the resolution taking such prior action.

ARTICLE VI

INDEMNIFICATION

Section 6.01

Indemnification Obligation.  Subject to Section 6.05, the Corporation will indemnify, defend and hold harmless, in each case to the fullest extent permitted or required by any applicable laws, including the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, any person made, or threatened to be made, a party to any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law and any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by the Corporation or any other person, including, without limitation, any federal, state or other governmental entity, that an Indemnitee (as defined below) determines might lead to the institution of any such claim, demand, action, suit or proceeding (collectively, a “Claim”), by reason of the fact that such person, whether before or after adoption of this Article VI, is or was (i) serving as a Director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (any such person, an “Indemnitee Director”), (ii) serving as an officer of the Corporation, or is or was serving at the request of the Corporation as an officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (any such person, an “Indemnitee Officer” and, together with the Indemnitee Directors, an “Indemnitee”), or (iii) an heir, successor or administrator of an Indemnitee (each such Claim, an “Indemnifiable Claim”), against and from (1) any and all Indemnifiable Claims, (2) any and all attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim (collectively, “Expenses”) and (3) to the extent relating to, arising out of or resulting from any Indemnifiable Claim, any and all damages, losses, liabilities, judgments, penalties (whether civil, criminal or other) and amounts paid in settlement, including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, “Indemnifiable Losses”); provided, that such Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of such Indemnitee hereunder (the “Standard of Conduct”) against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim.  If an Indemnitee is entitled under any provision herein to indemnification by the Corporation for some or a portion of any Indemnifiable Loss, but not for the total amount thereof, the Corporation will indemnify such Indemnitee for the portion thereof to which such Indemnitee is entitled.

Section 6.02

For purposes of this Article VI, any director of a direct or indirect subsidiary of the Corporation is deemed to be serving in that capacity at the request of the Corporation.  Notwithstanding anything to the contrary herein, except as provided in Section 6.05(g), an Indemnitee is not entitled to indemnification pursuant to this Article VI in connection with any Claim initiated by such Indemnitee unless the Corporation has joined in or consented to the initiation of such Claim.

Section 6.03

Advancement of Expenses.  Upon request and prior to the final disposition of an Indemnifiable Claim, the Corporation will advance to an Indemnitee the Expenses paid or incurred by such Indemnitee, or that such Indemnitee determines are reasonably likely to be paid or incurred by him or her, that are related to, arising out of or resulting from an Indemnifiable Claim.  An Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct.  Without limiting the generality or effect of the foregoing, within five Business Days after any request from an Indemnitee, the Corporation will, in accordance with such request (but without duplication), (i) pay such Expenses on behalf of such Indemnitee, (ii) advance to such Indemnitee funds in an amount sufficient to pay such Expenses or (iii) reimburse such Indemnitee for such Expenses; provided, that such Indemnitee will repay, without interest, any amounts actually advanced to such Indemnitee that, at the final disposition of the Indemnifiable Claim or the Standard of Conduct Determination pursuant to Section 6.05(b), as applicable, to which the advance related, were in excess of (a) the indemnification to which such Indemnitee is entitled or (b) amounts paid or payable by such Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim.

Section 6.04

Procedure for Notification.  To seek indemnification in respect of an Indemnifiable Claim or Indemnifiable Loss, an Indemnitee will submit to the Corporation a written request therefor, including a brief description (based upon information then available to such Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss.  If, at the time of the receipt of such request, the Corporation has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Corporation will give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies.  The failure by an Indemnitee to timely notify the Corporation of any Indemnifiable Claim or Indemnifiable Loss will not relieve the Corporation from any liability hereunder unless, and only to the extent that, the Corporation did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Corporation of substantial defenses, rights or insurance coverage.

Section 6.05

Determination of Right to Indemnification.

(a)

To the extent an Indemnitee is successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, with respect to which the Corporation has received a written request for indemnification pursuant to Section 6.04 by such Indemnitee, the Corporation will indemnify such Indemnitee against all or such portion, as applicable, of the Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim and such Indemnitee will have been deemed to have satisfied the Standard of Conduct.

(b)

To the extent Section 6.05(a) is not applicable to an Indemnitee, if such indemnification has not been ordered by a court, the Board will meet and determine or Independent Counsel (as defined below) will determine, as applicable, whether such Indemnitee satisfied the Standard of Conduct with respect to the Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim (a “Standard of Conduct Determination”) in the following manner:

(i)

if a Change in Control (as defined below) has not occurred, or if a Change in Control has occurred but the Indemnitee has requested that the Standard of Conduct Determination be made pursuant to this clause (i), (A) by a majority vote of each director of the Corporation who is not and was not a party to the Claim in respect of which indemnification is sought by such Indemnitee (each, a “Disinterested Director”), even if less than a quorum of the Board, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors or (C) if there are no such Disinterested Directors, by Independent Counsel (as defined below) in a written opinion addressed to the Board, a copy of which must be delivered to such Indemnitee; and

(ii)

if a Change in Control has occurred and such Indemnitee has not requested that the Standard of Conduct Determination be made pursuant to clause (i), by Independent Counsel in a written opinion addressed to the Board, a copy of which must be delivered to such Indemnitee.

(c)

Such Indemnitee will cooperate with the person or persons making the Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to such Indemnitee and reasonably necessary to such determination.  The Corporation will indemnify and hold harmless the Indemnitee against, and, if requested by such Indemnitee, will reimburse such Indemnitee for, within five business days of such request, any and all costs and expenses (including reasonable attorneys’ and experts’ fees and expenses) incurred by such Indemnitee in so cooperating with the person or persons making the Standard of Conduct Determination.

(d)

If a Standard of Conduct Determination has not been made within 30 days after the later of receipt by the Corporation of written notice from such Indemnitee advising the Corporation of the final disposition of the applicable Indemnifiable Claim and the selection of an Independent Counsel, if applicable, the Indemnitee is deemed to have satisfied the Standard of Conduct; provided, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such Standard of Conduct Determination in good faith require such additional time for the obtaining or evaluation or documentation and/or information relating thereto.

(e)

(1)

For purposes of Section 6.05, “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation (or any subsidiary of the Corporation) or such Indemnitee in any matter material to either such party or (B) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or such Indemnitee in an action to determine such Indemnitee’s rights hereunder.

(ii)

If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 6.05(b)(i)(C), the Board will select the Independent Counsel and the Corporation will give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected.  If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 6.05(b)(ii), the Indemnitee will select the Independent Counsel and such Indemnitee will give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.

(f)

The Standard of Conduct must be found to have been met by the Board or Independent Counsel, as applicable, unless (1) a judgment or other final adjudication adverse to the Indemnitee establishes that acts of the Indemnitee were committed in violation of the Standard of Conduct; or (2) if the Claim was disposed of other than by judgment or other final adjudication, the Board or Independent Counsel, as applicable, finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established clause (1) above.  Notwithstanding anything to the contrary herein, in making any Standard of Conduct Determination, the Board or Independent Counsel, as applicable, will presume that such Indemnitee has satisfied the Standard of Conduct and the Corporation may overcome such presumption only by its adducing clear and convincing evidence to the contrary.

(g)

If indemnification is denied, in whole or part, due to a Standard of Conduct Determination, or because the Board or Independent Counsel, as applicable, believes the Expenses requested by the Indemnitee are unreasonable, such action by the Board or Independent Counsel, as applicable, does not affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof (an “Indemnitee Action”), and in such Indemnitee Action the issue must be whether the Indemnitee met the Standard of Conduct or whether the Expenses were reasonable, as the case may be, not whether the finding of the Board or Independent Counsel, as applicable, with respect thereto was correct.  No Standard of Conduct Determination hereunder may be used as a defense to any Indemnitee Action by such Indemnitee for indemnification, reimbursement or advance payment of expenses by the Corporation or create any presumption that such Indemnitee has not met the Standard of Conduct.  If the judgment or other final adjudication in such Indemnitee Action establishes that the Indemnitee met the Standard of Conduct, or that the disallowed Expenses or any portion thereof were reasonable, such Indemnitee is deemed to have met the Standard of Conduct and the Corporation will grant such indemnification or reimbursement and indemnify such Indemnitee for any Expenses incurred by such Indemnitee in connection with such Indemnitee Action; provided, that if pursuant to such judgment or final adjudication such Indemnitee is entitled to less than the full amount of indemnification or reimbursement denied by the Corporation, the Corporation will indemnify such Indemnitee for only the portion of such Expenses incurred in connection with the Indemnitee Action proportionate to the amount of the indemnification so awarded.

(h)

For purposes of Section 6.05, a “Change in Control” means, after the date hereof, (1) the occurrence of any transfer of the outstanding shares of the Corporation that would result in any Person other than Andrew B. Conru and his Affiliates, or any group not including Andrew B. Conru or any of his Affiliates, acquiring a majority of the voting securities of the Company, whether by sale, merger or otherwise or (2) the insolvency of the Corporation, the filing of a voluntary petition in bankruptcy by the Corporation, the filing of an involuntary petition to have the Corporation declared bankrupt, the appointment of a receiver or trustee for the Corporation or the execution by the Corporation of an assignment for the benefit of creditors.

Section 6.06

Contractual Article.  This Article VI constitutes a contract between the Corporation and each director and each officer of the Corporation who serves as such at any time while this Article VI is in effect.  No repeal or amendment of this Article VI, insofar as it reduces the extent of the indemnification of any person who could be an Indemnitee, without such person’s written consent, is effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to (i) the date of such repeal or amendment if on that date such person is not serving in any capacity for which such person could be an Indemnitee, or (ii) the 30th day following delivery to such person of written notice of such amendment as to any capacity in which such person is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which such person could be an Indemnitee, or (iii) the later of the 30th day following delivery to such person of such notice or the end of the term of office (for whatever reason) such person is serving as director or officer of the Corporation when such repeal or amendment is adopted, with respect to being an Indemnitee in that capacity.  No amendment of the DGCL, insofar as it reduces the permissible extent of the right of indemnification of an Indemnitee under this Article VI, will be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment.  This Article VI is binding on any successor to the Corporation.

Section 6.07

Non-exclusivity.  The indemnification provided by this Article VI is in addition to any other rights to which any Indemnitee may be entitled under any other agreement, document, certificate, instrument or applicable law.  The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of Expenses in addition to the provisions therefor in this Article VI to the fullest extent permitted by the laws of the State of Delaware or any other applicable laws as presently or hereafter in effect.

ARTICLE VII

MISCELLANEOUS

Section 7.01

Seal.  The corporate seal will be in such form as the Board may approve.

Section 7.02

Fiscal Year.  The Board may establish and change the Corporation’s fiscal year.  Until the Board acts, the fiscal year will end on December 31 in each year.

Section 7.03

Shares in Other Companies.  Shares in other corporations held by the Corporation may be represented and voted by the chief executive officer or any person designated by such chief executive officer unless the Board otherwise directs.  The Board may, however, appoint some other person to vote the shares.

Section 7.04

Bylaws Amendments.  Subject to the Governing Instruments (to the extent permitted by law), these Bylaws may be amended or repealed by the stockholders at the time entitled to vote on the election of Directors; provided, however, that for so long as the Stockholders Agreement remains in effect, the affirmative vote of the Majority of the Minority Stockholders (as defined in such agreement) shall be additionally required to amend or repeal any of these Bylaws if such amendment or repeal would conflict with provisions in the Stockholders Agreement.

Section 7.05

Books and Records.  The books, records, and accounts of the Corporation, except as may otherwise be required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by these Bylaws or by resolution of the Directors.

Section 7.06

Notices.

(a)

Whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director or stockholder, it will not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at such Director’s or stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same will be deposited in the United States mail.  Except as otherwise required or prohibited by law, notice to Directors and stockholders may also be given by facsimile, by telephone, electronic mail, posting on an electronic network together with separate notice to the Director or stockholder of such specific posting (which notice will be deemed given upon the later of such posting and the giving of such separate notice), or by any other form of electronic transmission consented to by the stockholder or Director to whom the notice is given.  Except as otherwise stated therein, notice pursuant to the preceding sentence will be deemed to be given at the time when the same is sent.  The consent necessary to permit electronic transmission to such stockholder will be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the consent and (B) the inability to deliver by electronic transmission becomes known to the Secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(b)

Waivers.  Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, in each case, whether before, at or after the time of the event for which notice is to be given, will be deemed equivalent to such notice.  Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

CHANGES IN DELAWARE LAW

References in these Bylaws to Delaware law or the DGCL or to any provision thereof will be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or officers or limits the indemnification rights which the Corporation may provide in Article VI hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in either or both the Certificate of Incorporation and these Bylaws will continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon will be so limited and the rights to indemnification and the advancement of expenses will be so broadened to the extent permitted by law.

CERTIFICATION

The undersigned, as the duly elected Secretary of FriendFinder Networks Inc., a Delaware corporation (the “Corporation”), does hereby certify that the foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation on December [•], 2013, and became effective on December [•], 2013.

, Secretary

Exhibit C

Form of Stockholders' Agreement

FRIENDFINDER NETWORKS INC.

STOCKHOLDERS’ AGREEMENT

DATED AS OF DECEMBER [•], 2013

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TABLE OF CONTENTS

CONTINUED

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STOCKHOLDERS’ AGREEMENT

OF

FRIENDFINDER NETWORKS INC.

This STOCKHOLDERS’ AGREEMENT dated as of December [•], 2013 (this “Agreement”), is entered into by and among FriendFinder Networks Inc., a Delaware corporation (the “Company”), and the Stockholders (as defined herein).

A.  This Agreement is being entered into as of the Effective Date (as defined herein) of the Second Amended Joint Plan Of Reorganization Of PMGI Holdings Inc., Et Al., Under Chapter 11 Of The Bankruptcy Code (as modified and confirmed by the Bankruptcy Court, the “Plan”);

B.  The Company has issued the Common Stock in accordance with the terms of the Plan.

C.  The Company has not issued to any Person, Securities convertible into Common Stock.

D.  As of the Effective Date, all Stockholders are parties to this Agreement.

E.  In connection with the Restructuring Transactions (as defined in the Plan) authorized by the Plan, the Company has, as of the Effective Date of the Plan, converted from a Nevada corporation to a Delaware corporation.

F.  As a result of the Restructuring Transactions, the Majority Stockholder (as defined herein) will own a majority of the Common Stock.

G.  The parties desire, for their mutual benefit and protection, to enter into this Agreement to set forth certain of their respective rights and obligations with respect to the Stockholder Shares (as defined herein).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth herein.

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

1.1

Definitions.

As used in this Agreement, the following terms will have the meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  With respect to any natural Person, “Affiliate” will include such Person’s parents, any descendants of such Person’s parents, such Person’s spouse, the parents of such Person’s spouse, any descendants of the parents of such Person’s spouse (in each case, whether by blood, adoption or marriage), and any trust or similar vehicle that such Person has any control over.

“Agreement” has the meaning ascribed to it in the caption.

“Approved Reorganization” has the meaning ascribed to it in Section 2.4.

“Approved Sale” has the meaning ascribed to it in Section 2.4.

“Approved Transaction Notice” has the meaning ascribed to it in Section 2.4(a).

“Authorized Representatives” has the meaning ascribed to it in Article V.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are not required by law to be open in New York, New York.

“Bylaws” means the Bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Certificate” means the Certificate of Incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means shares of Common Stock of the Company, par value $[0.001] per share.

“Company” has the meaning ascribed to it in the caption.

“Competitor” means any Person who owns more than 10% of the voting securities of, controls, or operates, directly or indirectly, any business that operates an adult internet website, internet dating website, or live interactive video business, including without limitation and by way of example only, Manwin, Sexsearch, ICA, Fling, Cam4, Dating Gold, Hustler, Playboy, and Cecash.

“Confidential Information” has the meaning ascribed to it in Article V.

“Co-Sale Exempt Transfer” means any Transfer by the Majority Stockholder that would transfer, together with all other prior Transfers that were designated as Co-Sale Exempt Transfers, no more than 10% of the outstanding shares of Common Stock in the aggregate.

“Co-Sale Notice” has the meaning ascribed to it in Section 2.3(a).

“Co-Sale Shares” has the meaning ascribed to it in Section 2.3(a).

“Drag Sale” has the meaning ascribed to it in Section 2.4.

“Effective Date” means December [•], 2013.

“Eligible Stockholder” means, as of any date of determination, a Stockholder who is an “accredited investor” as such term is defined in Rule 501 of the Securities Act.

“Equity Plan” means any plan or agreement established, entered into, or assumed, by the Company for the purposes of issuing or assuming equity-linked Securities to any employee, officer, consultant or director of the Company or its Subsidiaries as incentive or bonus compensation.

“Equity Plan Shareholders” means the holders of Equity Plan Shares.

“Equity Plan Shares” means options, warrants or other equity-linked Securities issued pursuant to the terms of any Equity Plan and any shares of Common Stock issuable upon the exercise or conversion thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute then in force, and the rules and regulations of the Commission promulgated thereunder, all as the same will be in effect from time to time.

“Excluded Securities” has the meaning ascribed to it in Section 3.2.

“Extension Event” has the meaning ascribed to it in Section 2.7(a).

“FINRA” means the Financial Industry Regulatory Authority.

“First Lien Indenture” means that certain Indenture among the Issuers, the Guarantors party thereto and the First Lien Indenture Trustee, dated as of December [•], 2013, as amended, modified, or supplemented.

“First Lien Indenture Trustee” means [Computershare] in such capacity under the First Lien Indenture.

“Form S-3,” “Form S-4,” and “Form S-8” means Form S-3, Form S-4 and Form S-8, respectively, under the Securities Act or any successor forms thereto.

“Fully Diluted Common Shares Outstanding” means, the total number of shares of Common Stock of the Company that would be outstanding if all outstanding Securities of the Company (including any outstanding convertible debt, convertible preferred stock, warrants or options to acquire Common Stock) were converted to or exercised to or for Common Stock of the Company.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Indemnified Persons” has the meaning ascribed to it in Section 4.6(a).

“Independent Committee” means a special committee of the Board consisting of all Independent Director(s) appointed by the Majority of the Minority Stockholders and, if (a) there are two Independent Director(s) appointed by the Majority of the Minority Stockholders on the Independent Committee and (b) no Majority Person has elected to participate in the applicable Minority Sale Process pursuant to Section 2.7, an Independent Director designated by the Majority Stockholder.

“Independent Director” means a member of the Board who is not (a) a Majority Person or (b) employed by a Majority Person or the Company.

“Information” has the meaning ascribed to it in Section 4.4(j).

“Initial Public Offering” means the first underwritten Public Offering of Common Stock pursuant to a Registration Statement.

“Inspectors” has the meaning ascribed to it in Section 4.4(j).

“Issuers” means the Company and Interactive Network, Inc., a Nevada Corporation.

“Joinder Agreement” has the meaning ascribed to it in Section 2.1(b).

“Majority Group” means, (a) while there is a Majority Stockholder, the Majority Stockholder and (b) any Person to whom Andrew B. Conru or any of his Affiliates or the Company Transfers Stockholder Shares after the date hereof and who is acting in concert with or a member of a group (as defined under securities laws) with Andrew B. Conru or any of his Affiliates, for so long as all such Persons referred to in clauses (a) and (b) and their Affiliates collectively own 30% or more of the Voting Shares.

“Majority Instigated Sale” has the meaning ascribed to it in Section 2.1(d).

“Majority Person” means any Person included in the definition of Majority Stockholder or Majority Group.

“Majority of the Minority Stockholders” means, at any time that the Majority Stockholder owns 30% or more of the Voting Shares or the Majority Group owns 30% or more of the Voting Shares, holders of a majority of the Voting Shares that are held by Minority Stockholders; provided, however, if and to the extent that any Minority Stockholder and its Affiliates own more than 17.51% of the Voting Shares held by all of the Minority Stockholders, then all Voting Shares owned by each such Minority Stockholder and its Affiliates in excess of 17.51% shall be deemed to vote in proportion to the vote of all Minority Stockholders without regard to all such excess Voting Shares.

“Majority Stockholder” means Andrew B. Conru and any of his Affiliates for so long as he or any of his Affiliates (a) collectively are the largest holder of the Voting Shares and (b) collectively own 30% or more of the Voting Shares.

“Minority Stockholders” means, at any time that the Majority Stockholder owns 30% or more of the Voting Shares or the Majority Group owns 30% or more of the Voting Shares, each Stockholder who is not a Majority Person.

“Minority Sale Process” has the meaning ascribed to it in Section 2.7(b).

“New Holding Company” has the meaning ascribed to it in the definition of “Reorganization of the Company.”

“New Investor” has the meaning ascribed to it in Section 3.1(c).

“Offered Securities” has the meaning ascribed to it in Section 3.1(a).

“Percentage Ownership” means with respect to any Stockholder, a fraction, expressed as a percentage, the numerator of which is the number of shares of Common Stock held by such Stockholder (excluding for the purposes of such calculation, any and all unexercised Equity Plan Shares) and:

(a)

in the case of Section 2.3 and Section 2.4, the denominator of which is the total number of shares of Common Stock outstanding at the time of determination (excluding for the purposes of such calculation, any and all unexercised Equity Plan Shares), and

(b)

in the case of Section 3.1, the denominator of which is the total number of shares of Common Stock outstanding at the time of determination (excluding for the purposes of such calculation, (i) any and all unexercised Equity Plan Shares and (ii) Stockholder Shares held by Stockholders who are not Eligible Stockholders).

“Permitted Transfer” means (a) with respect to a Stockholder who is a natural Person, any Transfer by such Stockholder to the estate of such Stockholder upon his or her death, (b) with respect to a Stockholder who is either a natural Person or a legal Person other than a trust, any Transfer by such Stockholder to any Affiliate of such Stockholder, (c) with respect to a Stockholder that is a trust, any Transfer by such Stockholder to the beneficiaries of such trust or to any successor trust or successor trustee of such trust and (d) any Transfer in connection with a Required Sale; provided, however, that such Permitted Transfer must be made in accordance with Section 2.1.

“Person” will be construed as broadly as possible and will include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Plan” has the meaning ascribed to it in the Recitals.

“Preemptive Offer Acceptance Notice” has the meaning ascribed to it in Section 3.1(b).

“Preemptive Offer Notice” has the meaning ascribed to it in Section 3.1(a).

“Preemptive Offer Period” has the meaning ascribed to it in Section 3.1(a).

“Prohibited Transfer” has the meaning ascribed to it in Section 2.3(d).

“Proportionate Share” has the meaning ascribed to it in Section 3.1(b).

“Prospectus” means the prospectus included in any Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Proxy Holder” has the meaning ascribed to it in Section 2.6(a).

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering will not include an offering of Securities to be issued as consideration in connection with a business acquisition or an offering of Securities issuable pursuant to an Equity Plan.

“Qualified Investment Banker” has the meaning ascribed to it in Section 2.7(a).

“Qualified Public Offering” means an underwritten Public Offering that results in net proceeds to the Company of not less than $50 million from purchasers who are not Majority Persons (or Persons who thereby become Majority Persons).

“Records” has the meaning ascribed to it in Section 4.4(j).

“Refused Securities” has the meaning ascribed to it in Section 3.1(c).

“Registrable Shares” means, at any time, and with respect to any Stockholder, the shares of Common Stock held by such Stockholder; provided, however, that any Common Stock that is sold in a Public Offering pursuant to an effective Registration Statement under the Securities Act or that may be sold or distributed by the Stockholder thereof without limitation pursuant to Rule 144 under the Securities Act will not be deemed to be Registrable Shares.

“Registration Date” means the date upon which the Registration Statement filed by the Company to effect its Initial Public Offering will have been declared effective by the Commission.

“Registration Statement” means any registration statement of the Company that covers an offering of any Stockholder Shares which have not theretofore been Transferred pursuant to a Public Offering, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Reorganization of the Company” means any transaction or series of related transactions (other than a Sale of the Company) pursuant to which (i) a business entity is formed or utilized (such entity the “New Holding Company”) to hold all or a majority of the Securities of the Company in exchange for the issuance of equity of the New Holding Company to the holders of such Securities, (ii) the Company is converted into another business form, or (iii) the Company is recapitalized or its equity interests reclassified, in each case such that the transaction would treat all shareholders proportionately.  A Reorganization of the Company may be effected by means of a sale, contribution and/or exchange of control stock, merger, recapitalization, consolidation, transfer or other transaction or series of related transactions.

“Representative” means with respect to a particular Person, any director, officer, partner, member, trustee, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants, financial advisors and investment advisors.

“Request for Consent” has the meaning ascribed to it in Section 2.6(b).

“Required Sale” has the meaning ascribed to it in Section 2.4.

“Requisite Stockholders” means, on any date of determination, those Stockholders who hold in the aggregate 50% or more of the Voting Shares.

“Restricted Securities” means any Stockholder Shares that are issued in circumstances such that they are “restricted securities” as defined in Regulation D of the Securities Act.

“Rule 144” means Rule 144 (including Rule 144(b)(1) and all other subdivisions thereof) promulgated by the Commission under the Securities Act as such rule may be amended from time to time, or any similar successor rule then in force.

“Sale of the Company” means the consummation of (a) the Transfer (in one or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to a Person or a group of Persons acting in concert (other than to a Subsidiary of the Company), provided that no Majority Person is, or is Affiliated with, such Person or group; (b) the Transfer (in one or a series of related transactions) of at least 90% of the outstanding shares of Common Stock to one Person or a group of Persons acting in concert (including a Transfer of shares of capital stock of the Company by the Company), provided that no Majority Person is, or is Affiliated with, such Person or group; or (c) the merger or consolidation of the Company with or into another Person, under circumstances in which the holders of a majority of the outstanding shares of Common Stock immediately prior to such transaction own less than a majority of the outstanding shares of common stock of the surviving or resulting Person or acquirer, as the case may be, immediately following such transaction, provided that no Majority Person is, or is Affiliated with, such Person.  A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale or exclusive license of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Company, to a Person or group of Persons acting in concert, provided that no Majority Person is, or is Affiliated with, such Person or group, will be deemed a “Sale of the Company.”

“Sale Period” has the meaning ascribed to it in Section 2.7(a).

“Securities” means “securities” as defined in Section 2(1) of the Securities Act, which, with respect to any Person, are either (i) such Person’s capital stock or other equity, or (ii) debt interests that are directly or indirectly convertible into such Person’s capital stock or other equity, or (iii) any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.  The term “Securities” shall not include any non-convertible debt interests, including but not limited to the New First Lien Notes issued pursuant to the Plan.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same will be in effect from time to time.

“Specified Stockholder” has the meaning ascribed to it in Section 2.6(b).

“Stockholder Shares” means (a) any Securities of the Company purchased or otherwise acquired or owned or controlled, directly or indirectly, by any Stockholder or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization.

“Stockholders” means the holders of Stockholder Shares in each case, who are, or hereafter become, parties hereto.

“Stockholders’ Counsel” has the meaning ascribed to it in Section 4.4(b).

“Subject Person” has the meaning ascribed to it in the definition of “Subsidiary.”

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), any other Person of which 50% or more of either (a) the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) interest in the profits or capital of such Person, are, in either case, at the time owned or Controlled directly or indirectly by the Subject Person or through one or more subsidiaries of the Subject Person.

“Successful Bidder” has the meaning ascribed to it in Section 2.7(b).

“Supermajority Board Approval” means any affirmative determination by the Board, whether by vote at a meeting in which a quorum is established or by written consent, that includes the affirmative vote or consent of an Independent Director elected by the Majority of the Minority.

“Tag Shares” has the meaning ascribed to it in Section 2.3(d).

“Tag-Along Notice” has the meaning ascribed to it in Section 2.3(b).

“Transfer” means any direct or indirect issuance, sale, exclusive license, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise.  Notwithstanding anything to the contrary contained herein, a Transfer will not include the exercise by a Stockholder of the right to acquire Stockholder Shares pursuant to the terms of any warrant, option or other convertible or exercisable Security granted by the Company or any of its Subsidiaries to such Stockholder.

“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.

“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.

“Trigger” means that point in time at which (1)(a) Andrew B. Conru and any of his Affiliates (i) collectively are not the largest holder of the Voting Shares or (ii) collectively own less than 30% of the Voting Shares, and (b) the Majority Group holds less than 30% of the Voting Shares or (2) the Minority Stockholders, collectively, own 7.5% or less of the Voting Shares.

“Voting Shares” means the Securities of the Company that entitle the holder thereof to a vote for directors of the Company.

1.2

Rules of Construction.

The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement.  All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated.  The title of and the section and paragraph headings in this Agreement are for convenience of reference only and will not govern or affect the interpretation of any of the terms or provisions of this Agreement.  The use herein of the masculine, feminine or neuter forms will also denote the other forms, in each case as the context may require.  Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party hereto.  Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement will be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure will be that date of the following month or year corresponding to the next day following the starting date.  For example, one month following February 18 is March 18, and one month following March 31 is May 1.

Whether or not so stated herein, this Agreement is intended to take precedence, to the extent permitted by law, over the Certificate and the Bylaws and in the event of any conflict or inconsistency, the provisions of this Agreement will, to the extent permitted by law, control over the Certificate and the Bylaws.

ARTICLE II
SECURITIES, TRANSFERS, BOARD COMPOSITION

2.1

Issuances and Transfers of Securities.

(a)

The provisions in this Article II will apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder.

(b)

If not already a party hereto, the Company shall require each Person that acquires Securities of the Company after the date hereof, as a condition to the effectiveness of such acquisition, to execute a counterpart to this Agreement, in substantially the form attached hereto as Exhibit A (a “Joinder Agreement”) agreeing to be treated as a Stockholder, whereupon, such Person will be bound by the obligations and entitled to the benefits of this Agreement.  Notwithstanding the foregoing, if the Board determines, prior to the Trigger by Supermajority Board Approval or after the Trigger by majority, that any such Person, including any Equity Plan Shareholder in his or her capacity as such, need not become a party to this Agreement in connection with the acquisition of any Securities of the Company, then the Company need not require such Person execute a counterpart to this Agreement as a condition to the acquisition of such Securities.

(c)

General Restriction on Transfers.  No Stockholder may Transfer any Stockholder Shares to any Person except in compliance with this Agreement.  A Stockholder may Transfer any Stockholder Shares to any Person so long as (i) such transfer is a Permitted Transfer and the transferee of such Permitted Transfer complies with Section 2.1(b), or (ii) the proposed transferee receives such Stockholder Shares only after compliance with all applicable provisions of this Article II.  Notwithstanding the provisions of this Agreement to the contrary, or the definition of Permitted Transfer, and except in connection with an Approved Sale or a Majority Instigated Sale or a Transfer approved by the Majority Stockholder, no Stockholder will be permitted to Transfer any Stockholder Shares at any time to any Competitor, provided that such Stockholder shall be entitled to rely in good faith upon a representation from the Transferee that such Transferee is not a Competitor.  Further, no Stockholder will be permitted to Transfer any Stockholder Shares at any time if such Transfer consists of less than 1% of the outstanding shares of Common Stock unless (i) such Transfer consists of all of such Transferor’s Stockholder Shares, (ii) the Transferee of such Shares would own 1% or more of the outstanding shares of Common Stock after the proposed Transfer, (iii) such Transfer is a Permitted Transfer, (iv) such Transfer is to a broker-dealer as long as not more than five (5) broker-dealers hold Stockholder Shares that consist of less than 1% of the outstanding shares of Common Stock, or (v) such Transfer is made by a broker-dealer in a back-to-back trade consisting of all of the Stockholder Shares acquired by such broker-dealer from the Transferor.

(d)

Nothing contained in this Article II prevents the Board from approving any transaction that results in a Sale of the Company upon approval of the Majority Stockholder (a “Majority Instigated Sale”); each Stockholder shall have the rights as are afforded by applicable law in connection with a Majority Instigated Sale and none of the provisions of Article II shall restrict a Majority Instigated Sale.

(e)

Any Transfer of Stockholder Shares by any Stockholder not in accordance with this Agreement will be deemed null and void, will not be recorded on the books of the Company or its transfer agent and will not be recognized by the Company.  Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate.  Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto will be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including seeking specific performance or the rescission of purchases, sales and other Transfers not made in strict compliance with this Agreement).

(f)

Any Transfer of Securities pursuant to the terms of this Agreement will also be made in compliance with (i) all applicable securities laws, and (ii) the terms and conditions of Article VII to the extent applicable to such Securities.

2.2

[Intentionally Omitted].

2.3

Co-Sale Rights.

(a)

If at any time a Majority Person proposes to Transfer (other than pursuant to a Permitted Transfer, a Co-Sale Exempt Transfer or a Public Offering) any Stockholder Shares other than pursuant to a Required Sale (as defined below) (the “Co-Sale Shares”), then at least 30 days prior to the closing of such Transfer, such Transferor will deliver a written notice (the “Co-Sale Notice”) to all Stockholders offering such Stockholders the option to participate in such proposed Transfer up to the Percentage Ownership of the Co-Sale Shares held by such Stockholders.  Such Co-Sale Notice will specify in reasonable detail the identity and address of the prospective Transferee, the number of Co-Sale Shares to be transferred, the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to such Transferor as may be reasonably necessary for the Company and the Stockholders to properly analyze the economic value and investment risk of such non-cash consideration), and any other terms and conditions of the Transfer.

(b)

Any Stockholder may, within 20 days of the receipt of a Co-Sale Notice, give written notice (each, a “Tag-Along Notice”) to the Transferor stating that such Stockholder wishes to participate in such proposed Transfer and specifying the amount of Stockholder Shares such Stockholder desires to include in such proposed Transfer, up to its Percentage Ownership of the Co-Sale Shares, it being understood that the proposed Transfer, after compliance with this Section 2.3, would result in the Transfer to the prospective Transferee of the number of Stockholder Shares set forth in the Co-Sale Notice (such that the number of shares proposed to be Transferred pursuant to Tag-Along Notices would reduce the number of Stockholder Shares that could be Transferred by the Transferor giving the Co-Sale Notice unless the Transferor arranges for the Transferee to purchase additional Stockholder Shares and the right to sell such Stockholder Shares is proportionately allocated among the Shareholders desiring to sell).

(c)

If no Stockholder gives the Transferor a Tag-Along Notice with respect to the Transfer proposed in the Co-Sale Notice, the Transferor may thereafter Transfer the Co-Sale Shares specified in the Co-Sale Notice to the prospective Transferee identified therein on the terms and conditions set forth therein at any time within 90 days after delivery of the Co-Sale Notice.  If one or more Stockholders give the Transferor a timely Tag-Along Notice, then the Transferor will (i) reduce the number of Co-Sale Shares Transferred to the prospective Transferee by the number of shares set forth in such Tag-Along Notices unless the Transferor arranges for additional purchases as provided in the last sentence of Section 2.3(b) and (ii) cause the prospective Transferee(s) to agree to acquire all Stockholder Shares identified in all Tag-Along Notices that are timely given to the Transferor, upon the same terms and conditions as applicable to the Transferor’s Stockholder Shares at any time within 90 days after delivery of the Co-Sale Notice.  If the prospective Transferee(s) are unwilling or unable to acquire all Stockholder Shares proposed to be included in such sale upon such terms, then the Transferor will be prohibited from Transferring any of its Co-Sale Shares to such Transferee(s).

(d)

Without limiting the generality of Section 2.1, if any Stockholder purports to Transfer any Stockholder Shares in contravention of the terms of this Section 2.3 (a “Prohibited Transfer”), each Stockholder who desires to exercise its co-sale rights pursuant to this Section 2.3 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Stockholder to purchase from such Stockholder the type and number of shares of Stockholder Shares that such Stockholder would have been entitled to sell to the prospective Transferee pursuant to this Section 2.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Section 2.3 (the “Tag Shares”).  Each applicable Stockholder may exercise its rights under this Section 2.3(d) by delivering a notice to the Stockholder that engaged in the Prohibited Transfer and, upon receipt of such notice, such Stockholder will (i) purchase the Tag Shares from the Stockholder(s) exercising their tag-along rights hereunder on the same terms and subject to the same conditions as would have applied had the Stockholder not made the Prohibited Transfer, provided, that the Stockholder that engaged in the Prohibited Transfer shall consummate the sale of the Tag Shares and pay all reimbursements required under the following clause (ii) (and the exercising tag-along Stockholders(s) will deliver the purchase price for the Tag Shares) within 60 days after the exercising Stockholder delivers the aforementioned notice, as opposed to the timeframe proscribed in this Section 2.3, and (ii) reimburse each Stockholder for any and all reasonable out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Stockholder’s rights under this Section 2.3(d).

2.4

Stockholder Support of and Participation in a Sale of the Company.

Subject to the provisions of this Section 2.4, applicable law and regulations, if (a) either (i) the Requisite Stockholders and, prior to the Trigger a Majority of the Minority Stockholders, or (ii) the Board, prior to the Trigger, by Supermajority Board Approval or, after the Trigger, by majority approval, approve a Sale of the Company, a Majority Instigated Sale, or a Reorganization of the Company and (b) either (i) the Requisite Stockholders and, prior to the Trigger, a Majority of the Minority Stockholders, or (ii) the Board, prior to the Trigger, by Supermajority Board Approval or, after the Trigger, by majority approval, elect to invoke the provisions of this Section 2.4 in connection with any Sale of the Company (as so invoked, an “Approved Sale”), or a Reorganization of the Company (as so invoked, an “Approved Reorganization,” and together with an Approved Sale, a “Required Sale”), then each Stockholder and the Company will consent to and raise no objections against a Required Sale.  If such Required Sale requires stockholder approval, each Stockholder will vote (in person, by proxy or by action by written consent) in favor of, and adopt, such Required Sale and will vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Required Sale.  Upon receipt of the Approved Transaction Notice (defined below) and thereafter, each Stockholder shall not deposit, and will cause its Affiliates not to deposit, except as provided in this Agreement, any Stockholder Shares owned by such Stockholder or Affiliate of such Stockholder in a voting trust or subject any Stockholder Shares to any arrangement or agreement with respect to the voting of such Stockholder Shares, unless, in the case of an Approved Sale, specifically requested to do so by the acquiring party or the Requisite Stockholders in connection with such Approved Sale.  If such Required Sale results in a Stockholder having dissenters rights, appraisal rights, or similar rights, then each Stockholder will waive any dissenters rights, appraisal rights or similar rights in connection with such Required Sale.  In the case of an Approved Sale, each Stockholder agrees to Transfer his, her or its Stockholder Shares on the terms and conditions approved by the Requisite Stockholders, and hereby waives preemptive or other similar rights in connection therewith, including pursuant to Article III, provided, that each Stockholder is entitled to Transfer such number of Stockholder Shares held by such Stockholder pro rata in accordance with his, her or its Percentage Ownership of the aggregate number of Stockholder Shares to be sold in such Approved Sale.  In the case of an Approved Reorganization, each Stockholder agrees to contribute, exchange and/or otherwise Transfer the Stockholder Shares held by such Stockholder and/or consent to any other transaction constituting a Reorganization of the Company, on the terms and conditions approved by, and otherwise applicable to, the Requisite Stockholders, provided, that each Stockholder is entitled to contribute, exchange and/or otherwise Transfer such number of Stockholder Shares held by such Stockholder pro rata in accordance with such Stockholder’s Percentage Ownership of the aggregate number of Stockholder Shares to be sold in such Approved Reorganization.  Each Stockholder and the Company agree, subject to applicable law and regulations and subject to Section 2.4(c), to take all necessary and desirable actions in connection with the consummation of a Required Sale, including (i) the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreement and other provisions and agreements relating to such Required Sale so long as they are made severally and not jointly and that any liabilities thereunder are borne on a pro rata basis by the Stockholders based on the consideration received by each Stockholder, and provided further, that any representation relating specifically to any Stockholder and/or the Stockholder Shares held by such Stockholder, and any indemnity relating thereto, will be made only by that Stockholder, and (ii) the removal of each Director from the Board; provided, that any such removal will be effective immediately prior to the closing of a Required Sale and, in any event, after the required vote of the Board with respect to a Required Sale.  In the event that any Stockholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Stockholder hereby grants an irrevocable power of attorney to, and constitutes and appoints as its proxy, the officers of the Company or their designees (with full power of substitution) to vote and otherwise take all necessary actions and execute and deliver all documents deemed necessary or desirable by such Person to effectuate the terms of this Section 2.4.  Notwithstanding anything contained herein to the contrary, (a) the restrictions on Transfers of Stockholder Shares and the other terms set forth in Sections 2.1, 2.3 and 2.7 will not apply in connection with a Required Sale and (b) if any Stockholders are to acquire Securities in a Required Sale, only Eligible Stockholders may do so and non-Eligible Stockholders will only be entitled to receive the cash equivalent (as the Board, in its sole discretion, will establish) denominated in U.S. Dollars of what such Stockholder would have received had such Stockholder been an Eligible Stockholder.

(a)

The Company will deliver written notice to each Stockholder setting forth in reasonable detail the terms (including, in the case of an Approved Sale, price, proposed timing and form of payment) of any Required Sale (the “Approved Transaction Notice”).  Within ten days following receipt of an Approved Transaction Notice, upon request of the Requisite Stockholders and the Board, each Stockholder will deliver to the Company written notice (in form and substance reasonably satisfactory to the Company) setting forth such Stockholder’s agreement to (i) to consent to and raise no objections against, or impediments to, a Required Sale (including, waiving all dissenter’s rights, appraisal rights or similar rights) and (ii) if the Required Sale is structured as a sale, contribution and/or exchange or issuance of the capital stock of the Company, to Transfer the Stockholder Shares held by such Stockholder on the terms and conditions set forth in the Approved Transaction Notice; provided, however, that the failure by any Stockholder to deliver such written notice and/or consent to the Company will not in any manner relieve or otherwise affect the obligations of each Stockholder pursuant to this Section 2.4.

(b)

Notwithstanding the foregoing, a Stockholder will not be required to comply with this Section 2.4 in connection with any Required Sale unless:

(i)

any representations and warranties to be made by such Stockholder in connection with a Required Sale are to be made on a several and not joint basis and limited to representations and warranties related to authority, ownership and the ability to convey title to Stockholder Shares, including but not limited to representations and warranties that (A) the Stockholder holds all right, title and interest in and to the Stockholder Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Stockholder in connection with a Required Sale have been duly authorized, if applicable, (C) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any contract, agreement, law or judgment, order or decree of any court or governmental agency;

(ii)

the Stockholder will not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with a Required Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company); and

(iii)

the liability for indemnification, if any, of such Stockholder in a Required Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Required Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Required Sale, except with respect to claims for fraud by such Stockholder, the liability for which need not be limited as to such Stockholder.

(c)

The obligations of each Stockholder under this Section 2.4 with respect to Stockholder Shares in connection with an Required Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of such Required Sale, each holder of Stockholder Shares will receive the same form of consideration (i.e., cash, securities or other non-cash) and the same portion of the aggregate consideration that such holders of Stockholder Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate as in effect immediately prior to the consummation of such Required Sale and (ii) if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of Stockholder Shares will be given the same option if permitted by applicable law and regulation.

2.5

No Conflicting Agreements.

No Stockholder will enter into any agreements or arrangements of any kind with any Person with respect to any Stockholder Shares or other Securities of the Company that prohibits such Stockholder from complying with the applicable provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not party to this Agreement).

2.6

Deemed Consent; Proxy.

(a)

The Stockholders hereby grant an irrevocable power of attorney to, and constitutes and appoints as its proxy, the Majority Stockholder or, if there be no Majority Stockholder, the Chairman of the Board (the “Proxy Holder”) to vote, in conformity with this Agreement, the number of Stockholder Shares held by such Stockholder in the event any of the following matters are presented to the Stockholders for their approval, waiver or consent: (a) the election of Directors pursuant to Section 2.8 or (b) approval of a Required Sale pursuant to Section 2.4 above.  The irrevocable power of attorney and proxy granted pursuant to this Section 2.6(a) (i) will be in addition to, and will not be deemed to supersede or revoke, any other power of attorney or proxy granted hereunder, (ii) is coupled with an interest and bestows on the Proxy Holder full power to vote and act for each Stockholder with respect to the aforementioned matters, (iii) will not, without the prior written consent of Proxy Holder, be superseded or revoked by any power of attorney or proxy granted by such Stockholder simultaneously herewith or subsequent hereto and (iv) is to be exercised solely in compliance with the terms of this Agreement.

(b)

In the event any Stockholder’s consent is required in its capacity as a stockholder of the Company (such Stockholder, a “Specified Stockholder”) for any action or inaction by the Board, the Company or any other Stockholder in connection with the matters referenced in Section 2.6(a) above, and a written request for such consent (a “Request For Consent”) is sent to such Specified Stockholder in accordance with Section 11.8 of this Agreement, if such Specified Stockholder does not respond to such Request for Consent by delivering his, her or its consent or denying his, her or its consent, in either case, in writing delivered to the Company within ten Business Days following the delivery of such Request for Consent to such Specified Stockholder, such Specified Stockholder will be deemed to have consented to all actions described in the Request for Consent to the extent such actions are otherwise required to be taken by the Specified Stockholder under this Agreement.

2.7

Sale of Company.

(a)

The Company will use commercially reasonable efforts to conduct a sale process that could reasonably be expected to result in a Sale of the Company within the Sale Period.  The “Sale Period” is the seven year period from the Effective Date, as may be extended one or more times by an Extension Event.  An “Extension Event” occurs when a sale process conducted by the Board in good faith through a reputable investment banker that has substantial recent experience selling companies with similar or greater sales and EBITDA (a “Qualified Investment Banker”) does not result in an offer that was accepted by the Company or a completed transaction pursuant to this Section 2.7.  If the Extension Event occurs within five years of the Effective Date, there is no extension of the Sale Period.  If the Extension Event occurs during the sixth year following the Effective Date, the Sale Period automatically extends to 8.5 years following the Effective Date.  If the Extension Event occurs during the seventh year following the Effective Date, the Sale Period automatically extends to nine years following the Effective Date.

(b)

If prior to the Trigger and at the end of the Sale Period no Sale of the Company has been consummated, then at any time thereafter the Majority of the Minority Stockholders can vote to have an Independent Committee conduct a commercially reasonable sale process in good faith through a Qualified Investment Banker to close on a Sale of the Company with twelve months following such vote by the Majority of the Minority Stockholders (the “Minority Sale Process”).  Subject to the provisions of this Section 2.7, the Independent Committee will have all authority on behalf of the Board over all matters pertaining to the Minority Sale Process, including but not limited to with respect to engaging Company counsel and investment bankers, providing access to information, negotiating terms and establishing bidding procedures, and directing Company management with respect thereto.  No Minority Stockholder who owns more than 5% of the outstanding Common Stock, and no Affiliate of or Person part of a group with or acting in concert with such a Minority Stockholder, shall be permitted to participate as a bidder in the Minority Sale Process without the approval of the Majority Stockholder.  The Minority Sale Process will be run by the Independent Committee to determine the highest and best bid (the bidder providing such highest and best bid being the “Successful Bidder”).  In the Minority Sale Process, the Company will require all bidders, including any Majority Person if it has elected to participate in the Minority Sale Process, to demonstrate their ability to consummate the transaction through customary methods.  If at the end of the Minority Sale Process no Sale of the Company has been consummated, the Majority of the Minority Stockholders can initiate one additional Minority Sale Process at any time following the fifth anniversary of the end of the Minority Sale Process.

(c)

Any Majority Person will be permitted to participate as a bidder in the Minority Sale Process.  If any Majority Person has elected to participate in the Minority Sale Process, all decisions of the Independent Committee must take into account the advice of the investment banker engaged by the Independent Committee for the Minority Sale Process.  Regardless of whether any Majority Person elects to participate as a bidder, unless any such Majority Person is the Successful Bidder and consummates a tender offer pursuant to Section 2.7(d), each Majority Person shall (i) cooperate with the Independent Committee, the Company and the Successful Bidder to consummate a Sale of the Company and (ii) consent to, participate as a seller in, and be bound by, a Sale of the Company on the terms accepted by the Independent Committee, provided that such terms treat the Majority Person the same as all other Stockholders and are consistent with the terms that would have applied to an Approved Sale under Section 2.4.

(d)

In the event a Majority Person is the Successful Bidder, (i) no Majority Person will be required to sell, but rather the Majority Stockholder shall make a tender offer to the Minority Stockholders at the price (including, to the extent such price is not formulated as a fixed price per share, such value as determined by the investment banker as above) accepted by the Independent Committee during the Minority Sale Process, (ii) such tender offer shall be conducted on standard terms and conditions, shall be open and available to all Minority Stockholders for a reasonable period of time (but in no case less than twenty (20) Business Days), (iii) the Majority Stockholder shall, pursuant to such tender offer, acquire all tendered shares at such price, and (iv) the rights related to this Section 2.7 shall be deemed satisfied and terminated upon the consummation of the Majority Stockholders’ tender offer regardless of the number of Minority Stockholders electing to participate in such tender offer.

2.8

Voting Provisions Regarding Board of Directors.

(a)

Size of the Board.  Prior to the Trigger, each Stockholder agrees to vote, or cause to be voted, all Common Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as will be necessary to ensure that the size of the Board will be set and remain at five directors.

(b)

Board Composition.  Prior to the Trigger, each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as will be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons will be elected to the Board:

(i)

If there is a Majority Stockholder, three persons will be designated by the Majority Stockholder, which individuals will initially be Andrew Conru, Lars Mapstead and Terrence Zehrer.

(ii)

If there is a Majority Stockholder or a Majority Group, two persons will be designated by the Majority of the Minority Stockholders for so long as the Minority Stockholders continue to own beneficially at least 7.5% of the Voting Shares, which individuals will initially be Anthony Previte and Kenny Hawk.

To the extent that a Person ceases to have the right to designate a Director pursuant to clause (i) or (ii) above, the member of the Board who would otherwise have been designated in accordance with the terms thereof will instead be voted upon by all Stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Certificate.

(c)

Removal of Board Members.  Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as will be necessary to ensure that:

(i)

no director elected pursuant to Section 2.8(b) may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Majority Stockholder or the Majority of the Minority Stockholders, as applicable under Section 2.8(b) (such removal may be at any time and with or without cause); or (ii) the Majority Stockholder or the Majority of the Minority Stockholders, as applicable under Section 2.8(b), is no longer so entitled to designate or approve such director; and

(ii)

any vacancies created by the resignation, removal or death of a director elected pursuant to Section 2.8(b) will be filled pursuant to the provisions of Section 2.8(b).

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party or parties entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.  For the purposes of clarity, once the Trigger occurs, any requirement of Supermajority Board Approval would be substituted for simple majority board approval and no stockholder votes would additionally require approval of the Majority of the Minority Stockholders.

(d)

No Liability for Election of Recommended Directors.  No Stockholder, nor any Affiliate of any Stockholder, will have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor will any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(e)

D&O Insurance.  The Company shall procure directors and officers liability insurance on customary and commercial terms, providing for coverage of all directors in an amount no less than $10,000,000.

(f)

Director Compensation.  Unless otherwise agreed by (i) a Supermajority Board Approval prior to the Trigger or (ii) a majority of the board after the Trigger, each director will be compensated at the same rate; provided, however, that by vote of the Majority of the Minority Stockholders, the annual cash compensation for each director of the Company can be increased to up to $100,000 as long as each director is compensated at that same rate.  The Company shall reimburse the reasonable expenses incurred by each director in such capacity.

ARTICLE III
RIGHTS TO SUBSCRIBE FOR SECURITIES

3.1

General.

(a)

In the event that the Company proposes to issue any equity Securities (the “Offered Securities”), other than Excluded Securities, the Company will deliver to each Eligible Stockholder written notice (which notice will state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the “Preemptive Offer Notice”) at least 15 Business Days prior to the date of the proposed issuance (the “Preemptive Offer Period”).  The provisions of this Article III will apply mutatis mutandis to any issuance of Securities by any Subsidiary (other than issuances directly to the Company).

(b)

Each Eligible Stockholder will have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”), to subscribe for the number or amount of such Offered Securities up to its Percentage Ownership (“Proportionate Share”) of the total number or amount of Offered Securities proposed to be issued.

(c)

If Preemptive Offer Acceptance Notices are not given by the Eligible Stockholders for all the Offered Securities, the Company may issue the portion of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Eligible Stockholders (the “Refused Securities”) to any Person (a “New Investor”) in accordance with the terms and conditions set forth in the Preemptive Offer Notice.  Any Refused Securities not purchased by one or more New Investors in accordance with this Section 3.1 within 90 days after the date of the Preemptive Offer Notice may not be Transferred until they are again offered to the Eligible Stockholders under the procedures specified in this Section 3.1.

3.2

Excluded Securities.

The rights of the Eligible Stockholders under Section 3.1 will not apply to the following Securities issued by the Company at any time (collectively, the “Excluded Securities”):

(a)

Equity Plan Shares;

(b)

Securities issued as a stock dividend or upon a stock split, recapitalization or other subdivision of Securities (provided that any such dividend, stock split, recapitalization or other subdivision is effected pro rata among the applicable Stockholders);

(c)

Securities issued upon the exercise, conversion or exchange of any shares, options, warrants or any other derivative Securities of the Company;

(d)

Securities issued pursuant to an underwritten Public Offering in which no Majority Person is a purchaser; or

(e)

Securities issued to a third party in connection with (i) the acquisition (whether by stock sale, merger, recapitalization, asset sale or similar transaction) of another Person (or portion thereof) or any of the assets of another Person, provided that such other Person is not Affiliated with any Majority Person, (ii) a joint venture or strategic alliance with another Person, in each case, that is approved by the Board, provided that such other Person is not Affiliated with any Majority Person, (iii) a debt or equity financing with an institutional lender unaffiliated with the Company or any Majority Person prior to such transaction with the Company or (iv) an Approved Reorganization.

ARTICLE IV
REGISTRATION RIGHTS

4.1

Piggyback Registration.

(a)

Unless the Securities of the Company are not then registered on Form S-3 pursuant to Rule 415 of the Securities Act, if the Company proposes for any reason to register (or submit confidentially a registration statement in respect of) Common Shares under the Securities Act (other than on Form S-4 or Form S-8), it will promptly, and in any event, within ten days, give written notice to each Stockholder of its intention to register the Common Shares and, upon the written request of any Stockholder (given within 20 days after delivery of any such notice to each Stockholder by the Company) to include in such registration Registrable Shares (which request will specify the number of Registrable Shares proposed to be included in such registration), the Company will, subject to Section 4.4, use its commercially reasonable efforts to cause all such Registrable Shares of the requesting Stockholders to be registered under the Securities Act and qualified for sale under any state securities or “blue sky” law, all to the extent reasonably required to permit such sale or other disposition of their Registrable Shares; provided, however, that, if such registration involves an underwritten Public Offering and the managing underwriter determines in good faith and advises the Company that the inclusion of all Registrable Shares proposed to be included in such registration would adversely affect the offering and sale (including pricing) of the Common Shares proposed to be offered and sold by the Company, then the number of Common Shares proposed to be included in such registration will be included in the following order:

(i)

first, the authorized but unissued shares of Common Stock or shares of Common Stock proposed to be included by the Company;

(ii)

second, the Registrable Shares held by Stockholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder); and

(iii)

third, those shares of Common Stock which do not constitute Registrable Shares.

(b)

The number of requests by the Stockholders permitted by this Section 4.1 will be unlimited.

4.2

Registrations on Form S-3.

(a)

Subject to Section 4.2(c), at such time as the Company will have qualified for the use of Form S-3, the holders of 10% of the outstanding shares of Common Stock will have the right to request an unlimited number of registrations on Form S-3 and to effect a registration under the Securities Act of Registrable Shares in accordance with the terms of this Section 4.2.

(b)

If the Company will be requested in writing by the holders of 10% of the outstanding shares of Common Stock to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 4.2, then the Company will promptly, and in any event, within ten days, give written notice of such proposed registration to all Stockholders and will include in such proposed registration any Registrable Shares requested to be included in such proposed registration by all Stockholders provided that such Stockholders respond in writing to the Company’s notice within 20 days after delivery by the Company of such notice (which response will specify the number of Registrable Shares proposed to be included in such registration).  The Company will use its commercially reasonable efforts to promptly (but in no event more than 60 days from the date of the request) cause the effectiveness of the Registration Statement of all Registrable Shares on Form S-3 (or a comparable successor form) to the extent requested by such Stockholders.

(c)

Notwithstanding anything in this Agreement to the contrary, the Company will not be obligated to effect any registration under the Securities Act requested by the Stockholders under this Section 4.2:

(i)

if the anticipated gross offering price of all Registrable Shares to be included in such registration would be less than $2,500,000;

(ii)

during (A) the six month period following an offering under this Section 4.2 or (B) any period of time during which Securities of the Company that are proposed to be sold by such requesting Stockholders are already registered on an effective Form S-3 pursuant to Rule 415 of the Securities Act; or

(iii)

if the effective date of any Registration Statement filed would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company’s fiscal year, and the Securities Act requires the Company to include audited financials as of the end of such fiscal year, in which case the Company may delay the effectiveness of such Registration Statement for such period as is reasonably necessary to include therein audited financial statements for such fiscal year.

(d)

The number of requests permitted by this Section 4.2 will be limited to two during any 12-month period.

(e)

Notwithstanding anything herein to the contrary, the Company is under no obligation to enter into any underwriting agreements in connection with any offering required under this Section 4.2.

4.3

Holdback Agreement.

If, in accordance with Sections 4.1 and 4.2, the Company at any time will register (or submit confidentially a registration statement in respect of) an offering and sale of Common Stock under the Securities Act in an underwritten offering (a) pursuant to an Initial Public Offering or (b) pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8), the Stockholders will not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Securities of the Company (other than (i) those Registrable Shares included in such registration pursuant to Sections 4.1 or 4.2 or Securities acquired in or following such registration; or (ii) a Transfer by a Stockholder to a transferee permitted by the managing underwriters) in each case, without the prior written consent of the Company for a period as will be determined by the managing underwriters, which period cannot begin more than seven days prior to the effectiveness of such Registration Statement and cannot last more than 90 days (or 180 days in the case of the Initial Public Offering) after the effective date of such Registration Statement.

4.4

Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of an offering and sale of any Registrable Shares, the Company will, as expeditiously as practicable:

(a)

use its commercially reasonable efforts to cause a Registration Statement that registers such offering of Registrable Shares to become and remain effective for a period of 120 days or until all of such Registrable Shares have been disposed of (if earlier, except to the extent of a shelf Registration Statement pursuant to Section 415 of the Securities Act, which will remain effective until all such Registrable Shares have been disposed of or cease to be Registrable Shares hereunder), to the extent permitted by applicable law;

(b)

furnish, at least ten Business Days before filing or confidentially submitting a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to the holders of a majority of the Registrable Securities not held by a Majority Person and one counsel (the “Stockholders’ Counsel”) selected by the holders of a majority of the Registrable Securities not held by a Majority Person, copies of all such documents proposed to be filed, and will use its efforts to reflect in each such document, when so filed or submitted with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c)

prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 120 days or until all of such Registrable Shares have been disposed of (if earlier, except to the extent of a shelf Registration Statement pursuant to Section 415 of the Securities Act, which will remain effective until all such Registrable Shares have been disposed of or cease to be Registrable Shares hereunder to the extent permitted by applicable law) and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;

(d)

notify the Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e)

use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.4(e);

(f)

furnish to each seller of such Registrable Shares and the underwriters, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website) the Prospectus, a preliminary Prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares or underwriters may reasonably request in order to facilitate the Public Offering and sale or other disposition of such Registrable Shares;

(g)

use its commercially reasonable efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h)

notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act promptly upon the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)

prevent the issuance of an order suspending the effectiveness of a Registration Statement, and if one is issued, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(j)

make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as will reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, will not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; (iii) such Information has been made generally available to the public; or (iv) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(k)

list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Shares for quotation on the automated quotation system of the NASDAQ, New York Stock Exchange, National Market System, Euronext or such other national securities exchange as the holders of a majority of such Registrable Shares included in such registration will request;

(l)

during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(m)

provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case no later than the effective date of such registration;

(n)

use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(o)

use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

4.5

Expenses.

All expenses incurred by the Company and the holders of Registrable Shares in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, (a) all registration and filing fees, and any other fees and expenses associated with filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or such holders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depositary Trust Company) and of printing prospectuses, all fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of counsel to the holders of Registrable Shares to represent such Persons in connection with such registration; (g) all fees and disbursements of underwriters customarily paid by an issuer, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to the underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” laws of any state); and (h) fees and expenses of outside counsel and advisors to the Company, will be borne by the Company, regardless of whether a registration statement becomes effective.  In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

4.6

Indemnification.

(a)

In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each of such seller’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons (collectively, the “Indemnified Persons”) may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any issuer free writing prospectus or any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or “blue sky” laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or “blue sky” laws, or any breach by the Company of this Agreement, and the Company will promptly reimburse the Indemnified Persons for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, issuer free writing prospectus or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof.

(b)

In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each Seller of Registrable Shares will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.6(a)) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares (including to the extent applicable its partners, members and shareholders (including partners of such partners and shareholders of such partners)) under such Registration Statement, each Affiliate of the foregoing Persons and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto, any issuer free writing prospectus or any document incident to registration or qualification of any such offering and sale of Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on such Seller’s behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, issuer free writing prospectus, amendment or supplement; provided, however that no Seller will be held liable for an amount greater than the net proceeds actually received by such Seller in connection with such registration of an offering and sale of Registrable Shares.

(c)

Indemnification similar to that specified in Section 4.6(a) will be given by the Company to each Indemnified Person (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d)

Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 4.6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner will only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure).  In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party will have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 4.6, the indemnifying party will not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party will reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 4.6.

(e)

If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however that no Seller will be held liable for an amount greater than the net proceeds actually received by such Seller in connection with such registration of an offering and sale of Registrable Shares.  No Person guilty of fraud will be entitled to indemnification or contribution hereunder.

(f)

The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of Registrable Shares.

4.7

Underwriting Agreement.

No Stockholder may participate in any underwritten sale of Registrable Shares hereunder unless such Stockholder agrees to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements.

4.8

Information by Holder.

Each holder of Registrable Shares to be included in any registration will furnish to the Company and the managing underwriter, if any, such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as will be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.  Each holder of Registrable Shares to be included in any registration will, as expeditiously as possible, notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9

Exchange Act Compliance.

From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s Securities will have become effective, the Company will comply with all of the reporting requirements of the Exchange Act (whether or not it will be required to do so) and will comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the resale of the Common Stock.  The Company will cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

4.10

Compliance with Rule 144.

If the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) will commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its commercially reasonable efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Shares; and in such event, the Company will use its commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules).  The Company will furnish to any holder of Registrable Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).

4.11

Rule 144A Information.

The Company will, upon the written request of any holder of Registrable Shares, provide to such holder of Registrable Shares and to any prospective transferee of the Common Stock designated by such holder of Registrable Shares, such financial and other information that it files pursuant to Section 13 or 15(d) of the Exchange Act.

4.12

Transferability of Registration Rights.

The registration rights set forth in this Agreement are transferable to any Person to whom Registrable Shares are Transferred in compliance with Article II, to the same extent such rights benefit the transferor.

4.13

Rights Which May Be Granted to Subsequent Investors.

The Company will not, without Supermajority Board Approval prior to the Trigger or majority approval after the Trigger grant any other registration rights other than “piggyback” registration rights.

4.14

Damages.

The Company stipulates that each holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Agreement and that damages will not be readily ascertainable, and accordingly, the Company will not oppose an application by any holder of Registrable Shares or any other Person entitled to the benefits of this Agreement to require specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article IV.

ARTICLE V
CONFIDENTIALITY

As a precondition to sharing any Confidential Information (as defined below) with any Stockholder, the Company may require that such Stockholder enter into a confidentiality agreement with the Company, providing that such Stockholder will, and will cause its directors, officers, employees, counsel and authorized Representatives (collectively, “Authorized Representatives”) to comply with the obligations and limitations set forth in this Article V.  Each Stockholder will, and will cause its Authorized Representatives to, hold in confidence all Confidential Information provided or made available to such Stockholder or such Stockholder’s Authorized Representatives; provided, however, that such confidentiality obligations will expressly not apply to information which: (a) is generally known, or is made available (e.g., through the Company’s website on an unrestricted webpage) to the industry or the public; or (b) is or becomes available to such Stockholder on a non-confidential basis from a source other than the Company or any of its Subsidiaries, or its or their respective directors, officers, employees or agents and through no fault of such Stockholder without a breach known to such Stockholder of any obligation of confidentiality such source may have to the Company.  Notwithstanding the terms of this Agreement: (1) Confidential Information may be disclosed by a Stockholder and its Authorized Representatives when requested (if applicable) or required by governmental rule or regulation, or requested (if applicable) or required by a governmental authority or self-regulatory organization that has jurisdiction over the Stockholder or its Affiliates or Authorized Representatives in connection with a routine regulatory examination or by legal process or court order by a court of competent jurisdiction provided that, to the extent not prohibited by law, such Stockholder (and/or its Authorized Representatives) has used commercially reasonable efforts to give the Company prompt written notice of such request or order and the Confidential Information to be disclosed as far in advance of its disclosure as practicable so that the Company may seek an appropriate protective order or waive compliance by such Stockholder; (2) Confidential Information may be disclosed to bona-fide prospective purchasers who propose to acquire Stockholder Shares from a Stockholder and to whom such Stockholder Shares may be Transferred without violating this Agreement or in connection with a Required Sale; provided, that such Stockholder require that any Transferee of Confidential Information keep such Confidential Information confidential, consistent with this Article V, and that such Stockholder will remain liable for a breach of this Article V by the recipient of such Confidential Information until such recipient becomes party to a confidentiality agreement pursuant to the first sentence of this Article V; (3) only to the extent necessary, Stockholders or their Affiliates may disclose Confidential Information, (i) to their Representatives, if such Representatives are bound by confidentiality obligations similar to those set forth in this Article V, who need to know such Confidential Information to assist the Stockholders or their Affiliates, (ii) in connection with financial or operating reports made available to the limited partners, investors, managers, members, representatives and advisors of the Stockholders, if such limited partners, investors, managers, members, representatives and advisors of the Stockholders are bound by confidentiality obligations similar to those set forth in this Article V, (iii) in compliance with the terms of the organizational documents of the Stockholders; (iv) in connection with the marketing of investment funds managed or advised, directly or indirectly, by the Stockholders or their Affiliates, or (v) to any Governmental Authority or self-regulatory organization that has jurisdiction over the Stockholders, their Affiliates or Representatives or in any filings or applications made by the Stockholders, their Affiliates or Representatives to such Governmental Authority or self-regulatory organization.

As used in this Agreement, the term “Confidential Information” means information that is used, developed or obtained by the Company or any Subsidiary in connection with its business, including processes, ideas, inventions (whether patentable or not), know-how, schematics, trade secrets, trademarks, copyrights, patents, designs and all other intellectual property and proprietary information, books, records, financial statements, customer lists, details regarding products and services, marketing information, sales information and all other technical, business, financial, customer and product development plans, forecasts, strategies and information, previously (but not before the date hereof), presently, or subsequently disclosed, directly or indirectly, to a Stockholder or a Stockholder’s Authorized Representatives; provided, however, that no information provided to or made available to a Stockholder or a Stockholder’s Authorized Representatives pursuant to any other provision of this Agreement, other than Sections 6.1, 6.2(b) and 6.4, shall constitute Confidential Information, although any other information provided by or on behalf of the Company or any Subsidiary and designated as “confidential” shall constitute Confidential Information.

ARTICLE VI
INFORMATION RIGHTS

6.1

Access to Records.

The Company will, and will cause its Subsidiaries to afford to the Stockholders and their Representatives, at reasonable times and upon reasonable notice, access at the Company’s and its Subsidiaries’ offices and to true and correct copies of all of its and their books of account, records and properties (including the opportunity to inspect its and their properties at such times as such Stockholders may reasonably request); provided, however that the Company will not be obligated by this Section 6.1 to provide information (a) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement pursuant to Article V), (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or (c) with respect to the Stockholders except in compliance with Section 6.4.

6.2

Financial and Other Reporting.

(a)

The Company will deliver to each Stockholder, and will post the following on the Company’s website on the Internet at www.ffn.com or a similar website utilized by the Company to communicate with all Stockholders:

(i)

as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company and its subsidiaries commencing with the first fiscal quarter ending after the Effective Date, (A) consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Company and its Subsidiaries, respectively, (B) consolidating balance sheets, consolidating statements of operations and retained earnings and consolidating statements of cash flows of the Company and its Subsidiaries, respectively, (C) management’s narrative discussing the results for such period and forecasting any identifiable trend, in each case, as at the end of such quarter, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by an authorized officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Company and its Subsidiaries for such quarter, (D) a report reflecting the aggregate payments or transfers made by the Company and its Subsidiaries to or for the benefit of any Majority Person during such quarter (including, without limitation, salaries, bonuses and other forms of compensation, expense reimbursements, fulfillment of indemnification obligations and payments in respect of any indebtedness) and (E) for the first three fiscal quarters of each fiscal year, such other information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (provided, that, the Company shall not be required to deliver information that would otherwise be required in Part I, Items 3 and 4 and Part II, Items 2, 4, 5 and 6 in a Quarterly Report on Form 10-Q under the Exchange Act);

(ii)

as soon as available, and in any event within 90 days after the end of each fiscal year, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, including management’s discussion and analysis, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards of the Company’s independent accountants (which opinion shall be without (A) a “going concern” or like qualification, modification or exception, or (B) any qualification or exception as to the scope of such audit) and such other information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (provided, that, the Company shall not be required to deliver information that would otherwise be required in Part I, Items 1, 1B, 2 and 4, Part II, Items, 5, 7A, 9A and 9B and Part IV, Item 15 in an Annual Report on Form 10-K under the Exchange Act);

(iii)

as soon as available, and in any event within 30 days after the end of each calendar month commencing with the first calendar month of the Company and its Subsidiaries, ending after the Effective Date, a “flash report” for such month setting forth in reasonable detail (A) revenue, expenses (itemizing operating expenses and selling, general and administrative expenses), capital expenditures and EBITDA and (B) a balance sheet (including, without limitation, cash, accounts payable, inventory, accounts receivable and other current assets and liabilities), in each case consolidated for the Company and its Subsidiaries and by segment; and

(iv)

promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Company by its auditors in connection with any annual or interim audit of the books thereof.

The foregoing documents shall be available to all Stockholders on the Company’s website on the Internet and, except as provided in Section 6.2(b), such webpage shall be unrestricted and not password protected.

(b)

Notwithstanding Section 6.2(a), the Company may use a password on its website to protect information relating to information that would be required to be delivered in (1) Part II, Items 1 and 1A in a Quarterly Report on Form 10-Q under the Exchange Act and (2) Part I, Items 1A and 3 and Part III, Items 10, 11, 12 and 13 in an Annual Report on Form 10-K under the Exchange Act

(c)

Notwithstanding anything else in this Section 6.2 to the contrary, the Company may cease providing the information set forth in Section 6.2(b) during the period starting with the date 30 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 6.2 will be reinstated at such time as the Company is no longer actively employing commercially reasonable efforts to cause such registration statement to become effective.

6.3

Termination of Financial Reporting Requirements.

The covenants set forth in Section 6.2 will terminate and be of no further force or effect (i) immediately before the consummation of the Company’s Initial Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Sale of the Company, whichever occurs first.

6.4

Stockholder Records.

The Company will provide, upon request, to any Stockholder holding three percent (3%) or more of the outstanding shares of Common Stock, a listing of all Stockholders, showing the name, address and holdings of each such Stockholder, provided that the Board has not reasonably determined in good faith and by Supermajority Board Approval prior to the Trigger or majority approval after the Trigger that such request is not for a legitimate Stockholder purpose.

ARTICLE VII
SECURITIES LAW COMPLIANCE; LEGENDS; PLEDGE; STOCK POWER.

7.1

Restriction on Transfer.

In addition to any other restrictions on the Transfer of any Stockholder Shares contained in this Agreement, no Stockholders will Transfer any Restricted Securities except in compliance with the conditions specified in this Article VII.

7.2

Restrictive Legends.

To the extent shares are Restricted Securities, the holders agree to the placement of any appropriate legend thereon and will surrender any certificates held by them to permit imposition of such a legend.  Notwithstanding the foregoing, shares shall bear the legend required by Section 7.5(a).

7.3

Notice of Transfer.

The holder of any Restricted Securities, by his, her or its acceptance or purchase thereof, agrees, prior to any Transfer of any such Restricted Securities (except pursuant to an effective Registration Statement), to give written notice to the Company of such holder’s intention to effect such Transfer and agrees to comply in all other respects with the provisions of this Article VII.  Each such notice will describe the manner and circumstances of the proposed Transfer and, at the request of the Company, will be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Restricted Securities (which counsel will be reasonably satisfactory to the Company), stating that in the opinion of such counsel (which opinion will be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act.  Subject to complying with the other applicable provisions hereof, including Sections 2.1, 2.3, and 2.7, such holder of Restricted Securities will be entitled to consummate such Transfer in accordance with the terms of the notice delivered by him, her or it to the Company if the Company does not reasonably object (on the basis that such Transfer violates the provisions of this Article VII) to such Transfer within five Business Days after the delivery of such notice.  Subject to Section 7.2, each certificate or other instrument evidencing the Restricted Securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) will bear the legend set forth in Section 7.5(a).

7.4

Removal of Legends, Etc.

Notwithstanding the foregoing provisions of this Article VII, the restrictions imposed by Sections 7.1, 7.2 and 7.3 upon the transferability of any Restricted Securities will cease and terminate when (a) such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement or are sold or otherwise disposed of in a transaction contemplated by Section 7.3, which does not require that the Restricted Securities transferred bear the legend set forth in Section 7.2, or (b) the holder of such Restricted Securities has met the requirement of Transfer of such Restricted Securities pursuant to Rule 144.  Whenever the restrictions imposed by Sections 7.1, 7.2 and 7.3 will terminate, as herein provided, the holder of any Restricted Securities will be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2 and not containing any other reference to the restrictions imposed by Sections 7.1, 7.2 and 7.3.

7.5

Additional Legend.

(a)

Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF DECEMBER [•], 2013 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS.  THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS, A VOTING AGREEMENT AND IRREVOCABLE PROXIES.  A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)

The legend set forth above will be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

ARTICLE VIII
AMENDMENT AND WAIVER

8.1

Amendment.

Except as otherwise provided herein, the terms and provisions of this Agreement (including the schedules hereto) may only be amended, modified or waived pursuant to a writing signed by each of (a) the Company and (b) (i) prior to the Trigger, the Majority Stockholder and a Majority of the Minority Stockholders or (ii) after the Trigger, Stockholders who, in the aggregate, hold more than a majority of the outstanding shares of Common Stock, provided, however, that in no event will the provisions of Section 2.3 or Article IV be amended without the prior written consent of the Majority of the Minority Stockholders.

8.2

Waiver.

No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE IX
TERMINATION

The provisions of this Agreement, except as otherwise expressly provided herein, will terminate upon the first to occur of (a) the dissolution, liquidation or winding-up of the Company; (b) a Sale of the Company, or (c) the approval of such termination by each of (i) the Company, and (ii) (A) prior to the Trigger, the Majority Stockholder and a Majority of the Minority Stockholders or (B) after the Trigger, Stockholders who, in the aggregate, hold a majority of the outstanding shares of Common Stock.  The provisions of this Agreement, except as otherwise expressly provided herein, will terminate upon the consummation of a Qualified Public Offering; provided, however, that Article IV (Registration Rights), Article VIII (Amendment and Waiver), this Article IX (Termination) and Article XI (Miscellaneous), and to the extent required for the foregoing provisions, Article I (Definitions; Rules of Construction), will survive until it is agreed to terminate such provisions by (i) prior to the Trigger, the Majority Stockholder and a Majority of the Minority Stockholders or (ii) after the Trigger, Stockholders who, in the aggregate, hold a majority of the outstanding shares of Common Stock agree to terminate such provisions.  If the Majority Stockholder holds, directly or indirectly, more than 92.5% of the outstanding shares of Common Stock of the Company then all provisions of this Agreement are terminated except Section 2.3 (Co-Sale Rights), Article VIII (Amendment and Waiver), this Article IX (Termination) and Article XI (Miscellaneous), and to the extent required for the foregoing provisions, Article I (Definitions; Rules of Construction).  Notwithstanding anything contained herein to the contrary, as to any particular Stockholder, this Agreement will no longer be binding or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has Transferred all of such Stockholder’s Stockholder Shares.  .

ARTICLE X
PROXIES

Each power of attorney and proxy granted in this Agreement is given in consideration of, among other things, the agreements and covenants of the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and is irrevocable unless and until this Agreement terminates or expires in accordance with its terms.  Each party revokes any and all previous proxies or powers of attorney with respect to the Stockholder Shares and will not hereafter, unless and until this Agreement terminates or expires in accordance with its terms, grant or purport to grant any other proxy or power of attorney with respect to any of the Stockholder Shares, deposit any of the Stockholder Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Stockholder Shares.

ARTICLE XI
MISCELLANEOUS

11.1

Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any provision of this Agreement will be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.2

Entire Agreement.

This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way.

11.3

Independence of Agreements and Covenants.

All agreements and covenants hereunder will be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant will not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

11.4

Successors and Assigns.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares and obtained such Stockholder Shares in compliance with the transfer restrictions set forth herein.

11.5

Counterparts; Facsimile Signatures; Validity.

This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, .pdf format or otherwise) to the other party, it being understood that all parties need not sign the same counterpart.  Any counterpart or other signature hereupon delivered by facsimile will be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

11.6

Remedies.

(a)

Each Stockholder will have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity, all of which will be cumulative with (and not in lieu of) each other.  Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b)

It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure or threatened failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law.  Any such aggrieved party will, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto will raise the defense that there is an adequate remedy at law.

11.7

No Impairment.

Notwithstanding anything herein to the contrary, nothing contained in this Agreement will affect, limit or impair the rights and remedies of a Stockholder or an Affiliate of a Stockholder in its capacity as a lender to the Company or any of its Subsidiaries pursuant to the First Lien Indenture or any other agreement under which the Company or any of its Subsidiaries has borrowed or may in the future borrow money.  Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender or agent thereunder, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (a) its status or the status of any of its Affiliates as a direct or indirect equityholder of the Company or any of its Subsidiaries, (b) the interests of the Company or any of its Subsidiaries or (c) any duty it may have to any other direct or indirect equityholder of the Company or any of its Subsidiaries, except as may be required under the applicable loan documents.

11.8

Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement will be in writing and will be deemed to have been duly given if personally delivered, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as will be specified by like notice):

(a)

if to the Company, to:

FriendFinder Networks Inc.

[•]

[•]

Attention: [•]

Facsimile: [•]

Telephone: [•]

E-mail: [•]

with a copy (which will not constitute notice) to:

[•]

[•]

[•]

Attention: [•]

Facsimile: [•]

Telephone: [•]

E-mail: [•]

(b)

if to any Stockholder to it at its address set forth on Schedule I (Stockholders) attached hereto.  Any such notice or communication will be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

11.9

Governing Law; Choice or Jurisdiction and Venue.

EXCEPT AS SET FORTH BELOW, THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.  WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND STATE COURTS IN THE STATE OF DELAWARE AND THE CHANCERY COURT OF DELAWARE; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

11.10

Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF.  EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.  EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT  KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.11

Further Assurances.

Each party hereto will do and perform or cause to be done and performed all such further acts and things and will execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby or thereby.

11.12

Third Party Reliance.

(a)

Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders.  Accordingly, no third party (including any holder of Securities of the Company other than the Stockholders) or anyone acting on behalf of any thereof will be a third party or other beneficiary of such covenants and no such third party will have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(b)

None of the provisions hereof will create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries.

11.13

Interpretation.

The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

COMPANY

FRIENDFINDER NETWORKS INC.

By:
Name: Anthony Previte
Title: Chief Executive Officer

Signature Page to FriendFinders Networks Inc. Stockholders’ Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

STOCKHOLDERS

[ ]

[ ]

[ ]

Signature Page to FriendFinders Networks Inc. Stockholders’ Agreement

Exhibit A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement, dated as of December [•], 2013, (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”), among FriendFinder Networks Inc., a Delaware corporation (the “Company”), and its Stockholders party thereto.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with, and to receive the benefits as a Stockholder of, the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned represents and warrants that the undersigned is not a Competitor (as such term is defined in the Stockholders’ Agreement).

The undersigned agrees that the undersigned will be a Stockholder as such term is defined in the Stockholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                                                 .

Signature of Stockholder

Print Name of Stockholder

Address

Facsimile

Telephone

Exhibit D

List of New FFN Board and Officers and the Boards of Directors and Officers of the Other Reorganized Debtors

I.

The New FFN Board shall consist of the following individuals: Andrew Conru, Lars Mapstead, Terrence Zehrer, Kenny Hawk, and Anthony Previte.

II.

As of the Effective Date, the officers of FriendFinder Networks Inc. shall consist of the following:

Name	Position
Anthony L. Previte	Chief Executive Officer
Ezra Shashoua	Chief Financial Officer
Rob Brackett	President, Internet Group
James Sullivan	Acting Chief Operating Officer
Ezra Shashoua	Corporate Secretary (Acting)
David Gellen	Senior Vice President, General Counsel
Myra Tallerico	Vice President, Human Resources

III.

All other Debtors are directly or indirectly wholly-owned subsidiaries of FriendFinder Networks Inc.  Current officers and directors of each remaining Debtor are listed in the Statements of Financial Affairs (provided that Ezra Shashoua has replaced Paul Asher in any position previously held by Paul Asher). The New FFN Board shall confirm or designate, if different, the officers and directors of the remaining Debtors prior to the Effective Date of such Debtors.

Exhibit E

Management Incentive Plan

The Management Incentive Plan shall be determined by the New FFN Board after the Effective Date.

Exhibit F

Schedule of Executory Contracts and Unexpired Leases to be Rejected

The FFN officers and the Required Consenting Noteholders are in continued discussions regarding the terms of continued employment for each of the officers and will add the employment contracts to the assumed contract list upon the agreement of amended and restated employment contracts prior to the confirmation hearing.

The inclusion herein of the Bell Consulting Agreement and the Staton Consulting Agreement in no way conflicts with, or otherwise alters, the treatment provided for the Bell Allowed Claim and the Staton Allowed Claim in the Plan or the rights and obligations of the parties under the Bell/Staton Settlement.

Debtor Name	Contract Party	ContractName	ContractType	SubjectMatter
FriendFinder Networks Inc.	MARC H. BELL	MARC H. BELL	CONSULTING AGREEMENT	CONSULTING AGREEMENT
FriendFinder Networks Inc.	MARC H. BELL	MARC H. BELL	CONSULTING AGREEMENT	AGREEMENT IN CONNECTION WITH CONTINUATION OF CERTAIN EQUITY AWARDS
FriendFinder Networks Inc.	DANIEL C. STATON	DANIEL C. STATON	CONSULTING AGREEMENT	AGREEMENT IN CONNECTION WITH CONTINUATION OF CERTAIN EQUITY AWARDS
FriendFinder Networks Inc.	DANIEL C. STATON	DANIEL C. STATON	CONSULTING AGREEMENT	CONSULTING AGREEMENT
Various, Inc.	OSS-INTEGRATORS, INC.	OSS-INTEGRATORS, INC.	OPERATIONS	STATEMENT OF WORK (TIVOLI PROJECT)
Various, Inc.	OSS-INTEGRATORS, INC.	OSS-INTEGRATORS, INC.	OPERATIONS	SOLUTION SUPPORT SERVICES - PREMIUM SERVICE LEVEL AGREEMENT
FriendFinder Networks Inc., Various Inc.	ANTHONY PREVITE	ANTHONY PREVITE	EMPLOYMENT AGREEMENT	AMENDED AND RESTATED EMPLOYMENT AGREEMENT
FriendFinder Networks Inc., Various Inc.	ANTHONY PREVITE	ANTHONY PREVITE	EMPLOYMENT AGREEMENT	SCIVENER'S ERROR IN SECTION 3.1 OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT
FriendFinder Networks Inc., Various Inc.	EZRA SHASHOUA	EZRA SHASHOUA	EMPLOYMENT AGREEMENT	AMENDED AND RESTATED EMPLOYMENT AGREEMENT
FriendFinder Networks Inc.; Various, Inc.	DAVID GELLEN	DAVID GELLEN	EMPLOYMENT AGREEMENT	AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Exhibit G

Schedule of Cure Amounts for Executory Contracts and Unexpired Leases to be Assumed

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Argus Payments Inc.	CREDORAX (MALTA) LTD.		CREDORAX (MALTA) LTD.	MERCHANT AGREEMENTS	THIRD PARTY GATEWAY AGREEMENT
Argus Payments Inc.	2000 CHARGE, INC.		2000 CHARGE, INC.	MERCHANT AGREEMENTS	ISO AGREEMENT
Argus Payments Inc.	PAYMENT NETWORK AG		PAYMENT NETWORK AG	MERCHANT AGREEMENTS	PROVIDER AGREEMENT
Argus Payments Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	MERCHANT AGREEMENTS	VISA AND MASTERCARD THID PARTY AGENT REGISTRATION AGREEMENT
Argus Payments Inc.	SAVVIS		SAVVIS INC.	OPERATIONS	SERVICE ORDER (1177854)
Argus Payments Inc.	DELL MARKETING L P		DELL MARKETING L P	OPERATIONS	STATEMENT OF WORK
Argus Payments Inc.	403 LABS, LLC		403 LABS, LLC	OPERATIONS	STATEMENT OF WORK
Argus Payments Inc.	PERFORMANCE TUNING CORPORATION	$5,640.00	PERFORMANCE TUNING CORPORATION	OPERATIONS	DATABASE PERFORMANCE CLOUD REMOTE MANAGEMENT SERVICES
Argus Payments Inc.	PERFORMANCE TUNING CORPORATION		PERFORMANCE TUNING CORPORATION	SERVICE	MASTER SERVICES AGREEMENT, DATED 1/10/2012
Argus Payments Inc.	PERFORMANCE TUNING CORPORATION		PERFORMANCE TUNING CORPORATION	OPERATIONS	MASTER SERVICES AGREEMENT
Argus Payments Inc.	PERFORMANCE TUNING CORPORATION		PERFORMANCE TUNING CORPORATION	SERVICES	MASTER SERVICES AGREEMENT
Argus Payments Inc.	PERFORMANCE TUNING CORPORATION		PERFORMANCE TUNING CORPORATION	OPERATIONS	PRICING - DATABASE PERFORMANCE CLOUD REMOTE MANAGEMENT SERVICES
Argus Payments Inc.	PERFORMANCE TUNING CORPORATION		PERFORMANCE TUNING CORPORATION	OPERATIONS	MASTER SERVICES AGREEMENT
Argus Payments Inc.	PERFORMANCE TUNING CORPORATION		PERFORMANCE TUNING CORPORATION	OPERATIONS	STATEMENT OF WORK DPC-001/DATABASE PERFORMANCE CLOUD REMOTE MANAGEMENT SERVICES
Argus Payments Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	ADDENDUM TO MASTER PRODUCT AND SERVICES AGREEMENT
Argus Payments Inc.	BALABIT IT SECURITY LTD.		BALABIT IT SECURITY LTD.	LICENSE	LICENSE CONTRACT
Argus Payments Inc.	BALABIT IT SECURITY LTD.		BALABIT IT SECURITY LTD.	OPERATIONS	OPERATIONS CONTRACT
Argus Payments Inc.	S I NATIONAL, LLC		S I NATIONAL, LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	SONYAN DESERT LTD		SONYAN DESERT LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	SWAN MEDIA GROUP D/B/A SCORESLIVE		SWAN MEDIA GROUP D/B/A SCORESLIVE	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	TUDOR CITY DIGITAL, LLC		TUDOR CITY DIGITAL, LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	OLATION PROPERTIES LTD.		OLATION PROPERTIES LTD.	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Argus Payments Inc.	TESTOHEALT LABS LTD		TESTOHEALT LABS LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	TESTOHEALT LABS LTD		TESTOHEALT LABS LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	CASTAWAY INTERNET LTD		CASTAWAY INTERNET LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	DIGENTRIX WORLDWIDE MEDIA LLC		DIGENTRIX WORLDWIDE MEDIA LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	EMZ VENTURES, LLC		EMZ VENTURES, LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	DBA ACAI ULTRA LEAN, PURE LIFE COLON CLEANSE		DBA ACAI ULTRA LEAN, PURE LIFE COLON CLEANSE	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	IDROLABS LTD D/B/A IDROTHERAPY		IDROLABS LTD D/B/A IDROTHERAPY	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	LIFESTYLE ADVANTAGE LTD. D/B/A ESSENCE OF ARGAN		LIFESTYLE ADVANTAGE LTD. D/B/A ESSENCE OF ARGAN	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	RSB INFOSOLUTIONS PVT LTD		RSB INFOSOLUTIONS PVT LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	THE BIDSPOT, LLC		THE BIDSPOT, LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	TLA ENTERTAINMENT GROUP		TLA ENTERTAINMENT GROUP	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	TREATS MEDIA		TREATS MEDIA	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	R&R RESOURCE MANAGEMENT		R&R RESOURCE MANAGEMENT	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	BLASTED ENTERTAINMENT LTD		BLASTED ENTERTAINMENT LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	3VUE MARKETING, LTD.		3VUE MARKETING, LTD.	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	AUSSIE ORGANICS LLC		AUSSIE ORGANICS LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	CONCEPT ROCKET LLC; D/B/A SHOPPER SYSTEMS.COM		CONCEPT ROCKET LLC; D/B/A SHOPPER SYSTEMS.COM	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Argus Payments Inc.	BLUE VASE MAKETING LTD		BLUE VASE MAKETING LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	CUSTOM BUILT GEAR LLC		CUSTOM BUILT GEAR LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	LICHI SL LTD		LICHI SL LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	LICHI SL LTD		LICHI SL LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	MATE1.COM INC		MATE1.COM INC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	OXIS-BDR LTD		OXIS-BDR LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	TSBO LTD.		TSBO LTD.	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	WEST COAST CUSTOMS INC.		WEST COAST CUSTOMS INC.	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	GLOBAL PROFIT SYSTEMS INTERNATIONAL LLC		GLOBAL PROFIT SYSTEMS INTERNATIONAL LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	JURICK GROUP PTY LTD		JURICK GROUP PTY LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	DJW NATURAL HEALTH LIMITED		DJW NATURAL HEALTH LIMITED	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	PENNYOPTIONS AUSTRAILIA P/L (DBA RESIBIDS)		PENNYOPTIONS AUSTRAILIA P/L (DBA RESIBIDS)	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	REWARDING EARHT LIMITED		REWARDING EARHT LIMITED	ARGUS PAYMENT INC.	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	FUSON LIMITED		FUSON LIMITED	ARGUS PAYMENTS INC	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	EMEMBER SOLUTIONS LTD		EMEMBER SOLUTIONS LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	GO GREEN HEALTH LTD		GO GREEN HEALTH LTD	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	ONLINE IPS BRAZIL LLC		ONLINE IPS BRAZIL LLC	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Argus Payments Inc.	OPTIMA CIGS		OPTIMA CIGS	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	PARADOSIO TRADING LIMITED		PARADOSIO TRADING LIMITED	ARGUS PAYMENTS	MASTER PAYMENT PROCESSING SERVICES AGREEMENT
Argus Payments Inc.	FALANG GUY VENTURES, LTD.		FALANG GUY VENTURES, LTD.	ARGUS PAYMENTS	RESELLER AGREEMENT
Argus Payments Inc.	IPROCESSING		IPROCESSING	ARGUS PAYMENTS	RESELLER AGREEMENT
Argus Payments Inc.	CKC HOLDINGS (DBA SIGNATURE CARD SERVICES)		CKC HOLDINGS (DBA SIGNATURE CARD SERVICES)	ARGUS PAYMENTS	RESELLER AGREEMENT
Argus Payments Inc.	TOCCATA, INC.		TOCCATA, INC.	ARGUS PAYMENTS	REFERRAL AGREEMENT
Argus Payments Inc.	ETHOCA LIMITED		ETHOCA LIMITED	ARGUS PAYMENTS	ETHOCA ALERTS VALUE ADDED RESELLER AGREEMENT
Argus Payments Inc.	GLOBAL PAYMENTS DIRECT, INC.		GLOBAL PAYMENTS DIRECT, INC.	ARGUS PAYMENTS	IP VPN HARDWARE CLIENT AGREEMENT LETTER
Argus Payments Inc.	GLOBAL PAYMENTS DIRECT, INC.		GLOBAL PAYMENTS DIRECT, INC.	ARGUS PAYMENTS	CARDHOLDER AND TRANSACTION INFORMATION SECURITY AGREEMENT
Argus Payments Inc.	CANN CONSULTING, LLC	$4,200.00	GARY CANN	ARGUS PAYMENTS	INDEPENDENT CONTRACTOR AGREEMENT
Argus Payments Inc.	INTERNATIONAL PROCESSING SOLUTION		INTERNATIONAL PROCESSING SOLUTION	ARGUS PAYMENTS	SALES AGENCY AGREEMENT
Confirm ID, Inc.	TANGO TIME, INC.		TANGO TIME, INC.	MARKETING	CONSULTING AGREEMENT
Confirm ID, Inc.	VEROTEL MERCHANT SERVICES BV		VEROTEL MERCHANT SERVICES BV	MERCHANT AGREEMENTS	VEROTEL PROCESSING SERVICE AGREEMENT
Confirm ID, Inc.	JANICE CARROLL AND JESS AGERGAARD		JANICE CARROLL AND JESS AGERGAARD	OPERATIONS	ASSET PURCHASE AGREEMENT
Confirm ID, Inc.	JANICE CARROLL AND JESS AGERGAARD		JANICE CARROLL AND JESS AGERGAARD	OPERATIONS	ASSET PURCHASE AGREEMENT
Confirm ID, Inc.	TRUSTED UNIVERSAL STANDARDS IN ELECTRONIC		TRUSTED UNIVERSAL STANDARDS IN ELECTRONIC	ADULT DATING	TRUSTE LICENSE AGREEMENT - 9.0
Danni Ashe, Inc.	DIRECTNIC.COM		DIRECTNIC.COM	CONTRACT	DOMAIN REGISTRATION
Fastcupid, Inc.	BMO HARRIS BANK N A		BMO HARRIS BANK N A	MERCHANT AGREEMENTS	PAYMENT AND PERFORMANCE GUARANTY AGREEMENT (Fast Cupid)
Fastcupid, Inc.	HSBC BANK USA, NATIONAL ASSOCIATION		HSBC BANK USA, NATIONAL ASSOCIATION	MERCHANT AGREEMENTS	MERCHANT APPLICATION (ECS/Electronic Cash Systems - Fast Cupid/undataed)
Fastcupid, Inc.	MONERIS SOLUTIONS, INC.		MONERIS SOLUTIONS, INC.	MERCHANT AGREEMENTS	AMENDMENT TO MONERIS SOLUTIONS AND HARRIS N.A. MERCHANT AGREMENT
Fierce Wombat Games Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	MERCHANT AGREEMENTS	MERCHANT CARD APPLICATION/AGREEMENT
Fierce Wombat Games Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	MERCHANT AGREEMENTS	RESERVE?ACH HOLD ACKNOWLEDGEMENT AND ACCEPTANCE
Fierce Wombat Games Inc.	ADP, INC.		ADP, INC.	HUMAN RESOURCES	MAJOR ACCOUNT SERVICE AGREEMENT
Fierce Wombat Games Inc.	VACO SAN FRANCISCO, LLC	$3,861.46	VACO TECHNOLOGY	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Fierce Wombat Games Inc.	CUPID PLCE		CUPID PLCE	CLICK THROUGH AGREEMENTS	ACCOUNT DETAILS
Fierce Wombat Games Inc.	JDI DATING LTD. (DBADATE-CONNECTED.COM)		JDI DATING LTD. (DBADATE-CONNECTED.COM)	CLICK THROUGH AGREEMENTS	SIGN-UP CONFIRMATION
Fierce Wombat Games Inc.	AVALANCHE LLC (DBA ONLINE DATING CASH)		AVALANCHE LLC (DBA ONLINE DATING CASH)	CLICK THROUGH AGREEMENTS	ACCOUNT CONFIRMATION
Fierce Wombat Games Inc.	AMAZON		AMAZON	CLICK THROUGH AGREEMENTS	ACCOUNT INFORMATION
FriendFinder California Inc.	PAYPAL, INC./BILL ME LATER		PAYPAL, INC./BILL ME LATER	MERCHANT AGREEMENTS	ADDENDUM TO MERCHANT AGREEMENT
FriendFinder California Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT BANKCARD APPLICATION
FriendFinder California Inc.	HUMBQLDT MERCHANT SERVICES		HUMBQLDT MERCHANT SERVICES	MERCHANT PROCESSING	MERCHANT BANKCARD APPLICATION AND AGREEMENT
FriendFinder California Inc.	HUMBQLDT MERCHANT SERVICES		HUMBQLDT MERCHANT SERVICES	MERCHANT PROCESSING	MERCHANT BANKCARD APPLICATION AND AGREEMENT AMENDMENT TO HUMBOLDT MERCHANT SERVICES MERCHANT BANKCARD AGREEMENT & PAYMENT AND PERFORMANCE GUARANTEE
FriendFinder California Inc.	DINERO MAIL LLC		DINERO MAIL LLC	MERCHANT AGREEMENTS	SERVICES AGREEMENT
FriendFinder California Inc.	MERCHANT SERVICES LTD.		MERCHANT SERVICES LTD.	MERCHANT AGREEMENTS	MERCHANT APPLICATION
FriendFinder California Inc.	TRILIBIS, INC		TRILIBIS, INC	PROFESSIONAL SERVICES	AMENDMENT TO AGREEMENT
FriendFinder California Inc.	TRILIBIS, INC		TRILIBIS, INC	OPERATIONS	AMENDMENT TO AGREEMENT
FriendFinder California Inc.	CENGAGE LEARNING, INC		CENGAGE LEARNING, INC	AGREEMENT	LETTER OF AGREEMENT
FriendFinder California Inc.	TRILIBIS, INC		TRILIBIS, INC	ADULT DATING	AMENDMENT TO AGREEMENT
FriendFinder California Inc.	POND 5		POND 5	CLICK THROUGH AGREEMENTS	ACCOUNT CONFIRMATION
FriendFinder Networks Inc.	6800 BROKEN SOUND LLC		6800 BROKEN SOUND LLC	REAL PROPERTY LEASE	OFFICE LEASE: 6800 BROKEN SOUND PARKWAY NW, BOCA RATON, FL 33487
FriendFinder Networks Inc.	20 BROAD COMPANY L L C	$1,490.24	20 BROAD COMPANY L L C	REAL PROPERTY LEASE	OFFICE LEASE: 20 BROAD STREET, NEW YORK, NY 10005
FriendFinder Networks Inc.	LEGACY PARTNERS II REDMOND QUADRANT E, LLC		LEGACY PARTNERS II REDMOND QUADRANT E, LLC	REAL PROPERTY LEASE	OFFICE LEASE:11121 WILLOWS ROAD NE, SUITE 310, REDMOND, WASHINGTON 98052
FriendFinder Networks Inc.	MANTIS TECHNOLOGY GROUP		MANTIS TECHNOLOGY GROUP	REAL PROPERTY LEASE	SUBLEASE FROM DEBTOR TO MANTIS TECHNOLOGY GROUP: 11121 WILLOWS ROAD NE, SUITE 310, REDMOND, WASHINGTON 98052
FriendFinder Networks Inc.	OPUS 1 MUSIC LIBRARY, LLC		OPUS 1 MUSIC LIBRARY, LLC	BROADCAST	ANNUAL LEASE & SYNCHRONIZATION AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
FriendFinder Networks Inc.	PANASONIC CONSUMER MARKETING		PANASONIC CONSUMER MARKETING	LICENSE	VIERA CONNECT PRODUCT INTEGRATION AGREEMENT
FriendFinder Networks Inc.	PR NEWSWIRE ASSOCIATION LLC	$129.00	PR NEWSWIRE ASSOCIATION, LLC	PUBLICATION	PR NEWSWIRE SERVICES AGREEMENT
FriendFinder Networks Inc.	MEDIAMARK RESEARCH INC.		MEDIAMARK RESEARCH INC.	SUBSCRIPTION	MEDIAMARK RESEARCH INC. NATIONAL REPORT SUBSCRIPTION AGREEMENT
FriendFinder Networks Inc.	COUNCIL OF BETTER BUSINESS BUREAUS, INC.		COUNCIL OF BETTER BUSINESS BUREAUS, INC.	OPERATIONS	SAFE HARBOR PRIVACY DISPUTE RESOLUTION PROCEDURE PARTICIPATION AGREEMENT
FriendFinder Networks Inc.	XL GROUP INSURANCE REINSURANCE		XL GROUP INSURANCE REINSURANCE	INSURANCE	EXCESS LIABILITY BINDER
FriendFinder Networks Inc.	XL GROUP INSURANCE REINSURANCE		XL GROUP INSURANCE REINSURANCE	INSURANCE	CORNERSTONE A-SIDE MANAGEMENT LIABILITY BINDER
FriendFinder Networks Inc.	ENDURANCE RISK SOLUTIONS		ENDURANCE RISK SOLUTIONS	INSURANCE	BINDER FOR EXCESS MANAGEMENT LIABILITY INSURANCE
FriendFinder Networks Inc.	RYAN TURNER SPECIALTY		RYAN TURNER SPECIALTY	INSURANCE	CONFIRMATION OF INSURANCE
FriendFinder Networks Inc.	ILLINOIS NATIONAL INSURANCE COMPANY		ILLINOIS NATIONAL INSURANCE COMPANY	INSURANCE	BINDER OF INSURANCE CONFIRMATION LETTER
FriendFinder Networks Inc.	ILLINOIS NATIONAL INSURANCE COMPANY		ILLINOIS NATIONAL INSURANCE COMPANY	INSURANCE	BINDER OF INSURANCE CONFIRMATION LETTER
FriendFinder Networks Inc.	ILLINOIS NATIONAL INSURANCE COMPANY		ILLINOIS NATIONAL INSURANCE COMPANY	INSURANCE	CORPORATE COUNSEL PREMIER: PROFESSIONAL LIABILITY INSURANCE FOR CORPORATE COUNSEL
FriendFinder Networks Inc.	ILLINOIS NATIONAL INSURANCE COMPANY		ILLINOIS NATIONAL INSURANCE COMPANY	INSURANCE	TEMPORARY AND CONDITIONAL BINDER OF INSURANCE CONFIRMATION LETTER
FriendFinder Networks Inc.	XL GROUP INSURANCE REINSURANCE		XL GROUP INSURANCE REINSURANCE	INSURANCE	EMPLOYMENT PRACTICES LIABILITY BINDER
FriendFinder Networks Inc.	CHARTIS		CHARTIS	POLICIES	CHARTIS CRISISOLUTION POLICY.
FriendFinder Networks Inc.	XL SPECIALTY INSURANCE COMPANY		XL SPECIALTY INSURANCE COMPANY	POLICY	EXPRESS POLICY DECLARATIONS
FriendFinder Networks Inc.	AIG		AIG	POLICY	POLICY HOLDER NOTICE
FriendFinder Networks Inc.	XL SPECIALTY INSURANCE COMPANY		XL SPECIALTY INSURANCE COMPANY	INSURANCE	CORNERSTONE A-SIDE MANAGEMENT LIABILITY INSURANCE POLICY DECLARATIONS & POLICYHOLDER DISCLOSURE
FriendFinder Networks Inc.	MONITOR LIABILITY MANAGERS		MONITOR LIABILITY MANAGERS	POLICY	EXCESS DIRECTOR, OFFICERS AND CORPORATE LIABILITY INSURANCE DTD 7/9/2013
FriendFinder Networks Inc.	MONITOR LIABILITY MANAGERS		MONITOR LIABILITY MANAGERS	INSURANCE	BINDER FOR DIRECTORS, OFFICERS AND CORPORATE LIABILITY INSURANCE

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
FriendFinder Networks Inc.	ENDURANCE AMERICAN SPECIALTY INSURANCE COMPANY		ENDURANCE AMERICAN SPECIALTY INSURANCE COMPANY	INSURANCE	FOLLOW FORM EXCESS MANAGEMENT LIABILITY INSURANCE DECLARATIONS
FriendFinder Networks Inc.	XL SPECIALTY INSURANCE COMPANY		XL SPECIALTY INSURANCE COMPANY	INSURANCE	EMPLOYMENT PRACTICES LIABILITY INSURANCE POLICY DECLARATION
FriendFinder Networks Inc.	WEST AMERICA BANK		WEST AMERICA BANK	MERCHANT AGREEMENTS	CONTINUING GUARANTY
FriendFinder Networks Inc.	WEST AMERICA BANK		WEST AMERICA BANK	MERCHANT AGREEMENTS	CONTINUING GUARANTY
FriendFinder Networks Inc.	WEST AMERICA BANK		WEST AMERICA BANK	MERCHANT AGREEMENTS	CONTINUING GUARANTY
FriendFinder Networks Inc.	PPC PH ONLINE & WEST AMERICA BANK		PPC PH ONLINE	MERCHANT AGREEMENTS	CONTINUING GUARANTY
FriendFinder Networks Inc.	WEST AMERICA BANK		WEST AMERICA BANK	MERCHANT AGREEMENTS	CONTINUING GUARANTY
FriendFinder Networks Inc.	WEST AMERICA BANK		WEST AMERICA BANK	CONTRACT	CONTINUING GURANTEE
FriendFinder Networks Inc.	MINNESOTA LIFE INSURANCE COMPAANY (DBA SECURIAN)		MINNESOTA LIFE INSURANCE COMPAANY (DBA SECURIAN)	HUMAN RESOURCES	FRIENDFINDER NETWORKS INC. EMPLOYEES RETIREMENT PLAN AND TRUST - SUMMARY PLAN DESCRIPTION
FriendFinder Networks Inc.	PRINCIPAL LIFE INSURANCE COMPANY		PRINCIPAL LIFE INSURANCE CO/ART HAUSER INSURANCE	HUMAN RESOURCES	NOTIFICATION OF RENEWAL
FriendFinder Networks Inc.	PRINCIPAL LIFE INSURANCE COMPANY		PRINCIPAL LIFE INSURACE COMPANY	HUMAN RESOURCES	GROUP LONG TERM DISABILITY INSURANCE AND CHANGE NO. 7- AMENDMENT
FriendFinder Networks Inc.	PRINCIPAL LIFE INSURANCE COMPANY		PRINCIPAL LIFE INSURANCE CO/ART HAUSER INSURANCE	HUMAN RESOURCES	NOTIFICATION OF RENEWAL
FriendFinder Networks Inc.	PRINCIPAL LIFE INSURANCE COMPANY	$4,555.04	PRINCIPAL LIFE INSURANCE COMPANY	HUMAN RESOURCES	GROUP INSURANCE POLICY AND CHANGE NO. 4 - AMENDMENT
FriendFinder Networks Inc.	AETNA LIFE INSURANCE COMPANY		AETNA LIFE INSURANCE COMPANY	HUMAN RESOURCES	MASTER SERVICES AGREEMENT NO. MSA-835790
FriendFinder Networks Inc.	VISION SERVICE PLAN	$1,851.61	VISION SERVICE PLAN	HUMAN RESOURCES	EVIDENCE OF COVERAGE AND DISCLOSURE FORM
FriendFinder Networks Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	THIRD PARTY ADMINISTRATIVE SERVICE AGREEMENT S125 FLEXIBLE BENEFITS CAFETERIA PLAN
FriendFinder Networks Inc.; Various, Inc.	ROBERT BRACKETT		ROBERT BRACKETT	EMPLOYMENT AGREEMENT	EMPLOYMENT OF LETTER
FriendFinder Networks Inc.; Various, Inc.	ROBERT BRACKETT		ROBERT BRACKETT	EMPLOYMENT AGREEMENT	AMENDMENT TO EMPLOYMENT OFFER LETTER AGREEMENT
FriendFinder Networks Inc.	JAMES SULLIVAN		JAMES SULLIVAN	EMPLOYMENT AGREEMENT	OFFICER OF SEPERATION BENEFITS
FriendFinder Networks Inc.	JAMES SULLIVAN		JAMES SULLIVAN	EMPLOYMENT AGREEMENT	2013 PERFORMANCE BONUS PLAN
FriendFinder Networks Inc.; Various, Inc.	ROBERT BRACKETT		ROBERT BRACKETT	EMPLOYMENT AGREEMENT	2013 PERFORMANCE BONUS PLAN
FriendFinder Networks Inc.; Various, Inc.	ANTHONY PREVITE		ANTHONY PREVITE	EMPLOYMENT AGREEMENT	2013 PERFORMANCE BONUS PLAN

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
FriendFinder Networks Inc.	EZRA SHASHOUA		EZRA SHASHOUA	EMPLOYMENT AGREEMENT	2013 PERFORMANCE BONUS PLAN
FriendFinder Networks Inc.	LUCK HONG		LUCK HONG	EMPLOYMENT AGREEMENT	OFFER OF EMPLOYMENT
FriendFinder Networks Inc.	FRANK MATASAVAGE		FRANK MATASAVAGE	EMPLOYMENT AGREEMENT	OFFICER OF SEPARATION BENEFITS
FriendFinder Networks Inc.	STACEY SWAYE		STACEY SWAYE	EMPLOYMENT AGREEMENT	OFFER OF SEPERATION BENEFITS
FriendFinder Networks Inc.	AMANDA BYRD		AMANDA BYRD	EMPLOYMENT AGREEMENT	CONFIRMATION OF COMMISSIONS AGREEMENT
FriendFinder Networks Inc.	MARTHA DUKE		MARTHA DUKE	EMPLOYMENT AGREEMENT	OFFER OF EMPLOYMENT
FriendFinder Networks Inc.	JEFF STOLLER		JEFF STOLLER	EMPLOYMENT AGREEMENT	OFFER LETTER
FriendFinder Networks Inc.	BARRY FLORESCUE		BARRY FLORESCUE	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	KAI-SHING TAO		KAI-SHING TAO	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	DONALD A JOHNSON		DONALD A JOHNSON	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	JAMES LACHANCE		JAMES LACHANCE	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	TOBY E. LAZARUS		TOBY E. LAZARUS	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	MARC H. BELL		MARC H. BELL	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	ROBERT BELL		ROBERT BELL	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	STEVEN RATTNER		STEVEN RATTNER	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	JASON SMITH		JASON SMITH	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	DANIEL C. STATON		DANIEL C. STATON	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	PAUL ASHER		PAUL ASHER	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	ROBERT BRACKETT		ROBERT BRACKETT	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	ANTHONY PREVITE		ANTHONY PREVITE	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	DAVID GELLEN		DAVID GELLEN	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	EZRA SHASHOUA		EZRA SHASHOUA	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	STACEY SWAYE		STACEY SWAYE	INDEMNIFICATION AGREEMENT	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	GEMISYS CORPORATION AND TCA FINANCIAL CORPORATION		GEMISYS CORPORATION AND TCA FINANCIAL CORPORATION	INDEMNIFICATION AGREEMENTS	INDEMNIFICATION AGREEMENT
FriendFinder Networks Inc.	YOUMU, INC. AND ANDREW CONRU		YOUMU, INC. AND ANDREW CONRU	CONSULTING AGREEMENT	AMENDMENT TO CONSULTING ARRANGEMENTS

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
FriendFinder Networks Inc.	ANDREW B CONRU TRUST AGREEMENT	$1,137,500.00	ANDREW B CONRU TRUST AGREEMENT	AGREEMENT	CONFIRMATION OF CERTAIN CONSENT AND EXCHANGE FEES (DEBT)
FriendFinder Networks Inc.	LEGENDARY TECHNOLOGY INC.		LEGENDARY TECHNOLOGY INC.	CONSULTING AGREEMENTS	AMENDMENT OF CONSULTING ARRANGEMENTS
FriendFinder Networks Inc.	MAPSTEAD TRUST CREATED ON APR 16 2002	$112,500.00	MAPSTEAD TRUST CREATED ON APR 16 2002	AGREEMENT	CONFIRMATION OF CERTAIN CONSENT AND EXCHANGE FEES (DEBT)
FriendFinder Networks Inc.	DAWN CEYLAN		DAWN CEYLAN	AGREEMENT	INDEPENDENT CONTRATOR AGREEMENT
FriendFinder Networks Inc.	DYNADOT		DYNADOT	CONTRACT	DYNADOT DOMAIN REGISTRATION
FriendFinder Networks Inc.	ENOMCENTRAL.COM		ENOMCENTRAL.COM	DOMAIN SERVICES	ENOMCENTRAL DOMAIN REGISTRATION
FriendFinder Networks Inc.	NETWORK SOLUTIONS, LLC		NETWORK SOLUTIONS, LLC	OPERATIONS	SERVICE AGREEMENT
FriendFinder Networks Inc.	ARIN		ARIN	OPERATIONS	SERVICE AGREEMENT
FriendFinder Networks Inc.	DELL INC.		DELL INC.	OPERATIONS	GUARANTEE AGREEMENT FOR ARGUS PAYMENTS INC. AS BUYER
FriendFinder Networks Inc.	GOOGLE INC./POSTINI UK LIMITED, POSTINI		GOOGLE INC./POSTINI UK LIMITED, POSTINI	OPERATIONS	TRANSFER AGREEMENT
FriendFinder Networks Inc.	MICROSOFT LICENSING, GP		MICROSOFT LICENSING, GP	OPERATIONS	PROGRAM SIGNATURE FORM
FriendFinder Networks Inc.	MICROSOFT CORPORATION		MICROSOFT CORPORATION	LICENSE/SERVICE	PROGRAM SIGNATURE FORM
FriendFinder Networks Inc.	MICROSOFT CORPORATION		MICROSOFT CORPORATION	OPERATIONS	SALES/USE TAX EXEMPTION REQUEST
FriendFinder Networks Inc.	MICROSOFT VOULUM LICENSING		MICROSOFT VOULUM LICENSING	OPERATIONS	PROGRAM SIGNATURE FORM
FriendFinder Networks Inc.	MICROSOFT CORPORATION		MICROSOFT CORPORATION	LICENSE/SERVICE	ENTERPRISE UPDATE STATEMENT + MICROSOFT LICENSING, GP SALES/USE/EXCISE TAX PRE-APPROVAL FORM
FriendFinder Networks Inc.	MICROSOFT CORPORATION		MICROSOFT CORPORATION	OPERATIONS	ENTERPRISE UPDATE STATEMENT
FriendFinder Networks Inc.	MICROSOFT CORPORATION		MICROSOFT CORPORATION	OPERATIONS	ENROLLMENT APPLLICATION AMENDMENT ID M23 + ENROLLMENT APPICATION FORM (DIRECT) + TERMS AND CONDITIONS
FriendFinder Networks Inc.	MICROSOFT CORPORATION		MICROSOFT CORPORATION	OPERATIONS	PREVIOUS ENROLLMENT/AGREEMENT FORM
FriendFinder Networks Inc.	MICROSOFT CORPORATION		MICROSOFT CORPORATION	LICENSE/SERVICE	PREVIOUS ENROLLMENT/AGREEMENT FORM #57291704
FriendFinder Networks Inc.	PANASONIC CONSUMER MARKETING COMPANY OF		PANASONIC CONSUMER MARKETING COMPANY OF	OPERATIONS	PRODUCT INTEGRATION AGREEMENT
FriendFinder Networks Inc.	WORKSHARE		WORKSHARE	OPERATIONS	PURCHASE ORDER
FriendFinder Networks Inc.	GAM INVENTORY MANAGEMENT	$107.00	GAM INVENTORY MANAGEMENT	FACILITIES	ASSET MANAGEMENT AGREEMENT
FriendFinder Networks Inc.	PENINSULA STORAGE CENTER	$1,689.00	PENINSULA STORAGE CENTER	FACILITIES	RENTAL AGREEEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
FriendFinder Networks Inc.	DATASAFE		DATASAFE	FACILITIES	STORAGE AND SERVICES AGREEMENT
FriendFinder Networks Inc.	THE STANDARD COMPANIES INC		THE STANDARD COMPANIES INC	FACILITIES	SUPPLY PURCHASE AND EQUIPMENT USE AGREEMENT
FriendFinder Networks Inc.	CINTAS DOCUMENT MANAGEMENT		CINTAS DOCUMENT MANAGEMENT	FACILITIES	INVOICE
FriendFinder Networks Inc.	CINTAS FAS LOCKBOX		CINTAS FAS LOCKBOX	FACILITIES	DELIVERY TICKET
FriendFinder Networks Inc.	LDI COLOR TOOL BOX	$33.95	LDI COLOR TOOL BOX	FACILITIES	PERFORMANCE AGREEMENT
FriendFinder Networks Inc.	LDI COLOR TOOL BOX		LDI COLOR TOOL BOX	FACILITIES	LEASE AGREEMENT
FriendFinder Networks Inc.	PACIFIC WEST SECURITY INC.	$925.00	PACIFIC WEST SECURITY (SONITROL)	FACILITIES	CLIENT CONTRACT
FriendFinder Networks Inc.	TRILIBIS, INC		TRILIBIS, INC	OPERATIONS	AGREEMENT
FriendFinder Networks Inc.	TRUSTED UNIVERSAL STANDARDS IN ELECTRONIC		TRUSTED UNIVERSAL STANDARDS IN ELECTRONIC	ADULT DATING	TRUSTE LICENSE AGREEMENT - 9.0
FriendFinder Networks Inc., GMCI Internet Operations, Inc.	BMO HARRIS BANK N A & MONERIS SOLUTIONS		BMO HARRIS BANK N A	MERCHANT AGREEMENTS	PAYMENT AND PERFORMANCE GUARANTY AGREEMENT
FriendFinder Networks Inc., GMCI Internet Operations, Inc.	MONERIS SOLUTIONS		MONERIS SOLUTIONS	MERCHANT AGREEMENTS	PAYMENT AND PERFORMANCE GUARANTY AGREEMENT
FriendFinder Networks Inc., Various Inc.	FRODO ENTERPRISES		FRODO ENTERPRISES	MERCHANT AGREEMENTS	MERCHANT SERVICES AGREEMENT
FriendFinder Networks Inc., Various Inc.	OPUS CONNECT LTD		OPUS CONNECT LTD	MERCHANT AGREEMENTS	MERCHANT SERVICES AGREEMENT
FriendFinder Networks Inc., Various Inc.	ROBERT BRACKETT		ROBERT BRACKETT	EMPLOYMENT AGREEMENT	CONFIRMATION OF EMPLOYMENT AGREEMENT/COMPENSATION AGREEMENT
FriendFinder Networks Inc., Various Inc.	JAMES SULLIVAN		JAMES SULLIVAN	EMPLOYMENT AGREEMENT	CONFIRMATION OF EMPLOYMENT/COMPENSATION AGREEMENT
FRNK Technology Group	SHOWPLACE SQUARE WEST, LLC		SHOWPLACE SQUARE WEST, LLC	REAL PROPERTY LEASE	OFFICE LEASE: 550 15TH STREET, SAN FRANCISCO, CA 94103 (SPACE M15 LOCATED ON THE NORTH SIDE OF THE MEZZANINE LEVEL OF)
FRNK Technology Group	CCBILL LLC		CCBILL LLC	MERCHANT AGREEMENTS	ACCOUNT AUTHORIZATION FORM
FRNK Technology Group	COMCAST		COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC	OPERATIONS	BUSINESS CLASS SERVICE ORDER AGREEMENT
FRNK Technology Group	COMCAST	$90.72	COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC	OPERATIONS	BUSINESS SERVICES CUSTOMER TERMS AND CONDITIONS
General Media Communications, Inc.	CB Jones II Inc.(ATL club)		CBAT	LICENSE	ATLANTA PENTHOUSE LOUNGE - LOUNGE LICENSING AGREEMENT
General Media Communications, Inc.	SARL Sport Bar (Frankce)		RUFFR	CLUB AGREEMENTS	AMENDMENT TO CLUB LICENSING AGREEMENT
General Media Communications, Inc.	3001 Castor, Inc.		3001 Castor, Inc. (Philly Club)	CLUB AGREEMENTS	CLUB LICENSING AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	HDVPA		HDVPA	CLUB AGREEMENTS	ADULT NIGHT CLUB LICENSE AGREEMENT
General Media Communications, Inc.	HDV Pittsburgh, LLC (Pitts Nightclub)		HDVPA	BROADCAST	LETTER DATED 6/19/2013 AMENDING ADULT NIGHT CLUB LICENSING AGREEMENT DATED 10/24/2012 SECTION 2(B)
General Media Communications, Inc.	BT California, LLC (SF Club)		CASF	CLUB AGREEMENTS	ADULT NIGHT CLUB LICENSE AGREEMENT
General Media Communications, Inc.	Tampa Food & Beverage LLC (Tampa Club)		FBFL	CLUB AGREEMENTS	CLUB LICENSING AGREEMENT
General Media Communications, Inc.	Tampa Food & Beverage LLC (Tampa Club)		FBFL	CONTRACT	AMENDMENT TO CLUB LICENSING AGREEMENT
General Media Communications, Inc.	Tampa Food & Beverage LLC (Tampa Club)		FBFL	CLUB AGREEMENTS	AMENDMENT TO CLUB LICENSING AGREEMENT
General Media Communications, Inc.	VSESWIT ASSET MANAGEMENT COMPANY (UKRAINE CLUB)		VTUK	CLUB AGREEMENTS	BEACH CLUB & ADULT NIGHT CLUB TRADEMARK LICENSE AGREEMENT
General Media Communications, Inc.	Baton Rouge Sports Restaurant (Baton Rouge Club)		BRSR	CLUB AGREEMENTS	ADULT NIGHT CLUB: TRADEMARK LICENSE AGREEMENT (U.S.)
General Media Communications, Inc.	CSWS, LLC		CSWS, LLC	LICENSE	CLUB LICENSING AGREEMENT AMENDMENT
General Media Communications, Inc.	CSWS, LLC		CSWS, LLC	LICENSE	PENTHOUSE CLUB CHICAGO MIDWAY AIRPORT - LICENSING AGREEMENT AND AMENDMENT
General Media Communications, Inc.	Opus Entertainment (Chicago)		ORRIL	CLUB AGREEMENTS	ADULT NIGHT CLUB LICENSE AGREEMENT
General Media Communications, Inc.	ABCDE LAND DEVELOPMENT		ABCDE LAND DEVELOPMENT	CLUB AGREEMENTS	CLUB LICENSING AGREEMENT
General Media Communications, Inc.	ABCDE LAND DEVELOPMENT		ABCDE LAND DEVELOPMENT	CLUB AGREEMENTS	AMENDMENT TO CLUB LICENSING AGREEMENT
General Media Communications, Inc.	VCG HOLDING CORP - LICENSEE; GLENDALE RESTAURANT		VCG HOLDING CORP - LICENSEE; GLENDALE RESTAURANT	CLUB AGREEMENTS	CLUB LICENSING AGREEMENT
General Media Communications, Inc.	HIRUS		HIRUS	LICENSE	AMENDED AND RESTATED ADDITIONAL AGREEMENT TO LICENSE CONTRACT NO. 001
General Media Communications, Inc.	Highland Group (Moscow)		HIRUS	TRADEMARK LICENSING AGREEMENT	LICENSE CONTRACT NO. 001
General Media Communications, Inc.	American Restaurant Inc. (New Orleans Club)		USALA	CLUB AGREEMENTS	CLUB LICENSING AGREEMENT
General Media Communications, Inc.	The Executive Club		ROB11	CLUB AGREEMENTS	CLUB LICENSING AGREEMENT
General Media Communications, Inc.	Delores Properties (Aukland Club)		WEST	CLUB AGREEMENTS	ADULT NIGHT CLUB LICENSE AGREEMENT
General Media Communications, Inc.	A2Z SERVICES		A2Z SERVICES	BROADCAST	AMENDMENT TO INTERNATIONAL SALES REPRESENTATIVE AGREEMENT BETWEEN A2Z SERVICES AND GMCI

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	RUSH FILMS LIMITED		RUSH FILMS LIMITED	BROADCAST	LICENSE TO USE "PENTHOUSE" MARK IN MOTION PICTURE "RUSH"
General Media Communications, Inc.	IMAGE ENTERTAINMENT, INC.		IMAGE ENTERTAINMENT, INC.	BROADCAST	LETTER EXTENDING TERMS OF LICENSE AGREEMENT TO AUGUST 28, 2015
General Media Communications, Inc.	Ntree Media		NMGSK	BROADCAST	AMENDMENT NO. 1 TO MASTER LICENSE AGREEMENT
General Media Communications, Inc.	AMAZON SERVICES LLC		AMAZON SERVICES LLC	PUBLICATION	AMAZON.COM PUBLISHERS DIRECT MERCHANTS@AMAZON.COM PARTICIPATION AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	PALM COAST DATA, LLC		PALM COAST DATA, LLC	PUBLICATION	ADDENDUM #1 TO THE AGREEMENT BETWEEN GENERAL MEDIA COMMUNICATIONS, INC. AND PALM COAST DATA, LLC DATED AS OF OCTOBER 1, 2002, AS PREVIOUSLY MODIFIED BY LETTER OF MODIFICATION DATED JANUARY 1, 2003
General Media Communications, Inc.	PALM COAST DATA, LLC		PALM COAST DATA, LLC	PUBLICATION

ADDENDUM #4 TO THE AGREEMENT BETWEEN GENERAL MEDIA COMMUNICATIONS, INC. AND PALM COAST DATA, LLC DATED AS OF OCTOBER 1, 2002, AS PREVIOUSLY MODIFIED BY LETTER OF MODIFICATION DATED JANUARY 1, 2003 AND AMENDED BY ADDENDUM #1 EFFECTIVE SEPTEMBER 1, 2005 AND

General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	TIME & LIFE BUILDING		TIME & LIFE BUILDING	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	ARTISTS AND ARTISANS, INC.		ARTISTS AND ARTISANS, INC.	PUBLICATION	ST. MARTIN'S PRESS CONTACT
General Media Communications, Inc.	CURTIS CIRCULATION COMPANY, LLC		CURTIS CIRCULATION COMPANY, LLC	PUBLICATION	DISTRIBUTION AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	BLUE LIGHT MEDIA, LLC		BLUE LIGHT MEDIA, LLC	PUBLICATION	PUBLISHER SERVICES AGREEMENT
General Media Communications, Inc.	BLUE LIGHT MEDIA, LLC		BLUE LIGHT MEDIA, LLC	PUBLISHING	BLUE LIGHT MEDIA, LLC PUBLISHER SERVICES AGREEMENT
General Media Communications, Inc.	BARNESANDNOBLE.COM LLC		BARNESANDNOBLE.COM LLC	EBOOK PUBLICATION AGREEMENT (ACCOUNT INFORMATION)	PUBIT!MY ACCOUNT
General Media Communications, Inc.	SQRL DESIGN GROUP INC		SQRL DESIGN GROUP INC	PRODUCT LICENSING	COPYRIGHT & INTELLECTUAL PROPERTY LICENSE AGREEMENT
General Media Communications, Inc.	PROCIRC, LLC		PROCIRC, LLC	PUBLICATION	CIRCULATION SERVICES AGREEMENT
General Media Communications, Inc.	PROCIRC, LLC		PROCIRC, LLC	SERVICES - DISTRIBUTION	CIRCULATION SERVICES AGREEMENT
General Media Communications, Inc.	ZINIO SYSTEMS, LLC		ZINIO SYSTEMS, INC.	PUBLICATION	SERVICE AGREEMENT
General Media Communications, Inc.	ZINIO SYSTEMS, LLC		ZINIO SYSTEMS, INC.	SERVICES - DISTRIBUTION	SERVICES AGREEMENT
General Media Communications, Inc.	BARNESANDNOBLE.COM LLC, BARNES & NOBLE SARL		BARNESANDNOBLE.COM LLC, BARNES & NOBLE SARL	PUBLICATION	NOOK PRESS TERMS AND CONDITIONS
General Media Communications, Inc.	CURTIS CIRCULATION COMPANY LLC		CURTIS CIRCULATION COMPANY LLC	MAGAZINE	AMENDMENT TO DISTRIBUTION AGREEMENT
General Media Communications, Inc.	ZINIO SYSTEMS, LLC	$3,023.45	ZINIO SYSTEMS, LLC	BROADCAST	AMENDMENT TO SERVICES AGREEMENT
General Media Communications, Inc.	ARTISTS & ARTISANS INC DBA MOVABLE TYPE MANAGEMENT		ARTISTS & ARTISANS INC DBA MOVABLE TYPE MANAGEMENT	BROADCAST	INDEPENEDENT CONTRACTOR AGREEMENT PUBLISHING E-BOOKS/TV AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	PALM COAST DATA, LLC		PALM COAST DATA, LLC	PUBLICATION	LETTER AGREEMENT MODIFYING SUBSCRIPTION SERVICES AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	WARNER BOOKS POPULAR LIBRARY AGREEMENT
General Media Communications, Inc.	WARNER BOOKS, INC.		WARNER BOOKS, INC.	PUBLICATION	AGREEMENT
General Media Communications, Inc.	CIRCLE K STORES INC. ET AL		CIRCLE K STORES INC. ET AL	BROADCAST	REGIONAL SUPPLIER AGREEMENT
General Media Communications, Inc.	CYBERPRESS		CYBERPRESS	PUBLICATION	MAGAZINE PUBLISHING LICENSE AGREEMENT INTERNATIONAL EDITION
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	PUBLICATION	AMENDMENT TO PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	LICENSE/PUBLISHING AGREEMENT	AMENDMENT TO PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT (06/03/2013)
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	LICENSE/PUBLISHING AGREEMENT	AMENDMENT NO. 1
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	PUBLICATION	AMENDMENT TO PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	PUBLICATION	PENTHOUSE MAGAZINE PUBLISHING LICENSE - AUSTRIALIAN AND NEW ZEALAND AGREEMENT
General Media Communications, Inc.	EDITION OLMS AG		EDITION OLMS AG	PUBLICATION	COPYRIGHT LICENSE AGREEMENT
General Media Communications, Inc.	SGAU		SGAU	PUBLICATION	MAGAZINE PUBLISHING LICENSE AGREEMENT INTERNATIONAL EDITION
General Media Communications, Inc.	EDITORIAL PH, SA DE CV		EDITORIAL PH, SA DE CV	PUBLICATION	MAGAZINE PUBLISHING LICENSE AGREEMENT INTERNATIONAL EDITION
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	PUBLICATION	AMENDMENT TO PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT
General Media Communications, Inc.	THPH		THPH	PUBLICATION	AMENDMENT TO PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT
General Media Communications, Inc.	Pen Publishing		THPH	PUBLICATION	AMENDMENT TO PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	LICENSE/PUBLISHING AGREEMENT	PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT AND ONE-SHOTS AND SPECIALS LICENSE AGREEMENT PROMOTIONAL WEBSITE RIDER
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	LICENSE/PUBLISHING AGREEMENT	AMENDMENT NO. 1
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	PUBLICATION	PENTHOUSE MAGAZINE PUBLISHING LICENSE AGREEMENT COMMERCIAL WEBSITE RIDER AUSTRALIAN AND NEW ZEALAND EDITION
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	PUBLICATION	LETTER AGREEMENT RE PUBLISHING LICENSE AGREEMENTS
General Media Communications, Inc.	HORWITZ PUBLICATIONS PTY LIMITED		HORWITZ PUBLICATIONS PTY LIMITED	PUBLICATION	AMENDMENT NO. 1
General Media Communications, Inc.	A2Z-SERVICES		A2Z-SERVICES	SERVICE	SALES REPRESENTATIVE AGREEMENT BETWEEN A2Z SERVICES AND GMCI

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	Blomor SRL		BIT	LICENSE	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	FONOLIBRO, INC.		FONOLIBRO, INC.	LICENSE	BOOK LICENSING AGREEMENT FONOLIBRO
General Media Communications, Inc.	BRADFORD LICENSING, LLC		BRADFORD LICENSING, LLC	SERVICE	SALES COMMISSION AGREEMENT BETWEEN BRADFORD LICENSING AND GMCI
General Media Communications, Inc.	BRADFORD LICENSING, LLC		BRADFORD LICENSING, LLC	SERVICE	AMENDMENT TO SALES COMMISSION AGREEMENT
General Media Communications, Inc.	BRADFORD LICENSING, LLC		BRADFORD LICENSING, LLC	SERVICE	AMENDMENT TO SALES COMMISSION AGREEMENT
General Media Communications, Inc.	A2Z-SERVICES		A2Z-SERVICES	LICENSING	SALES REPRESENTATIVE AGREEMENT BETWEEN A2Z-SERVICES AND GMCI
General Media Communications, Inc.	S J B LANGE BEHEER BV TRADING UNDER THE		S J B LANGE BEHEER BV TRADING UNDER THE	PRODUCT LICENSING	ASSIGNMENT AND ASSUMPTION AGREEMENT
General Media Communications, Inc.	EMAGOS PTE LTD.		EMAGOS PTE LTD.	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	EMAGOS PTE LTD.		EMAGOS PTE LTD.	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	CREATIVE LICENSING BRASIL		CREATIVE LICENSING BRASIL	PRODUCT LICENSING	EXCLUSIVE COMMISSION AGREEMENT
General Media Communications, Inc.	FIP Group APS		FIDEN	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	Poeticgem LTD (UK)		PGUK	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	THE LOOKALIKE LLC		THE LOOKALIKE LLC	PRODUCT LICENSING	LETTER AGREEMENT
General Media Communications, Inc.	MATERGEEA LIMITED		MATERGEEA LIMITED	PRODUCT LICENSING	INDEPENDENT CONTRACTOR AGREEMENT (ROMANIA)
General Media Communications, Inc.	DISTUK		DISTUK	BROADCAST	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	NAPA SONOMA TRADING COMPANY		NAPA SONOMA TRADING COMPANY	LICENSE	PRODUCT LICENSE AGREEMENT NAPA SONOMA TRADING (12/14/2012)
General Media Communications, Inc.	PGUK		PGUK	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	CALGER		CALGER	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	CALGER		CALGER	LICENSE	AMENDMENT TO PRODUCT LICENSE AGREEMENT POS HANDELS (11/9/2012)
General Media Communications, Inc.	CALGER		CALGER	LICENSE	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	FONOLIBRO, INC.		FONOLIBRO, INC.	PRODUCT LICENSING	AGREEMENT
General Media Communications, Inc.	CALGER		CALGER	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	PRESTIGE IMPORTS LLC		PRESTIGE IMPORTS LLC	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	PRESTIGE IMPORTS LLC		PRESTIGE IMPORTS LLC	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	GREEN STAR SRL		GREEN STAR SRL	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	PRESTIGE IMPORTS LLC		PRESTIGE IMPORTS LLC	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	S J B LANGE BEHEER BV TRADING UNDER THE		S J B LANGE BEHEER BV TRADING UNDER THE	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	AA Brands SPRL (Sodiprep Textiles)		SODA	LICENSE	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	AA Brands SPRL (Sodiprep Textiles)		SODA	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	Sorbo Fashion BV		BVNT	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	TERRY PERITO		TERRY PERITO	PRODUCT LICENSING	INDEPENDENT CONTRACTOR AGREEMENT (MERCHANDISE)
General Media Communications, Inc.	Unverisal Music Spain		SLSP	PRODUCT LICENSING	LICENSE AGREEMENT PENTHOUSE COVERS (T-SHIRTS, CAPS AND HOODIES)
General Media Communications, Inc.	BRADFORD LICENSING, LLC		BRADFORD LICENSING, LLC	PRODUCT LICENSING	SALES COMMISSION LETTER AGREEMENT
General Media Communications, Inc.	VILLAGE LIGHTHOUSE, INC.		VILLAGE LIGHTHOUSE, INC.	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	WSM INVESTMENT, LLC, D/B/A TOPCO SALES		WSM INVESTMENT, LLC, D/B/A TOPCO SALES	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	FIRST AMERICAN BRANDS INC.		FIRST AMERICAN BRANDS INC.	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	TENEUES VERLAG GMBH & CO. KG		TENEUES VERLAG GMBH & CO. KG	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	TENEUES VERLAG GMBH & CO. KG		TENEUES VERLAG GMBH & CO. KG	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	VILLAGE LIGHTHOUSE, INC.		VILLAGE LIGHTHOUSE, INC.	LICENSE	PRODUCT LICENSE AGREEMENT BUSINESS TERMS SCHEDULES
General Media Communications, Inc.	VILLAGE LIGHTHOUSE, INC.		VILLAGE LIGHTHOUSE, INC.	LICENSE	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	VILLAGE LIGHTHOUSE, INC.		VILLAGE LIGHTHOUSE, INC.	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	BRADFORD LICENSING, LLC		BRADFORD LICENSING, LLC	BROADCAST	AMENDMENT TO SALES COMMISSION AGREEMENT
General Media Communications, Inc.	NAPA SONOMA TRADING COMPANY		NAPA SONOMA TRADING COMPANY	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	Sunset INternational		TBD	LICENSE	AMENDMENT TO PRODUCT LICENSE AGREEMENT SUNSET INTERNATIONAL
General Media Communications, Inc.	GRAHAME ALLAN COMPANY PTY LTD.		GRAHAME ALLAN COMPANY PTY LTD.	PRODUCT LICENSING	INDEPENDENT CONTRACTOR AGREEMENT: MERCHANDISE
General Media Communications, Inc.	A2Z SERVICES		A2Z SERVICES	SERVICE	AMENDMENT TO INTERNATIONAL SALES REP AGREEMENT A2Z (3/1/2013)

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	Contrast A/S (Denmark)		CONDEN	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	Conden		CONDEN	PRODUCT LICENSING	PRODUCT LICENSING AGREEMENT
General Media Communications, Inc.	Conden		CONDEN	PRODUCT LICENSING	PRODUCT LICENSING AGREEMENT
General Media Communications, Inc.	Conden		CONDEN	PRODUCT LICENSING	PRODUCT LICENSING AGREEMENT
General Media Communications, Inc.	Conden		CONDEN	LICENSE	PRODUCT LICENSING AGREEMENT
General Media Communications, Inc.	Mosiac Distribution LTD (UK)		DISTUK	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	Sunset International		SINT	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	A2Z-SERVICES		A2Z-SERVICES	PRODUCT LICENSING	RE: SALES REPRESENTATIVE AGREEMENT BETWEEN A2Z-SERVICES AND GMCI
General Media Communications, Inc.	BRADFORD LICENSING, LLC		BRADFORD LICENSING, LLC	PRODUCT LICENSING	AMENDMENT TO SALES COMMISSION AGREEMENT
General Media Communications, Inc.	VILLAGE LIGHTHOUSE, INC.		VILLAGE LIGHTHOUSE, INC.	LICENSE	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	Handels GMBH		CALGER	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	CALGER		CALGER	PRODUCT LICENSING	AMENDMENT TO PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	G T Warenhandel GMBH		GTGER	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	MIGER		MIGER	PRODUCT LICENSING	PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	DIC2, S R L		DIC2, S R L	BROADCAST	AMENDMENT TO SALES REPRESENTATIVE AGREEMENT
General Media Communications, Inc.	FIRST AMERICAN BRANDS INC.		FIRST AMERICAN BRANDS INC.	PRODUCT LICENSING	AMENDMENT TO THE PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	CAMP X-RAY FILM LLC		CAMP X-RAY FILM LLC	BROADCAST	LICENSE LETTER AGREEMENT
General Media Communications, Inc.	SILVER LINING FILM GROUP, LLC		SILVER LINING FILM GROUP, LLC	BROADCAST	LICENSING LETTER AGREEMENT
General Media Communications, Inc.	BONANZA PRODUCTIONS, INC.		BONANZA PRODUCTIONS, INC.	BROADCAST	LICENSE LETTER AGREEMENT
General Media Communications, Inc.	CONTENT-CONNECTION, LLC	$1,115.60	CONTENT-CONNECTION	PRODUCT LICENSING	PHOTOGRAPHER AGREEMENT
General Media Communications, Inc.	CONTENT-CONNECTION, LLC		CONTENT CONNECTION LLC	BROADCAST	PHOTOGRAPHER AGREEMENT
General Media Communications, Inc.	CBS NEWS INC.		CBS NEWS INC.	BROADCAST	LETTER AGREEMENT
General Media Communications, Inc.	R2 PRODUCTIONS, LTD		R2 PRODUCTIONS, LTD	BROADCAST	LETTER LICENSE AGREEMENT
General Media Communications, Inc.	CONTENT-CONNECTION, LLC		CONTENT-CONNECTION, LLC	PRODUCT LICENSING	PHOTOGRAPHER AGREEMENT
General Media Communications, Inc.	Angela Cavazzini		ANG 123	PRODUCT LICENSING	ARTIST AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
General Media Communications, Inc.	Casino Technology		CTBU	PRODUCT LICENSING	TRADEMARK PRODUCT LICENSE AGREEMENT
General Media Communications, Inc.	Philipp Plein International (Switzerland)		PPSD	PRODUCT LICENSING	COPYRIGHT LICENSE AGREEMENT
General Media Communications, Inc.	CITCO		CITCO	PUBLICATION	SERVICE AGREEMENT
General Media Communications, Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	ACCOUNTING-AUDITS-FINANCIAL INFORMATION	MERCHANT BANKCARD APPLICATION AND AGREEMENT
General Media Communications, Inc.	MARKMONITOR INC	$4,191.04	MARK MONITOR	DOMAIN SERVICES	MARKMONITOR DOMAIN REGISTRATION
General Media Communications, Inc.	DIRECTV		DIRECTV	FACILITIES	INVOICE
General Media Communications, Inc.	CENGAGE LEARNING INC. /NELSON EDUCATION LTD.		CENGAGE LEARNING INC. /NELSON EDUCATION LTD.	BROADCAST	LETTER AGREEMENT
General Media Communications, Inc.	PUBIT		PUBIT	CLICK THROUGH AGREEMENTS	EBOOK PUBLICATION AND DISTRIBUTION AGMNT/ACCOUNT DETAILS
General Media Communications, Inc., PerfectMatch Inc.	MONERIS SOLUTIONS, INC.		MONERIS SOLUTIONS, INC.	MERCHANT AGREEMENTS	AMENDMENT TO MONERIS SOLUTIONS AND HARRIS N.A. MERCHANT AGREEMENT
General Media Entertainment, Inc.	IMAGE ENTERTAINMENT, INC.		IMAGE ENTERTAINMENT, INC.	BROADCAST	CALIGULA IMPERIAL EDITION LICENSE AGREEMENT
Global Alphabet, Inc.	PAYPAL, INC.		PAYPAL, INC.	MERCHANT AGREEMENTS	PAYPAL MERCHANT FEES
GMCI Internet Operations, Inc.	TLMA		TLMA	MARKETING	AFFFILIATE AGREEMENT
Interactive Network, Inc.	WILMINGTON TRUST, TRUSTEE		WILMINGTON TRUST, TRUSTEE	Bond Indenture	Secured PIK Bond, 11.5% 2nd Lien, Cert. #45841AAC9
Interactive Network, Inc.	COMPUTERSHARE, TRUSTEE		COMPUTERSHARE, TRUSTEE	Bond Indenture	Secured Bond, 14% 2nd Lien, Cert. #45841AAB1
Interactive Network, Inc.	U.S. BANK NATIONAL ASSOCIATION, TRUSTEE		U.S. BANK NATIONAL ASSOCIATION, TRUSTEE	Bond Indenture	Secured Bond, 14% First Lien, Cert. #45841AAF2
Interactive Network, Inc.	YOUMU, INC. AND ANDREW CONRU		YOUMU, INC. AND ANDREW CONRU	CONSULTING AGREEMENT	AMENDMENT TO CONSULTING ARRANGEMENTS
Interactive Network, Inc.	ANDREW B CONRU TRUST AGREEMENT		ANDREW B CONRU TRUST AGREEMENT	AGREEMENT	CONFIRMATION OF CERTAIN CONSENT AND EXCHANGE FEES (DEBT)
Interactive Network, Inc.	LEGENDARY TECHNOLOGY INC.		LEGENDARY TECHNOLOGY INC.	CONSULTING AGREEMENTS	AMENDMENT OF CONSULTING ARRANGEMENTS
Interactive Network, Inc.	MAPSTEAD TRUST CREATED ON APR 16 2002		MAPSTEAD TRUST CREATED ON APR 16 2002	AGREEMENT	CONFIRMATION OF CERTAIN CONSENT AND EXCHANGE FEES (DEBT)
Magnolia Blossom Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT BANKCARD APPLICATION AND AGREEMENT
Magnolia Blossom Inc.	FACEBOOK		FACEBOOK	CLICK THROUGH AGREEMENTS	ACCOUNT INFORMATION
Medley.com Incorporated	G1415740		G1415740	MARKETING	SOFTWARE LICENSE AND SERVICE AGREEMENT
Medley.com Incorporated	G1415741		G1415741	MARKETING	SALES AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Medley.com Incorporated	G1362571		G1362571	MARKETING	ENGAGEMENT LETTER
Medley.com Incorporated	G1415742		G1415742	MARKETING	SUBSCRIPTION SERVICES ORDER FORM
Medley.com Incorporated	G1362471		G1362471	MARKETING	SUBSCRIPTION AGREEMENT
Medley.com Incorporated	G1285465		G1285465	ADULT DATING	WEBSITE DEVELOPMENT AGREEMENT
Medley.com Incorporated	G1415744		G1415744	ADULT DATING	MASTER LICENSE AND SERVICES AGREEMENT
Medley.com Incorporated	G1409981		G1409981	CLICK THROUGH AGREEMENTS	ACCOUNT CONFIRMATION
Medley.com Incorporated	G1409981		G1409981	CLICK THROUGH AGREEMENTS	TERMS AND CONDITIONS
Medley.com Incorporated	G1411304		G1411304	CLICK THROUGH AGREEMENTS	SERVICE AGREEMENT AND PUBLISHER MARKETING AGREEMENT
Medley.com Incorporated	G1396879		G1396879	CLICK THROUGH AGREEMENTS	ACCOUNT INFORMATION
Medley.com Incorporated	G1094239		G1094239	CLICK THROUGH AGREEMENTS	ACCOUNT CREATIONSCONFIRMATION
Medley.com Incorporated	G1094239		G1094239	CLICK THROUGH AGREEMENTS	BUY CONFIRMATION
Medley.com Incorporated	G1415739		G1415739	CLICK THROUGH AGREEMENTS	TERMS AND CONDITIONS
Medley.com Incorporated	G1399187		G1399187	CLICK THROUGH AGREEMENTS	ACCOUNT CREDENTIALS
Medley.com Incorporated	G1415743		G1415743	CLICK THROUGH AGREEMENTS	TERMS AND CONDITIONS FOR SUBMITTING STUMBLEUPOMN PAID DISCOVERY ADVERTISING CAMPAIGNS
Medley.com Incorporated	G1415745		G1415745	CLICK THROUGH AGREEMENTS	TERMS OF USE
Medley.com Incorporated	G1406873		G1406873	CLICK THROUGH AGREEMENTS	UPDATED ADVERTISING RULES
Medley.com Incorporated	G1405708		G1405708	CLICK THROUGH AGREEMENTS	DIRECT SEARCH NETWORK REGISTRATION
Medley.com Incorporated	G1401772		G1401772	CLICK THROUGH AGREEMENTS	ADVERTISER AGREEMENT
Medley.com Incorporated	G1377611		G1377611	CLICK THROUGH AGREEMENTS	PAYMENT/ORDER PAGE
Medley.com Incorporated	G1377611		G1377611	CLICK THROUGH AGREEMENTS	08-13-2012 ORDER PAGE
Penthouse Digital Media Productions Inc.	ZB VENTURES		ZB VENTURES	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	Free (France)		SEF	BROADCAST	AMENDMENT TO LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	A2Z SERVICES		A2Z SERVICES	BROADCAST	AMENDMENT TO INTERNATIONAL DVD LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	Satellite BG (Bulgaria)		BGS	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD CHANNELS

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Penthouse Digital Media Productions Inc.	SFC		SFC	BROADCAST	AMENDMENT TO VIDEO/BROADCAST LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	Fifth Dimension Properties		FDM	BROADCAST	CANADIAN BROADCAST LICENSE AGREEMENT / AMENDMENT IN PROCESS
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	AGREEMENT
Penthouse Digital Media Productions Inc.	JFW		JFW	BROADCAST	INTERNATIONAL DISTRIBUTION LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	ADDICTIVE ENTERTAINMENT LLC.		ADDICTIVE ENTERTAINMENT LLC.	BROADCAST	MOBILE CONTENT DISTRIBUTION AGREEMENT (4/21/09)
Penthouse Digital Media Productions Inc.	SEF		SEF	LICENSE	LICENSE AGREEMENT (2/28/08)
Penthouse Digital Media Productions Inc.	NDV		NDV	BROADCAST	1ST AMENDMENT TO THE VOD LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	ADDICTIVE ENTERTAINMENT LLC.		ADDICTIVE ENTERTAINMENT LLC.	BROADCAST	AMENDMENT TO MOBILE CONTENT DISTRIBUTION AGREEMENT (4/1/11)
Penthouse Digital Media Productions Inc.	TIRECHEM MANUFACTURING, INC.		TIRECHEM MANUFACTURING, INC.	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL)
Penthouse Digital Media Productions Inc.	Foxtel Management		SFT	BROADCAST	PROGRAM LICENSE AGREEMENT (12/5/12)
Penthouse Digital Media Productions Inc.	La Societe Francaise De Radio		VLE	LICENSE	FIRST AMENDMENT TO THE TV LICENCE AGREEMENT EXECUTED ON JANUARY 29TH 2010
Penthouse Digital Media Productions Inc.	COASTLINE LICENSING INT`L INC		COASTLINE LICENSING INT`L INC	BROADCAST	AMENDMENT TO SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL) (6/17/13)
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	SERVICE ORDER NO. 4
Penthouse Digital Media Productions Inc.	COASTLINE LICENSING INT`L INC		COASTLINE LICENSING INT`L INC	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL)
Penthouse Digital Media Productions Inc.	A2Z SERVICES		A2Z SERVICES	BROADCAST	TERM SHEET AGREEMENT - INTERNATIONAL DVD DISTRIBUTION (3/1/10)
Penthouse Digital Media Productions Inc.	Fieldworks, Inc.		JFW	BROADCAST	AMENDMENT TO INTERNATIONAL DISTRIBUTION LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	HP HrVTSKA Posta D Electra (HD Croatia)		CET	BROADCAST	LICENSE AGREEMENT 3D CHANNEL & SD VERSION OF THE PENTHOUSE HD1 & HD2 CHANNELS
Penthouse Digital Media Productions Inc.	Elion Ettevotted		EN	LICENSE	LICENSE AGREEMENT PENTHOUSE HD CHANNELS

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Penthouse Digital Media Productions Inc.	NAFT MEDIA, S L		NAFT MEDIA, S L	BROADCAST

RECORD OF REGISTRATION - DECISION BY WHICH ENTITY NAFT MEDIA, LLC IS REGISTERED IN THE SPANISH REGISTRY OF AUDIOVISUAL COMMUNICATION SERVICES PROVIDERS, AS A TELEVISED AUDIOVISUAL COMMUNICATIONS SERVICE PROVIDER

Penthouse Digital Media Productions Inc.	NAFT MEDIA, S L		NAFT MEDIA, S L	BROADCAST	DECISION BY WHICH ENTITY NAFT MEDIA, LLC IS REGISTERED IN THE SPANISH REGISTRY OF AUDIOVISUAL COMMUNICATION SERVICES PROVIDERS, AS A TELEVISED AUDIOVISUAL COMMUNICATIONS SERVICE PROVIDER.
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	UPLINK AGREEMENT	UPLINK AGREEMENT (03/20/2013)
Penthouse Digital Media Productions Inc.	REED MIDEM - MIPCOM		REED MIDEM - MIPCOM	BROADCAST	EXHIBITOR REGISTRATION
Penthouse Digital Media Productions Inc.	WSM INVESTMENT, LLC (TOPCO SALES)		WSM INVESTMENT, LLC (TOPCO SALES)	BROADCAST	LICENSE AGREEMENT TO USE MOLDING VIDEOS
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	SERVICE ORDER NO. 5
Penthouse Digital Media Productions Inc.	REED MIDEM - MIPCOM		REED MIDEM - MIPCOM	BROADCAST	STAND PACKAGE AGREEMENT ADDENDUM
Penthouse Digital Media Productions Inc.	Elion Ettevotted		EN	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD CHANNELS
Penthouse Digital Media Productions Inc.	DAVE GALLEGOS D/B/A DIEZEL MEDIA		DAVE GALLEGOS D/B/A DIEZEL MEDIA	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	SERVICE ORDER NO. 3
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	SERVICE ORDER NO.2
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	UPLINK AGREEMENT
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	VIACCESS ENCRYPTION AGREEMENT
Penthouse Digital Media Productions Inc.	SES ASTRA		SES ASTRA	BROADCAST	UPLINK AGREEMENT
Penthouse Digital Media Productions Inc.	DIGITAL MEDIA CONSULTANTS, LLC		DIGITAL MEDIA CONSULTANTS, LLC	BROADCAST	SIDE LETTER DATED 8/2/2013 TO LICENSE AGREEMENT DATED 9/6/2007 AS AMENDED RE: FINDER FEES
Penthouse Digital Media Productions Inc.	SC Rom Telecom (Romania)		COS	BROADCAST	REBROADCASTING APPOROVAL
Penthouse Digital Media Productions Inc.	Telenet		DEL	BROADCAST	DISTRIBUTION & CARRIAGE AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Penthouse Digital Media Productions Inc.	MEDIA PROTECTOR DEUTSCHLAND GMBH		MEDIA PROTECTOR DEUTSCHLAND GMBH	BROADCAST	SERVICE AGREEMENT
Penthouse Digital Media Productions Inc.	MEDIA PROTECTOR DEUTSCHLAND GMBH		MEDIA PROTECTOR DEUTSCHLAND GMBH	BROADCAST	SIDE LETTER TO SERVICE AGMNT
Penthouse Digital Media Productions Inc.	ZB VENTURES, LLC		ZB VENTURES, LLC	BROADCAST	SHORT FORM CONTENT LIC AGREEMENT
Penthouse Digital Media Productions Inc.	COASTLINE LICENSING INT`L INC		COASTLINE LICENSING INT`L INC	BROADCAST	AMENDMENT TO SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL) (6/26/13)
Penthouse Digital Media Productions Inc.	Unitymedia		BET	BROADCAST	TERM SHEET AGREEMENT
Penthouse Digital Media Productions Inc.	GERD		GERD	BROADCAST	AMENDMENT TO AGREEMENT ON THE SUPPLY AND LICENSING OF MOVING PICTURE CONTENT
Penthouse Digital Media Productions Inc.	NOA Productions	$30,517.51	NP	BROADCAST	PDMP/NOA ENTERTAINMENT SALES AGENT AGREEMENT
Penthouse Digital Media Productions Inc.	NOA Productions		NP	BROADCAST	PDMP/NOA RESTATED AND AMENDED SALES AGENT AGREEMENT
Penthouse Digital Media Productions Inc.	CASH MARKMAN (DBA MARKMAN PRODUCTIONS)		CASH MARKMAN (DBA MARKMAN PRODUCTIONS)	BROADCAST	SHORT FORM CONTENT LIC AGREEMENT
Penthouse Digital Media Productions Inc.	CASH MARKMAN (DBA MARKMAN PRODUCTIONS)		CASH MARKMAN (DBA MARKMAN PRODUCTIONS)	BROADCAST	AMENDMENT TO SHORT FORM CONTENT LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	PLAZA MEDIA TV & FILM PRODUCTION		PLAZA MEDIA TV & FILM PRODUCTION	BROADCAST	PLAYOUT SERVICES OFFER/AGREEMENT /PROPOSAL NUMBER: 110317 C
Penthouse Digital Media Productions Inc.	Canal Satellite Caraibes		CLTC	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD CHANNELS CARRIAGE & LICENSE AGREEMENT / NOT SIGNED YET
Penthouse Digital Media Productions Inc.	COLORADO SATELLITE BROADCASTING, INC.		COLORADO SATELLITE BROADCASTING, INC.	LICENSE	LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	COLORADO SATELLITE BROADCASTING, INC.		COLORADO SATELLITE BROADCASTING, INC.	BROADCAST	LICENSE AGREEMENT (9/6/07)
Penthouse Digital Media Productions Inc.	Digital Platform		TDT	BROADCAST	AMENDMENT TO LICENSE AGREEMENT (PENTHOUSE HD CHANNEL)
Penthouse Digital Media Productions Inc.	TDT		TDT	BROADCAST	LICENSE AGREEMENT PENTHOUSE 3D CHANNEL
Penthouse Digital Media Productions Inc.	TDJ		TDJ	BROADCAST	INTERNATIONAL DISTRIBUTION VOD LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	PR Telecom		LSH	BROADCAST	AMENDMENT TO LICENSE AGREEMENT (PENTHOUSE HD CHANNEL)

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Penthouse Digital Media Productions Inc.	GERD		GERD	BROADCAST	CHANNEL-SPECIFIC AGREEMENT ON THE DELIVERY OF TELEVISION CHANNELS FOR A TV PLATFORM OFFER UNDER THE FRAME AGREEMENT ON THE DELIVERY OF TELEVISION CHANNELS FOR TV PLATFORM OFFERS
Penthouse Digital Media Productions Inc.	Playboy Latin America		LAPL	BROADCAST	CONTENT EXHIBITION AND TRADEMARK LICENSE TERM SHEET
Penthouse Digital Media Productions Inc.	GERD		GERD	BROADCAST	CONTENT SPECIFIC AGREEMENT ON THE SUPPLY AND LICENSING OF CONTENT UNDER THE FRAME AGREEMENT ON THE SUPPLY AND LICENSING OF CONTENT
Penthouse Digital Media Productions Inc.	Deutsch Telekom		GERD	BROADCAST	FRAME AGREEMENT ON THE SUPPLY AND LICENSING OF VOD CONTENT
Penthouse Digital Media Productions Inc.	GERD		GERD	BROADCAST	FRAME AGREEMENT ON THE DELIVERY OF TELEVISION CHANNELS FOR TV PLATFORM OFFERS
Penthouse Digital Media Productions Inc.	EXQUISITE MULTIMEDIA, INC.		EXQUISITE MULTIMEDIA, INC.	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL)
Penthouse Digital Media Productions Inc.	Film Corporation 2000 (Barcelona)		SFC	BROADCAST	VIDEO/BROADCAST LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	COLORADO SATELLITE BROADCASTING, INC.		COLORADO SATELLITE BROADCASTING, INC.	LICENSE	FIRST AMENDMENT TO THE LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	YTT		YTT	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD CHANNEL
Penthouse Digital Media Productions Inc.	France Telecom		YTT	BROADCAST	VIDEO ON DEMAND LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	VIASAT		CLOG	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD1 CHANNEL
Penthouse Digital Media Productions Inc.	SEF		SEF	BROADCAST	PENTHOUSE 3D CHANNEL CARRIAGE AGREEMENT
Penthouse Digital Media Productions Inc.	SEF		SEF	BROADCAST	AMENDMENT TO LICENSE AGREEMENT (PENTHOUSE HD CHANNELS)
Penthouse Digital Media Productions Inc.	SEF		SEF	BROADCAST	PENTHOUSE HD CHANNELS CARRIAGE AGREEMENT
Penthouse Digital Media Productions Inc.	SEF		SEF	BROADCAST	LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	SEF		SEF	BROADCAST	AMENDMENT TO LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	SEF		SEF	LICENSE	AMENDMENT TO LICENSE AGREEMENT (06/21/2012)

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Penthouse Digital Media Productions Inc.	Digital Platform		TDJ	BROADCAST	AMENDMENT TO INTERNATIONAL DISTRIBUTION VOD LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	NDV		NDV	BROADCAST	VOD LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	Kabel Deutschland		NDV	LICENSE	VOD LICENSE AGREEMENT (FEBRUARY 28, 2012, EFFECTIVE AS OF 03/01/2012)
Penthouse Digital Media Productions Inc.	Konikiee (Netherlands)		NCL	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD1 CHANNEL
Penthouse Digital Media Productions Inc.	LSH		LSH	BROADCAST	LETTER
Penthouse Digital Media Productions Inc.	M7 Group SA		SMT	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD CHANNEL
Penthouse Digital Media Productions Inc.	OTE SA (Greece)		GEOM	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD1 CHANNEL
Penthouse Digital Media Productions Inc.	ADDICTIVE ENTERTAINMENT LLC		ADDICTIVE ENTERTAINMENT LLC	BROADCAST	AMENDMENT TO MOBILE CONTENT DISTRIBUTION AGREEMENT (1/1/13)
Penthouse Digital Media Productions Inc.	PARADISE FILM ENTERTAINMENT GMBH		PARADISE FILM ENTERTAINMENT GMBH	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL)
Penthouse Digital Media Productions Inc.	Locatel Europe (France)		LET	BROADCAST	VIDEO/BROADCAST LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	LAPL		LAPL	BROADCAST	TECHNICAL SERVICES AGREEMENT
Penthouse Digital Media Productions Inc.	PLAYVISION MEDIA GROUP AG		PLAYVISION MEDIA GROUP AG	BROADCAST	AMENDMENT TO INTERNATIONAL DISTRIBUTION LICENSE
Penthouse Digital Media Productions Inc.	PLAYVISION MEDIA GROUP AG.		PLAYVISION MEDIA GROUP AG.	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL)
Penthouse Digital Media Productions Inc.	PRIMETEL PLC		PRIMETEL PLC	BROADCAST	LICENSE AGREEMENT PENTHOUSE HD CHANNEL
Penthouse Digital Media Productions Inc.	PULSE DISTRIBUTION LLC		PULSE DISTRIBUTION LLC	BROADCAST	DEAL MEMO
Penthouse Digital Media Productions Inc.	HBO ole		SWP	BROADCAST	3RD AMENDMENT TO PROGRAM LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	SFR (France)		UPT	BROADCAST	FIRST AMENDMENT TO THE TV LICENSE AGREEMENT EXECUTED ON JANUARY 29TH 2010
Penthouse Digital Media Productions Inc.	SPN		SPN	BROADCAST	LICENSE AGREEMENT "HD1 CHANNEL"
Penthouse Digital Media Productions Inc.	SPN		SPN	BROADCAST	LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	SKY Italia		SPN	LICENSE	LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	TELEFONICA SERVICIOS AUDIOVISUALES, S.A.U	$72,225.56	TELEFONICA SERVICIOS AUDIOVISUALES, S.A.U	BROADCAST	SERVICE AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Penthouse Digital Media Productions Inc.	DEL		DEL	BROADCAST	AMENDMENT TO TERM SHEET AGREEMENT INTERNATIONAL DISTRIBUTION LICENSE SVOD, VOD & PAY TV
Penthouse Digital Media Productions Inc.	DEL		DEL	BROADCAST	TERM SHEET AGREEMENT INTERNATIONAL DISTRIBUTION LICENSE SVOD, VOD & PAY TV
Penthouse Digital Media Productions Inc.	TIRECHEM MANUFACTURING, INC.	$15,050.00	TIRECHEM MANUFACTURING, INC.	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT (INTERNATIONAL)
Penthouse Digital Media Productions Inc.	IN DEMAND L L C		IN DEMAND L L C	LICENSE	AMENDMENT (2/13/12)
Penthouse Digital Media Productions Inc.	CLOG		CLOG	BROADCAST	AMENDMENT TO LICENSE AGREEMENT (PENTHOUSE HD1 CHANNEL)
Penthouse Digital Media Productions Inc.	CLOG		CLOG	LICENSE	AMENDMENT TO LICENSE AGREEMENT (PENTHOUSE HD1 CHANNEL)
Penthouse Digital Media Productions Inc.	CLOG		CLOG	BROADCAST	EXCLUSIVE LICENSE AGREEMENT PENTHOUSE CHANNELS (HD1/HD2/3D)
Penthouse Digital Media Productions Inc.	CLOG		CLOG	LICENSE	EXCLUSIVE LICENSE AGREEMENT PENTHOUSE CHANNELS (HD1/HD2/3D)
Penthouse Digital Media Productions Inc.	CLOG		CLOG	BROADCAST	EXCLUSIVE LICENSE TVOD RIGHTS AGREEMENT
Penthouse Digital Media Productions Inc.	CLOG		CLOG	BROADCAST	LICENSE VOD RIGHTS AGREEMENT
Penthouse Digital Media Productions Inc.	BLIZOO DOOEL		BLIZOO DOOEL	BROADCAST	AMENDMENT TO LICENSE AGREEMENT PENTHOUSE HD CHANNEL (11/1/12)
Penthouse Digital Media Productions Inc.	CABLETEL PRIMA		CABLETEL PRIMA	BROADCAST	AMENDMENT TO LICENSE AGREEMENT PENTHOUSE HD CHANNEL
Penthouse Digital Media Productions Inc.	LSH		LSH	LICENSE	AMENDMENT TO LICENSE AGREEMENT (PENTHOUSE HD CHANNEL) (12/20/2012)
Penthouse Digital Media Productions Inc.	Mantiburi GMBH		MIGER	BROADCAST	PRODUCT LICENSE AGREEMENT
Penthouse Digital Media Productions Inc.	PES PAYROLL		PES PAYROLL	HUMAN RESOURCES	PRODUCTION SERVICES AGREEMENT
Penthouse Digital Media Productions Inc.	KELLY HOLLAND		KELLY HOLLAND	EMPLOYMENT AGREEMENT	OFFER LETTER
Penthouse Digital Media Productions Inc.	RICHARD MCENTEE		RICHARD MCENTEE	EMPLOYMENT AGREEMENT	SALES COMPENSATION PLAN
Penthouse Digital Media Productions Inc.	REVIDEO, INC		REVIDEO, INC	AGREEMENT	INDEPENDENT CONTRATOR AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
PerfectMatch Inc.	MANTIS TECHNOLOGY GROUP		MANTIS TECHNOLOGY GROUP	REAL PROPERTY LEASE	SUBLEASE FROM DEBTOR TO MANTIS TECHNOLOGY GROUP: 11121 WILLOWS ROAD NE, SUITE 310, REDMOND, WASHINGTON 98052
PerfectMatch Inc.	LEGACY PARTNERS II REDMOND QUADRANT E, LLC		LEGACY PARTNERS II REDMOND QUADRANT E, LLC	REAL PROPERTY LEASE	OFFICE LEASE:11121 WILLOWS ROAD NE, SUITE 310, REDMOND, WASHINGTON 98052
PerfectMatch Inc.	PAYPAL, INC.		PAYPAL, INC.	MERCHANT AGREEMENTS	PAYPAL MERCHANT FEES
PerfectMatch Inc.	BMO HARRIS BANK N A		BMO HARRIS BANK N A	MERCHANT AGREEMENTS	PAYMENT AND PERFORMANCE GUARANTY AGREEMENT
PerfectMatch Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	ACCOUNTING-AUDITS-FINANCIAL INFORMATION	MERCHANT BANKCARD APPLICATION AND AGREEMENT
PerfectMatch Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT APPLICATION
PerfectMatch Inc.	MERCHANT SERVICES LTD.		MERCHANT SERVICES LTD.	MERCHANT AGREEMENTS	MERCHANT APPLICATION
PerfectMatch Inc.	MONERIS SOLUTIONS, INC. LP & HARRIS N A		MONERIS SOLUTIONS, INC. LP & HARRIS N A	MERCHANT AGREEMENTS	AMENDMENT TO MONERIS SOLLUTIONS AND HARRIS N.A. MERCHANT AGREEMENT
PerfectMatch Inc.	PEPPER SCHWARTZ		DR PEPPER SCHWARTZ	CONTRACT	ENDORSEMENT LETTER
Playtime Gaming Inc.	HEBAO INTERNATIONAL SHARING CO.		HEBAO INTERNATIONAL SHARING CO.	REAL PROPERTY LEASE	OFFICE LEASE: 10TH FLOOR NO.179, AND 181 SEC. 2, TIDING BLVD., NEIHU DIST., TAIPEI CITY 114 TAIWAN (R.O.C.)
Playtime Gaming Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	MERCHANT AGREEMENTS	MERCHANT PAYMENT CARD APPLICATION/AGREEMENT & ADDENDUM TO THE MERCHANT PAYMENT CARD APPLICATION/AGREEMENT
Playtime Gaming Inc.	AARKI		AARKI	CLICK THROUGH AGREEMENTS	TERMS OF SERVICE (4/1/11)
Playtime Gaming Inc.	FLURRY		FLURRY	CLICK THROUGH AGREEMENTS	OFFERPAGE
Playtime Gaming Inc.	STOCKMUSICSITE.COM		STOCKMUSICSITE.COM	CLICK THROUGH AGREEMENTS	LICENSE AGREEMENT
Playtime Gaming Inc.	TRIAL PAY, INC.		TRIAL PAY, INC.	CLICK THROUGH AGREEMENTS	TERMS OF USE AGREEMENT
Playtime Gaming Inc.	BADOO		BADOO	CLICK THROUGH AGREEMENTS	BADOO PARTNER INTERFACE
PMGI Holdings Inc.	EMEDIA GROUP CORP		EMEDIA GROUP CORP	BROADCAST	SHORT FORM CONTENT LICENSE AGREEMENT
PMGI Holdings Inc.	GRM INFORMATION MANAGEMENT SERVICES	$1,180.25	GRM INFORMATION MANAGEMENT SERVICES	FACILITIES	DOCUMENT STORAGE AGREEMENT
PMGI Holdings Inc.	IRON MOUNTAIN		IRON MOUNTAIN INCORPORATED	FACILITIES	CUSTOMER AGREEMENT
PMGI Holdings Inc.	MAIL FINANCEA NEOPOST USA COMPANY		NEOPOST USA INC	FACILITIES	MAILFINANCE LEASE AGREEMENT
PMGI Holdings Inc.	BMS TENANT SERVICES LLC		BMS TENANT SERVICES LLC	FACILITIES	14TH FLOOR CONTRACT SERVICES

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
PMGI Holdings Inc., Various, Inc.	LASHBACK LLC & RETURN PATH, INC.		LASHBACK LLC	OPERATIONS	MASTER SERVICES AGREEMENT
Pure Entertainment Telecommunications, Inc.	FRONTIER	$62.91	FRONTIER CREDIT, INC. (NTS AFFILIATE)	SERVICE	800 ASSURED PAYMENT AGREEMENT (TYPE 3) - EXCLUSIVE MARKETING AGENCY (AGREEMENT NUMBER 0606-2508)
Pure Entertainment Telecommunications, Inc.	FRONTIER		FRONTIER CREDIT, INC. (NTS AFFILIATE)	SERVICE	LETTER DATED 1/20/2010 RE: 800 ASSURED PAYMENT PROGRAM AGREEMENT (NOT FULLY EXECUTED)
Pure Entertainment Telecommunications, Inc.	FRONTIER		FRONTIER CREDIT, INC. (NTS AFFILIATE)	SERVICE	NTS LETTER IP NOTICE DATED 9/27/2012 RE: CC TRANSACTIONS/CHARGING HIGHER PERCENTAGE.
Pure Entertainment Telecommunications, Inc.	NETWORK TELEPHONE SERVICES, INC.		NETWORK TELEPHONE SERVICES, INC.	PUBLICATION	LETTER AGREEMENT SETTING FORTH MATERIAL TERMS FOR TEMPORARY WORKING AGREEMENT (6/30/06)
Pure Entertainment Telecommunications, Inc.	FRONTIER		FRONTIER CREDIT, INC.	PUBLICATION	800 ASSURED PAYMENT AGREEMENT (TYPE3) EXCLUSIVE MARKETING AGENCY AGREEMENT NUMBER: 0606-2508
Pure Entertainment Telecommunications, Inc.	NETWORK TELEPHONE SERVICES, INC.		NETWORK TELEPHONE SERVICES, INC.	PUBLICATION	NETWORK TELEPHONE SERVICES 900 TELCO ASSURED PAYMENT PROGRAM AGREEMENT (TYPE 3) - INFORMATION PROVIDER AGREEMENT
Pure Entertainment Telecommunications, Inc.	NETWORK TELEPHONE SERVICES, INC.		NETWORK TELEPHONE SERVICES, INC.	PUBLICATION	LETTER AGREEMENT SETTING FORTH TERMS OF NEW MASTER AGREEMENT (11/1/6)
Pure Entertainment Telecommunications, Inc.	FRONTIER		FRONTIER CREDIT, INC.	PUBLICATION	800 ASSURED PAYMENT PROGRAM AGREEMENT ON IP AGREEMENT NO. 0911-2629 BETWEEN FCI & PET INC.
Pure Entertainment Telecommunications, Inc.	NETWORK TELEPHONE SERVICES, INC.		NETWORK TELEPHONE SERVICES, INC.	PUBLICATION	LETTER - RATE CHANGE NOTIFICATION (9/27/12)
Pure Entertainment Telecommunications, Inc.	XIP SERVICES INC.		XIP SERVICES INC.	PUBLICATION	WHOLESALE PAY PER CALL AGREEMENT
Streamray Inc.	GLOBAL ADULT BILLING LTD.		GLOBAL ADULT BILLING LTD.	MERCHANT AGREEMENTS	HEADS OF AGREEMENT SMS AND PHONE BILLING
Streamray Inc.	ALLOPASS, A DIVISION OF GROUPE HI-MEDIA USA, INC.		ALLOPASS, A DIVISION OF GROUPE HI-MEDIA USA, INC.	MERCHANT AGREEMENTS	MERCHANT TERMS AND CONDITIONS
Streamray Inc.	INTERSPHERE PAYMENTS LTD		INTERSPHERE PAYMENTS LTD	MERCHANT PROCESSING	INTERSPHERE PAYMENTS LTD. PAYMENT PROCESSING SERVICE AGREEMENT
Streamray Inc.	WEBBILLING.COM B V		WEBBILLING.COM B V	MERCHANT AGREEMENTS	EUROPEAN DIRECT DEBIT CONTRACT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Streamray Inc.	BMO HARRIS BANK N A		BMO HARRIS BANK N A	MERCHANT AGREEMENTS	PAYMENT AND PERFORMANCE GUARANTY AGREEMENT
Streamray Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	ADDENDUM TO MERCHANT BANKCARD AGREEMENT +APPLICATION AND AGREEMENT + RESERVE ACKNOWLEDGEMENT AND ACCEPTANCE
Streamray Inc.	CARDINAL COMMERCE		CARDINAL COMMERCE	MERCHANT AGREEMENTS	SOFTWARE LICENSE AND MERCHANT REGISTRATION FORM
Streamray Inc.	NETBILLING, INC.		NETBILLING, INC.	MERCHANT AGREEMENTS	INTERNET MERCHANT SERVICES AGREEMENT
Streamray Inc.	EPOCH		EPOCH	MERCHANT AGREEMENTS	EPOCH ACCOUNT AUTHORIZATION - CUNNINGHAM
Streamray Inc.	EPOCH		EPOCH	MERCHANT AGREEMENTS	EPOCH ACCOUNT AUTHORIZATION - PREVIATE
Streamray Inc.	EPOCH		EPOCH	MERCHANT AGREEMENTS	EPOCH ACCOUNT AUTHORIZATION - SHASHOUA
Streamray Inc.	EPOCH		EPOCH	MERCHANT AGREEMENTS	LICENSE ADDENDUM
Streamray Inc.	EPOCH		EPOCH	MERCHANT AGREEMENTS	UNIVERSAL SERVICES AGREEMENT
Streamray Inc.	GENERATION TECHNOLOGIES (DBA DEBITWAY.CA)		GENERATION TECHNOLOGIES (DBA DEBITWAY.CA)	MERCHANT AGREEMENTS	MERCHANT AGREEMENT
Streamray Inc.	ISN BANK		ISN BANK	MERCHANT AGREEMENTS	BANK WIRE AUTHORIZATION
Streamray Inc.	MERRICK BANK		MERRICK BANK	MERCHANT AGREEMENTS	MERCHANT APPLICATION
Streamray Inc.	MONERIS SOLUTIONS, INC. LP AND HARRIS N A		MONERIS SOLUTIONS, INC. LP AND HARRIS N A	MERCHANT AGREEMENTS	AMENDMENT TO MONERIS SOLUTIONS AND HARRIS N.A. MERCHANT AGREEMENT
Streamray Inc.	SEGREGATED PAYMENTS, INC. (DBA SEGPAY)		SEGREGATED PAYMENTS, INC. (DBA SEGPAY)	MERCHANT AGREEMENTS	SERVICE AGREEMENT
Streamray Inc.	USEMYSERVICE INC.		USEMYSERVICE INC.	MERCHANT AGREEMENTS	PAYMENT SERVICES AGREEMENT
Streamray Inc.	VERIFI, INC.		VERIFI, INC.	MERCHANT AGREEMENTS	FIRST ADDENDUM TO SERVICES AGREEMENT
Streamray Inc.	VERIFI, INC.		VERIFI, INC.	MERCHANT AGREEMENTS	SERVICES AGREEMENT
Streamray Inc.	NATIONAL BANK OF THE REDWOODS		NATIONAL BANK OF THE REDWOODS	MERCHANT AGREEMENTS	NAME CHANGE REQUEST
Streamray Inc.	NATIONAL BANK OF REDWOOD		NATIONAL BANK OF REDWOOD	MERCHANT AGREEMENTS	MERCHANT APPLICATION
Streamray Inc.	WEST AMERICA BANK/SIGNATURE CARD SERVICE		WEST AMERICA BANK/SIGNATURE CARD SERVICE	MERCHANT AGREEMENTS	MERCHANT APPLICATION
Streamray Inc.	WEST AMERICA BANK		WEST AMERICA BANK	MERCHANT AGREEMENTS	CONTINUING GUARANTY

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Streamray Inc.	VERIFI, INC.		VERIFI, INC.	MERCHANT AGREEMENTS	SERVICES AGREEMENT
Streamray Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	GUARANTY	RESERVE/ACH HOLD ACKNOWLEDGEMENT AND ACCEPTANCE
Streamray Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	MERCHANT AGREEMENTS	MERCHANT CARD APPLICATION/AGREEMENT
Streamray Inc.	CLICKANDBUY INTENATIONAL LTD.		CLICKANDBUY INTENATIONAL LTD.	MERCHANT AGREEMENTS	COOPERATION AGREEMENT EXECUTION OF TERMS AND CONDITIONS
Streamray Inc.	CLICKANDBUY INTERNATIONAL LTD		CLICKANDBUY INTERNATIONAL LTD	MERCHANT AGREEMENTS	COOPERATION AGREEMENT EXECUTION OF TERMS AND CONDITIONS
Streamray Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	MERCHANT AGREEMENTS	RESERVE/ACH HOLD ACKNOWLEDGEMENT AND ACCEPTANCE
Streamray Inc.	AGX NETWORK, LLC		AGX NETWORK, LLC	ADULT DATING	ADDENDUM TO THE BROADCAST AGREEMENT
Streamray Inc., Various, Inc.	MERCHANT CHOICE PAYMENT SOLUTIONS & WOODFOREST NATIONAL BANK		MERCHANT CHOICE PAYMENT SOLUTIONS	MERCHANT AGREEMENTS	MERCHANT PAYMENT CARD APPLICATION AGREEMENT
Streamray Studios Inc.	NBP PARTNERS I, LLC		NBP PARTNERS I, LLC	REAL PROPERTY LEASE	OFFICE LEASE:19749 DEARBORN STREET, CHATSWORTH, CA
Streamray Studios Inc.	1726 PRODUCCIONES		1726 PRODUCCIONES	BROADCAST	PRODUCTION SERVICES AGREEMENT
Streamray Studios Inc.	LALY PRODUCTION LLC		LALY PRODUCTION LLC	BROADCAST	AMENDMENT TO FILM ACQUISITION AGREEMENT
Streamray Studios Inc.	LALY PRODUCTION LLC		LALY PRODUCTION LLC	BROADCAST	FILM ACQUISITION AGREEMENT
Streamray Studios Inc.	BEHR ENTERTAINMENT LTD.	$8,806.10	BEHR ENTERTAINMENT LTD.	BROADCAST	SALES AGENT AGREEMENT
Streamray Studios Inc.	TIRECHEM MANUFACTURING, INC.		TIRECHEM MANUFACTURING, INC.	BROADCAST	FILM ACQUISITION AGREEMENT
Streamray Studios Inc.	CHRISTIAN CIPRIANI RESTREPO DBA 1726 PRODUCCIONES		CHRISTIAN CIPRIANI RESTREPO DBA 1726 PRODUCCIONES	SERVICE	PRODUCTION SERVICES AGREEMENT: 1726 PRODUCCIONES/STREAMRAY STUDIOS INC.
Streamray Studios Inc.	PES PAYROLL		PES PAYROLL	HUMAN RESOURCES	PRODUCTION SERVICES AGREEMENT
Streamray Studios Inc.	SYCOMP A TECHNOLOGY COMPANY		SYCOMP A TECHNOLOGY COMPANY	OPERATIONS	MASTER SERVICES AGREEMENT
Streamray Studios Inc.	SYCOMP A TECHNOLOGY COMPANY		SYCOMP A TECHNOLOGY COMPANY	OPERATIONS	STATEMENT OF WORK (IBM SONAS TAPE SOLUTIONS)
Streamray Studios Inc.	STERICYCLE, INC.		STERICYCLE, INC.	HUMAN RESOURCES	SERVICE AGREEMENT
Streamray Studios Inc.	STERICYCLE		STERICYCLE	SERVICE	STERI-SAFE SERVICE AGREEMENT
Streamray Studios Inc.	COMMERCIAL CONTROLS CORP.		COMMERCIAL CONTROLS CORP.	FACILITIES	ALARM SYSTEM PURCHASE AND SERVICES AGREEMENT
Streamray Studios Inc.	PYROTECTION SPECIALISTS, INC.		PYROTECTION SPECIALISTS, INC.	FACILITIES	FIRE ALARM MAINTENANCE AGREEMENT
Streamray Studios Inc.	FAHRENHEIT HEATING & AIR CONDITIONING INC.	$2,200.00	FAHRENHEIT HEATING & AIR CONDITIONING INC.	FACILITIES	PREVENTIVE MAINTENCE SERVICE AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Streamray Studios Inc.	HOLLYWOOD VAULTS INC	$710.00	HOLLYWOOD VAULTS INC	FACILITIES	INVOICE
Streamray Studios Inc.	ORKIN PEST CONTROL	$481.40	ORKIN	FACILITIES	COMMERCIAL SERVICE AGREEMENT
Tan Door Media Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT BANKCARD APPLICATION AND AGREEMENT
Tan Door Media Inc.	BMO HARRIS BANK N A		BMO HARRIS BANK N A	MERCHANT AGREEMENTS	PAYMENT AND PERFORMANCE GUARANTY AGREEMENT
Tan Door Media Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT BANKCARD APPLICATION AND AGREEMENT
Tan Door Media Inc.	MONERIS SOLUTIONS, INC. LP AND HARRIS N A		MONERIS SOLUTIONS, INC. LP AND HARRIS N A	MERCHANT AGREEMENTS	AMENDMENT TO MONERIS SOLUTIONS AND HARRIS N.A. MERCHANT AGREEMENT
Various, Inc.	BATTON ASSOCIATES, LLC	$13,295.81	BATTON ASSOCIATES, LLC	REAL PROPERTY LEASE	OFFICE LEASE: 220 HUMBOLDT COURT SUNNYVALE, CA 94089
Various, Inc.	IVAN ATANASOV		IVAN ATANASOV	CONSULTING AGREEMENT	LETTER AGREEMENT RE: CONSULTING AGREEMENT OF APRIL 26, 2010 AND AMENDED BY LETTER AGREEMENT APRIL 26, 2011
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCAATION ORDERS (DUBAI, SHANGHAI)
Various, Inc.	GEMISYS CORPORATION & TCA FINANCIAL CORPORATION		GEMISYS CORPORATION & TCA FINANCIAL CORPORATION	INDEPENDENT CONTRACTOR AGMNTS	INDEMNIFICATION AGREEMENT
Various, Inc.	BGW ENTERPRISES, INC.		BGW ENTERPRISES, INC.	ADULT DATING	CONTENT LICENSING AGREEMENT
Various, Inc.	CUSTOMER ACQUISITION GROUP, INC. (DBA FELD)		CUSTOMER ACQUISITION GROUP, INC. (DBA FELD)	MARKETING	ADDENDUM TO THE MEDIA BUY AUTHORIZATION
Various, Inc.	CUSTOMER ACQUISITION GROUP INC		CUSTOMER ACQUISITION GROUP INC	MARKETING	TELEVISION COMMERCIAL PRODUCTINO AND ADVERTISING PLACEMENT AGREEMENT
Various, Inc.	GLOBAL ADULT BILLING LTD.		GLOBAL ADULT BILLING LTD.	MERCHANT AGREEMENTS	SMS BILLING AGREEMENT
Various, Inc.	MINERVA DATA BRASIL SOLUCOES DE PAGAMENTO LTDA		MINERVA DATA BRASIL SOLUCOES DE PAGAMENTO LTDA	MERCHANT AGREEMENT	MERCHANT APPLICATION
Various, Inc.	ALLOPASS, A DIVISION OF GROUPE HI-MEDIA USA, INC.		ALLOPASS, A DIVISION OF GROUPE HI-MEDIA USA, INC.	MERCHANT AGREEMENTS	MERCHANT TERMS AND CONDITIONS
Various, Inc.	ST KITTS NATIONAL BANK		ST KITTS NATIONAL BANK	MERCHANT AGREEMENTS	MERCHANT PROCESSING APPLICATION
Various, Inc.	WEBBILLING.COM B V		WEBBILLING.COM B V	MERCHANT AGREEMENTS	CONTRACT FORM "EUROPEAN DIRECT DEBIT"
Various, Inc.	PAYPAL, INC.		PAYPAL, INC.	MERCHANT AGREEMENTS	PAYPAL MERCHANT FEES
Various, Inc.	PAYPAL, INC.		PAYPAL, INC.	MERCHANT AGREEMENTS	PAYPAL WEBSITE PAYMENTS AND VIRTUAL TERMINAL AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT BANKCARD APPLICATION AND AGREEMENT (w/ Term and Amendment, 5/24/12)
Various, Inc.	BMO HARRIS BANK N A		BMO HARRIS BANK N A	MERCHANT AGREEMENTS	PAYMENT AND PERFORMANCE GUARANTY AGREEMENT
Various, Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT BANKCARD APPLICATION AND AGREEMENT (2/6/08)
Various, Inc.	C/O HARRIS N A		C/O HARRIS N A	MERCHANT AGREEMENTS	ADDENDUM AND MERCHANT BANKCARD APPLICATION AND AGREEMENT
Various, Inc.	2000 CHARGE, INC.		2000 CHARGE, INC.	MERCHANT AGREEMENTS	CLIENT SERVICES AGREEMENT
Various, Inc.	ALIPAY.COM CO. LTD		ALIPAY.COM CO. LTD	MERCHANT PROCESSING	ALIPAY SERVICE CONTRACT
Various, Inc.	ALIPAY.COM CO , LTD.		ALIPAY.COM CO , LTD.	SETTLEMENT MODEL	ALIPAY SERVICE CONTRACT
Various, Inc.	ALIPAY.COM CO., LTD		ALIPAY.COM CO., LTD	MERCHANT AGREEMENTS	SERVICES CONTRACT + SETTLEMENT MODEL + SUPPLEMENTARY AGREEMENT
Various, Inc.	AXCESS MERCHANT SERVICE LIMITED		AXCESS MERCHANT SERVICES LTD.	MERCHANT AGREEMENTS	GATEWWAY AGREEMENT
Various, Inc.	CCBILL LLC		CCBILL LLC	MERCHANT AGREEMENTS	MERCHANT PROCESSING AGREEMENT +ADDENDUM TO MERCHANT PROCESSING AGREEMENT
FRNK Technology Group	CCBILL LLC		CCBILL LLC	MERCHANT AGREEMENTS	CLIENT VERIFICATION & TERMS AND CONDITIONS
FRNK Technology Group	CCBILL LLC		CCBILL LLC	MERCHANT AGREEMENTS	APPLICATIONS AND TERMS AND CONDITIONS
Various, Inc.	NETBILLING		NETBILLING	MERCHANT AGREEMENTS	INTERNET MERCHANT SERVICES AGREEMENT
Various, Inc.	EBILLME INC.		EBILLME INC.	MERCHANT AGREEMENTS	MERCHANT AGREEMENT
Various, Inc.	GENERATION TECHNOLOGIES (DBA DEBITWAY.CA)		GENERATION TECHNOLOGIES (DBA DEBITWAY.CA)	MERCHANT AGREEMENTS	MERCHANT AGREEMENT
Various, Inc.	GLOBAL CHARGE PHONE PAYMENTS		GLOBAL CHARGE PHONE PAYMENTS	MERCHANT AGREEMENTS	MERCHANT APPLICATION FORM
Various, Inc.	ITELEBILL/PHONE PAY PLUS		ITELEBILL/PHONE PAY PLUS	MERCHANT AGREEMENTS	RESPONSIBILIY FOR FULFILLMENT OF THE CONDITIONS OF A PERMISSIONS CERTIFICATE
Various, Inc.	MERCHANT SERVICES LTD.		MERCHANT SERVICES LTD.	MERCHANT AGREEMENTS	INTERNATIONAL MERCHANT APPLICATION
Various, Inc.	MERRICK BANK CORPORATION		MERRICK BANK CORPORATION	MERCHANT AGREEMENTS	MERCHANT APPLICATION
Various, Inc.	MONERIS SOLUTIONS, INC. LP AND HARRIS N A		MONERIS SOLUTIONS, INC. LP AND HARRIS N A	MERCHANT AGREEMENTS	AMENDMENT TO MONERIS SOLUTIONS AND HARRIS N.A. MERCHANT AGREMEENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	PROCESS AMERICA		PROCESS AMERICA	MERCHANT AGREEMENTS	MERCHANT APPLICATION
Various, Inc.	SEGREGATED PAYMENTS, INC. (DBA SEGPAY)		SEGREGATED PAYMENTS, INC. (DBA SEGPAY)	MERCHANT AGREEMENTS	SERVICE AGREEMENT
Various, Inc.	SMILE TELECOM S L /LATAM BILLING		SMILE TELECOM S L /LATAM BILLING	MERCHANT AGREEMENTS	SERVICES AGREEMENT
Various, Inc.	TRUSTCASH HOLDINGS INC.		TRUSTCASH HOLDINGS INC.	MERCHANTS AGREEMENT	MERCHANT SERVICE AGREEMENT
Various, Inc.	USEMYSERVICES INC.		USEMYSERVICES INC.	MERCHANT AGREEMENTS	PAYMENT SERVICES AGREEMENT
Various, Inc.	VERIFI, INC.		VERIFI, INC.	MERCHANT AGREEMENTS	SERVICES AGREEMENT
Various, Inc.	VERIFI, INC.		VERIFI, INC.	MERCHANT AGREEMENTS	FIRST ADDENDUM TO SERVICES AGREEMENT
Various, Inc.	WEST AMERICA BANK		WEST AMERICA BANK	GUARANTY	CONTINUING GUARANTY
Various, Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	CONTRACT	AMENDMENT TO THE MERCHANT BANKCARD AGREEMENT
Various, Inc.	WOODFOREST NATIONAL BANK		WOODFOREST NATIONAL BANK	MERCHANT AGREEMENTS	RESERVE/ACH HOLD ACKNOWLEDGEMENT AND ACCEPTANCE
Various, Inc.	MERCHANT`S CHOICE PAYMENT SOLUTIONS		MERCHANT`S CHOICE PAYMENT SOLUTIONS	MERCHANT PROCESSING	MERCHANT PAYMENT CARD APPLICATION/AGREEMENT
Various, Inc.	CLICKANDBUY INTENATIONAL LTD.		CLICKANDBUY INTENATIONAL LTD.	MERCHANT AGREEMENTS	COOPERATION AGREEMENT EXECUTION OF TERMS AND CONDITIONS
Various, Inc.	CLICKANDBUY INTENATIONAL LTD.		CLICKANDBUY INTENATIONAL LTD.	MERCHANT AGREEMENTS	COOPERATION AGREEMENT EXECUTION OF TERMS AND CONDITIONS
Various, Inc.	GLOBAL COLLECT SERVICES B V		GLOBAL COLLECT SERVICES B V	GLOBAL COLLECT SERVICES	MERCHANT AGREEMENT
Various, Inc.	GLOBAL COLLECT SERVICES B V		GLOBAL COLLECT SERVICES B V	MERCHANT AGREEMENTS	MERCHANT APPLICATION FORM 5.2
Various, Inc.	ADP, INC.		ADP, INC.	HUMAN RESOURCES	HR BENEFTS ADDENDUM TO MAJOR ACCOUNT SERVICE AGREEMENT
Various, Inc.	ADP, INC.		ADP, INC.	CONTRACT	HR BENEFITS ADDENDUM TO MAJOR ACCOUNT SERVICE AGREEMENT
Various, Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	NOTIFICATION OF RENEWAL RATES
Various, Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	THIRD PARTY ADMINISTRATOR ADMINISTRATIVE SERVICE AGREEMENT S125 FLEXIBLE BENEFITS CAFETERIA PLAN
FriendFinder Networks Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	FLEXIBLE SPENDING ACCOUNTS	THIRD PARTY ADMINISTRATOR ADMINISTRATIVE SERVICE AGREEMENT S125 FLEXIBLE BENEFITS CAFETERIA PLAN

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
FriendFinder Networks Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	THIRD PARTY ADMINSTRATIVE SERVICES AGREEMENT COBRA PLAN
FriendFinder Networks Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	NOTIFICATION OF RENEWAL RATES COBRA
FriendFinder Networks Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	AMENDMENT TO THE CAFETERIA PREMIUMN REDUCTION OPTION PLUS FLEXIBLE SPENDING ACCOUNTS PLAN DOCUMENT AS ADOPTED BY FRIENDFINDER NETWORKS INC.
FriendFinder Networks Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	NOTIFICATION OF RENEWAL RATES S125 FLEXIBLE BENEFITS CAFETERIA PLAN
FriendFinder Networks Inc.	CHARD SNYDER & ASSOCIATES, INC.		CHARD SNYDER & ASSOCIATES, INC.	HUMAN RESOURCES	BUSINESS ASSOCIATE AGREEMENT
Various, Inc.	MICHAEL MCNICHOLAS		MICHAEL MCNICHOLAS	EMPLOYMENT AGREEMENT	OFFER LETTER
Various, Inc.	JING SHEN		JING SHEN	EMPLOYMENT AGREEMENT	OFFER LETTER
Various, Inc.	MYRA TALLERICO		MYRA TALLERICO	EMPLOYMENT AGREEMENT	OFFER OF EMPLOYMENT
Various, Inc.	ROGER LERRICK		ROGER LERRICK	EMPLOYMENT AGREEMENT	OFFER OF EMPLOYMENT
Various, Inc.	DAVID DEMPSEY		DAVID DEMPSEY	EMPLOYMENT AGREEMENT	OFFER LETTER
Various, Inc.	CONAL CUNNINGHAM		CONAL CUNNINGHAM	EMPLOYMENT AGREEMENT	OFFER LETTER
Various, Inc.	DAVID STRUCK		DAVID STRUCK	EMPLOYMENT AGREEMENT	LETTER OF TRANSFER OF POSITION
Various, Inc.	GARY YEH		GARY YEH	EMPLOYMENT AGREEMENT	LETTER OF TRANSFER OF POSITION
Various, Inc.	HINOK MEDIA, INC. AND ANDREW CONRU		HINOK MEDIA, INC. AND ANDREW CONRU	INDEPENDENT CONTRACTOR AGMNTS	LETTER AGREEMENT RE: TERMS OF SECTION 10.3 OF THE AMENDMENT TO STOCK PURCHASE AGREEMENT DATED DECEMBER 6, 2007 AND CLARIFICATION OF PAYMENT AMOUNTS
Various, Inc.	HINOK MEDIA INC.		HINOK MEDIA INC.	INDEPENDENT CONTRACTOR AGMNTS	AMENDMENT NO. 2 TO INDEPENDENT CONTRACTOR AGREEMENT, ASSIGNMENT AND LIMITED WAIVER
Various, Inc.	HINOK MEDIA INC.		HINOK MEDIA INC.	INDEPENDENT CONTRACTOR AGMNTS	INDEPENDENT CONTRACTOR AGREEMENT
Various, Inc.	LEGENDARY TECHNOLOGY INC.		LEGENDARY TECHNOLOGY INC.	INDEPENDENT CONTRACTOR AGMNTS	AMENDMENT NO. 1 TO INDEPENDENT CONTRACTOR AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	LEGENDARY TECHNOLOGY INC.		LEGENDARY TECHNOLOGY INC.	INDEPENDENT CONTRACTOR AGMNTS	INDEPENDENT CONTRACTOR AGREEMENT
Various, Inc.	IVAN ATANASOV		IVAN ATANASOV	CONSULTING AGREEMENT	LETTER AGREEMENT RE: CONSULTING AGREEMENT OF APRIL 26, 2010 AND AMENDED BY LETTER AGREEMENT APRIL 26, 2011 AND FURTHER AMENDED APRIL 25, 2012
Various, Inc.	IVAN ATANASOV		IVAN ATANASOV	CONSULTING AGREEMENT	LETTER AGREEMENT RE: CONSULTING AGREEMENT OF APRIL 26, 2010 AND AMENDED BY LETTER AGREEMENT APRIL 26, 2011
Various, Inc.	IVAN ATANASOV		IVAN ATANASOV	CONSULTING AGREEMENT	CONSULTING AGREEMENT WITH W9 FORM
Various, Inc.	LORI SELKE		LORI SELKE	INDEPENDENT CONTRACTOR AGMNTS	INDEPENDENT CONTRACTOR AGREEMENT
Various, Inc.	SAVVIS	$5,715.05	SAVVIS INC.	OPERATIONS	MASTERSERVICES AGREEMENT
Fierce Wombat Games Inc.	SAVVIS COMMUNICATION CORPORATION		SAVVIS INC.	SERVICE AGREEMENT	SAVVIS MASTER SERVICES AGREEMENT
Fierce Wombat Games Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	MASTER SERVICES AGREEMENT
Fierce Wombat Games Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	FIRST AMENDMENT TO MASTER SERVICES AGREEMENT
Fierce Wombat Games Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SERVICE ORDER
Argus Payments Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SERVICE ORDER AND SAVVIS MASTER SERVICES AGREEMENT (1170033, ORD1170132)
Argus Payments Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SERVICE SCHEDULE (1170033-001)
Argus Payments Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SERVICE ORDER (1277077)
Argus Payments Inc.	SAVVIS INC.		SAVVIS INC.	ARGUS PAYMENTS	CONSENT AND AGREEMENT
Argus Payments Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SERVICE ORDER (1170132)
Argus Payments Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SAVVIS MASTER SERVICES AGREEMENT
Various, Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	MASTER SERVICES AGREEMENT (MSA1061607)/SERVICE ORDER
Various, Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SERVICE ORDER (ORD 1295796)
Various, Inc.	SAVVIS INC.		SAVVIS INC.	OPERATIONS	SERVICE ORDER (ENVISION_POWER MOVE)
Various, Inc.	EQUINIX OPERATING CO. LLC		EQUINIX OPERATING CO. LLC	OPERATIONS	SERVICE ORDER AMENDMENT (S-122170)
Various, Inc.	EQUINIX OPERATING CO. LLC		EQUINIX OPERATING CO. LLC	OPERATIONS	REPLACEMENT SERVICE ORDER (SERVICE ORDER # S-109341)
Various, Inc.	EQUINIX OPERATING CO. LLC		EQUINIX OPERATING CO. LLC	OPERATIONS	GLOBAL TERMS AND CONDITIONS

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	EQUINIX OPERATING CO. INC		EQUINIX OPERATING CO. INC	OPERATIONS	MASTER SERVICES AGREEMENT
Various, Inc.	EQUINIX OPERATING CO. LLC		EQUINIX OPERATING CO. LLC	OPERATIONS	REPLACEMENT SERVICE ORDER (SERVICE ORDER # S-128246)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS

CO-LOCATION ORDERS (SAO PAULO, BEIJING, SINGAPORE, BERLIN, TOKYO, LOS ANGELES, HONG KONG, CAIRO, ISTANBUL, MADRID, DALLAS, SEATTLE, NEW YORK, SAN FRANCISCO, MANILA, MANCHESTER, MIAMI, MILAN, MUMBAI, PRAGUE, MEXICO CITY, MOSCOW)

Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (VIENNA, CHICAGO, TEL AVIV, MANILA)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (SINGAPORE, BEIJING, SYDNEY, TORONTO, LOS ANGELES, MILAN)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (DENMARK, PUERTO RICO)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (JOHANNESBURG, HAWAII, NAIROBI)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (MANCHESTER (UK), SAO PAULO, CAIRO, HONG KONG, SAN FRANCISCO)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (PUERTO RICO)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (PRAGUE, MADRID, MEXICO CITY, TAIPEI)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (NEW YORK, DALLAS, SEATTLE, TOKYO, BERLIN)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (BALTIMORE, DENVER, VANCOUVER, SANTIAGO, PHONENIX, KARACHI, NAIROBI, HAWAII, JOHANNESBURG)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (TAIPEI, TEL AVIV, CHICAGO, VIENNA, TORONTO, SYDNEY)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (DUBAI, SHANGHAI)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS & TECHNOLOGY	CO-LOCATION ORDER FORM (SHANGHAI)

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (COPENHAGEN)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (COPENHAGEN, DENVER, BALTIMORE)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (VANCOUVER, SANTIAGO, PHOENIX, KARACHI)
Various, Inc.	SUBLIME IP EUROPE PTY LTD.		SUBLIME IP EUROPE PTY LTD.	OPERATIONS	CO-LOCATION ORDERS (MOSCOW, ISTANBUL, MIAMI, MUMBAI)
Various, Inc.	STARFIELD TECHNOLOGIES		STARFIELD TECHNOLOGIES	OPERATIONS	EXTENDED VALIDATION CERTIFICATE SUBSCRIBER AGREEMENT
Various, Inc.	DOTSTER		DOTSTER	CONTRACT	DOMAIN REGISTRATION
Various, Inc.	123-REG.CO.UK		123-REG.CO.UK	CONTRACT
Various, Inc.	TAYLOR, DAVID		TAYLOR, DAVID	OPERATIONS	AGREEMENT TO ACT AS AFNIC ADMINSTRATIVE-CONTACT RE MARK MONITOR REGISTRATIONS
Various, Inc.	NETWORK SOLUTIONS, LLC		NETWORK SOLUTIONS, LLC	DOMAIN SERVICES	UNAVAILABLE
Various, Inc.	MAKTIG LTD		MAKTIG LTD	OPERATIONS	INDEPENDENT CONTRACTOR AGREEMENT
Various, Inc.	ACQUIRE THIS NAME, INC.		ACQUIRE THIS NAME, INC.	OPERATIONS	DOMAIN NAME REGISTRATION PURCHASE AND SALE AGREEMENT
Various, Inc.	CLIFF HICKS		CLIFF HICKS	OPERATIONS	DOMAIN NAME PURCHASE AGREEMENT
Various, Inc.	INTERNATIONAL BUSINESS MACHINES CORPORATION		INTERNATIONAL BUSINESS MACHINES CORPORATION	OPERATIONS	AMENDMENT NO.2 TO ISLO APPENDIX - ATTACHMENT B
Various, Inc.	INTERNATIONAL BUSINESS MACHINES CORPORATION		INTERNATIONAL BUSINESS MACHINES CORPORATION	OPERATIONS	INTERNATIONAL PASSPORT ADVANTAGE AGREEMENT - ENROLLMENT FORM
Various, Inc.	INTERNATIONAL BUSINESS MACHINES CORPORATION		INTERNATIONAL BUSINESS MACHINES CORPORATION	OPERATIONS	INTERNATIONAL PASSPORT ADVANTAGE AGREEMENT
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	ORDERING DOCUMENT +AGREEMENT AND MODIFICATIONS TO THE AGREEMENT
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	ORACLE LICENSE AND SERVICES AGREEMENT
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	ORDERING DOCUMENT +AGREEMENT AND MODIFICATIONS TO THE AGREEMENT + ORACLE LICENSE AND SERVICES AGREEMENT
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	ORACLE SOFTWARE AS A SERVICE ORDERING DOCUMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	GENERAL TERMS + SCHEDULE H - HARDWARE + SCHEDULE P - PROGRAM +
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	EXECUTABLE QUOTE + AGREEMENT AND MODIFICATIONS TO THE AGREEMENT
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	ORDERING DOCUMENT +AGREEMENT AND MODIFICATIONS TO THE AGREEMENT + ORACLE LICENSE AND SERVICES AGREEMENT
Various, Inc.	ORACLE AMERICA, INC.		ORACLE AMERICA, INC.	OPERATIONS	ORDERING DOCUMENT +AGREEMENT AND MODIFICATIONS TO THE AGREEMENT + ORACLE LICENSE AND SERVICES AGREEMENT
Various, Inc.	CDW		CDW	OPERATIONS	SMARTNET RENEWAL SPREADSHEET
Various, Inc.	ADOBE SYSTEMS INCORPORATED		ADOBE SYSTEMS INCORPORATED	OPERATIONS	ADOBE GENERAL TERMS OF USE
Various, Inc.	ATLASSIAN		ATLASSIAN	OPERATIONS	QUOTE AND ORDER FORM (JIRA ENTERPRISE - COMMERICAL LICENSE)
Various, Inc.	CITRIX ONLINE		CITRIX ONLINE	OPERATIONS	ONLINE SUBSCRIPTION AGREEMENT: TERMS OF SERVICE
Various, Inc.	ADOBE SYSTEMS INCORPORATED		ADOBE SYSTEMS INCORPORATED	OPERATIONS	MASTER AGREEMENT FOR CONFIDENTIALITY OF NON-TECHNICAL INFORMATION AND SPECIFIED TECHNICAL INFORMATION
Various, Inc.	ADOBE SYSTEMS INCORPORATED		ADOBE SYSTEMS INCORPORATED	OPERATIONS	ENTERPRISE TERM LICENSE AGREEMENT
Various, Inc.	ATLASSIAN PTY LTD.		ATLASSIAN PTY LTD.	SOFTWARE	QUOTE AND ORDER FORM (JIRA ENTERPRISE - COMMERICAL LICENSE)
Various, Inc.	403 LABS, LLC		403 LABS, LLC	OPERATIONS	MASTER SERVICES AGREEMENT
Various, Inc.	403 LABS, LLC		403 LABS, LLC	OPERATIONS	EXTERNAL PENETRATION TESTING
Argus Payments Inc.	403 LABS, LLC		403 LABS, LLC	OPERATIONS	MASTER SERVICES AGREEMENT
Various, Inc.	STRIKEIRON, INC.		STRIKEIRON, INC.	OPERATIONS	WEB SERVICES USAGE AGREEMENT
Various, Inc.	NATIONAL CENTER FOR MISSING AND EXPLOITED CHILDREN		NATIONAL CENTER FOR MISSING AND EXPLOITED CHILDREN	OPERATIONS	MEMORANDUM OF UNDERSTANDING

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	NATIONAL CENTER FOR MISSING AND EXPLOITED CHILDREN		NATIONAL CENTER FOR MISSING AND EXPLOITED CHILDREN	OPERATIONS	SUBLICENSE AGREEMENT
Various, Inc.	CITRIX ONLINE LLC		CITRIX ONLINE LLC	SOFTWARE	ONLINE SUBSCRIPTION AGREEMENT: TERMS OF SERVICE
Various, Inc.	CITRIX		CITRIX	OPERATIONS	CITRIX MAINTENANCE PROGRAM TERMS
Various, Inc.	RETURN PATH, INC.		RETURN PATH, INC.	OPERATIONS	ADDENDUM A INSERTION ORDER #2
Various, Inc.	RETURN PATH, INC.		RETURN PATH, INC.	OPERATIONS	MASTER SERVICES AGREMENT + ADDENDUM A + ADDENDUM A-1, ISERTION ORDER #1
Various, Inc.	RETURN PATH, INC.		RETURN PATH, INC.	OPERATIONS	ADDENDUM A INSERTION ORDER #3
Various, Inc.	GOOGLE INC.		GOOGLE INC.	OPERATIONS	ATTENTIONS: BILLING DEPARTMENT
Various, Inc.	AT&T/BELLSOUTH	$26,709.11	AT&T SOLUTION	OPERATIONS	AT&T ILEC RATE ISDN (PRI) SERVICE AGREEMENT PURSUANT TO CUSTOM TERMS
Various, Inc.	BROADVOXGO, LLC		BROADVOXGO, LLC	OPERATIONS	SERVICE ORDER AND AGREEMENT
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	SERVICE ORDER -LONG HAUL EXPRESS WAVE, METRO WAVE, METRO ACCESS ADD-ONS (ABV12-066822-00)
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	ADDENDUM A TO MASTER PRODUCT AND SERVICES AGREEMENT
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	WORK ORDER (ABV11-063730-00)
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	AMENDMENT TO ORDER FORM # ABV10-056773-00
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	WORK ORDER (ABV10-056741-00)
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	WORK ORDER (ABV12-066822-00)
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	METRO SERVICE IP (ABV10-056740-00)
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	METRO DEDICATED ACCESS AD-ON (ABV10-56738-00)
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	EXPRESS WAVE LONG HAUL SERVICE SUPPLEMENT + SERVICE ORDER (ABV10-056773-00)
Various, Inc.	ABOVENET COMMUNICATIONS, INC.		ABOVENET COMMUNICATIONS, INC.	OPERATIONS	FIBER ACCESS SERVICE ORDER
Various, Inc.	EDGECAST NETWORKS, INC	$33,259.38	EDGECAST NETWORKS, INC	OPERATIONS	SERVICE ORDER
Various, Inc.	EDGECAST NETWORKS, INC		EDGECAST NETWORKS, INC	OPERATIONS	SERVICE LEVEL AGREEMENT
Various, Inc.	NEUSTAR, INC		NEUSTAR, INC.	OPERATIONS	ORDER FORM # 3

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	QUOVA, INC		QUOVA, INC	OPERATIONS	SUBSCRIPTION SERVICES AGREEMENT
Various, Inc.	NEUSTAR, INC	$127,223.98	NEUSTAR, INC./QUOVA, INC	OPERATIONS	MASTER SERVICES AGREEMENT
Various, Inc.	NEUSTAR, INC		NEUSTAR, INC.	OPERATIONS	QUOVA ORDER FORM 4
Various, Inc.	NEUSTAR, INC		NEUSTAR, INC.	OPERATIONS	SERVICE ORDER FOR ULTRADNS MANAGEED EXTERNAL SERVICE ADDENDU,M
Various, Inc.	NEUSTAR, INC		NEUSTAR, INC.	OPERATIONS	SERVICE ORDER FOR NEUSTAR WEB PERFORMANCE MONTORING SERVICE
Various, Inc.	MPQ ACQUISITION CORP (DBA XFIRE)		MPQ ACQUISITION CORP (DBA XFIRE)	OPERATIONS	AMENDENT TO HOSTING SERVICES AGREEMENT
Various, Inc.	MPQ ACQUISITION CORP (DBA XFIRE)		MPQ ACQUISITION CORP (DBA XFIRE)	OPERATIONS	HOSTING SERVICES AGREEMENT
Various, Inc.	AVIANA GLOBAL TECHNOLOGIES, INC.	$8,875.00	AVIANA GLOBAL TECHNOLOGIES, INC.	OPERATIONS	MASTER SERVICES AGREEMENT AND STATEMENT OF WORK
Various, Inc.	AVIANA GLOBAL TECHNOLOGIES, INC.		AVIANA GLOBAL TECHNOLOGIES, INC.	OPERATIONS	CONTRACT ADDENDUM
Various, Inc.	FRANK RIMMERMAN CO. LLP		FRANK RIMMERMAN CO. LLP	INDEPENDENT CONTRACTOR AGMNTS	MASTER CLIENT AGMNT
Various, Inc.	FRANK RIMMERMAN CO. LLP		FRANK RIMMERMAN CO. LLP	INDEPENDENT CONTRACTOR AGMNTS	AMENDMENT TO FRANK, RIMMERMAN CONSULTING MASTER CLIENT AGREEMENT
Various, Inc.	FRANK RIMMERMAN CO. LLP		FRANK RIMMERMAN CO. LLP	INDEPENDENT CONTRACTOR AGMNTS	FRANK, RIMMERMAN CONSULTING LICENSE AGREEMENT #001
Various, Inc.	FUSION-IO INC.		FUSION-IO INC.	OPERATIONS	CREDIT APPLICATION TERMS AND CONDITIONS
Various, Inc.	CAREERBUILDER, LLC		CAREERBUILDER, LLC	HUMAN RESOURCES	SERVICE ACTIVATION AGREEMENT
Various, Inc.	CAREERBUILDER, LLC		CAREERBUILDER, LLC	HUMAN RESOURCES	SERVICE ACTIVATION AGREEMENT
Various, Inc.	NOVA MANAGEMENT, INC.		NOVA MANAGEMENT, INC.	HUMAN RESOURCES	NON-EXCLUSIVE STAFFING AGREEMENT
Various, Inc.	LBA CABINET DE RECRUITMENT		LBA CABINET DE RECRUITMENT	HUMAN RESOURCES	NON-EXLCUSIVE STAFFING AGREEMENT
Various, Inc.	JIVARO		JIVARO	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT
Various, Inc.	EXECUFORCE LLC		EXECUFORCE LLC	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT
Various, Inc.	EMPLOYMENT SCREENING RESOURCES		EMPLOYMENT SCREENING RESOURCES	HUMAN RESOURCES	SERVICES AGREEMENT
Various, Inc.	ELEVATE RECRUITING GROUP		ELEVATE RECRUITING GROUP	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT
Various, Inc.	CONTROLLER GROUP INC		CONTROLLER GROUP INC	HUMAN RESOURCES	NON-EXCLUSIVE STAFFING AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	BUXTON CONSULTING		BUXTON CONSULTING	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT
Various, Inc.	BHO TECH		BHO TECH	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT
Various, Inc.	BEDROCK TECHNOLOGY PARTNERS		BEDROCK TECHNOLOGY PARTNERS	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT
Various, Inc.	KELLY SERVICES, INC.		KELLY SERVICES, INC.	HUMAN RESOURCES	KELLYDIRECT AGREEMENT
Various, Inc.	CORE TECHS INC.		CORE TECHS INC.	RECRUITING	NON-EXCLUSIVE STAFFING AGREEMENT
Various, Inc.	PHOENIX 2.0. INC.		PHOENIX 2.0. INC.	HUMAN RESOURCES	PROFESSIONAL SERVICES AGREEMENT
Various, Inc.	PHOENIX 2.0. INC.		PHOENIX 2.0. INC.	HUMAN RESOURCES	NON-EXCLUSIVE SEARCH FIRM AGREEMENT
Various, Inc.	SPHERION STAFFING LLC		SPHERION STAFFING LLC	HUMAN RESOURCES	SPHERION STAFFING SERVICES AGREEMENT
Various, Inc.	DICE CAREER SOLUTIONS, INC.		DICE CAREER SOLUTIONS, INC.	HUMAN RESOURCES	PREPAY PURCHASE AGREEMENT/TERMS OF USE
Various, Inc.	DICE CAREER SOLUTIONS, INC.		DICE CAREER SOLUTIONS, INC.	HUMAN RESOURCES	PREPAY PURCHASE AGREEMENT
Various, Inc.	SIMPLY HIRED INC		SIMPLY HIRED INC	HUMAN RESOURCES	SPONSORED JOBS BUNDLE AGREEMENT
Various, Inc.	SIMPLY HIRED		SIMPLY HIRED	HUMAN RESOURCES	SPONSORED JOBS BUNDLE AGREEMENT
Various, Inc.	THRIVAS, LLC		THRIVAS, LLC	HUMAN RESOURCES	NON-EXCLUSIVE STAFFING AGREEMENT
Various, Inc.	SRILU INFORMATION SYSTEMS INC.		SRILU INFORMATION SYSTEMS INC.	HUMAN RESOURCES	NON-EXCLUSIVE STAFFING AGREEMENT
Various, Inc.	SERVICE BY MEDALLION	$2,240.00	SERVICE BY MEDALLION	HUMAN RESOURCES	JANITORIAL SERVICE AGREEMENT
Various, Inc.	MANPOWER US, INC		MANPOWERGROUP US INC.	HUMAN RESOURCES	STANDARD SERVICES AGREEMENT
Various, Inc.	HIRE RIGHT, INC.		HIRE RIGHT, INC.	HUMAN RESOURCES	SERVICES AGREEMENT
Various, Inc.	EMPLOYMENT SCREENING RESOURCES		EMPLOYMENT SCREENING RESOURCES	HUMAN RESOURCES	SERVICES AGREEMENT
Various, Inc.	KBA DOCUSYS, INC.	$26.01	KBA DOCUSYS, INC.	FACILITIES	TERMINATION LETTER AND DOCU-PRINT PLUS AGREEMENT
Various, Inc.	CARBONIC SERVICE	$782.25	CARBONIC SERVICE	FACILITIES	RENTAL INVOICE
Various, Inc.	THE STANDARD COMPANIES INC		THE STANDARD COMPANIES INC	FACILITIES	SUPPLY PURCHASE AND EQUIPMENT USE AGREEMENT
Various, Inc.	BAY ALARM COMPANY		BAY ALARM COMPANY	FACILITIES	COMMERCIAL ALARM INSTALLATION AND SERVICES AGREEMENT
Various, Inc.	FRG WASTE RESOURCES, INC	$3,536.21	FRG WASTE RESOURCES, INC.	FACILITIES	MANAGEMENT SERVICES PROPOSAL
Various, Inc.	STATPADS LLC		STATPADS LLC	FACILITIES	SERVICE AGREEMENT
Various, Inc.	MELGAR CLEANING SERVICES		MELGAR CLEANING SERVICES	FACILITIES	INVOICE
Various, Inc.	PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC		PITNEY BOWES, INC.	FACILITIES	PITNEY BOWES GLOBAL FINANCIAL SERVICES LEASE AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	FOLSOM STREET EVENTS (FSE)		FOLSOM STREET EVENTS (FSE)	PROFESSIONAL SERVICES	OFFICIAL SPONSORSHIP AGREEMENT
Various, Inc.	LONGTAIL VIDEO	$500.00	LONGTAIL AD SOLUTIONS, INC.	SERVICES	LONGTAIL AD SOLUTIONS ENTERPRISE COMMERCIAL SOFTWARE LICENSE
Various, Inc.	THREATMETRIX, INC		THREATMETRIX, INC	SERVICES	PROFESSIONAL SERVICES AND SUPPORT AGREEMENT
Various, Inc.	THREATMETRIX, INC.		THREATMETRIX, INC.	SERVICES	SUBSCRIPTION AGREEMENT
Various, Inc.	TRILIBIS, INC		TRILIBIS, INC	SERVICES	AMENDMENT TO MASTER SERVICES AGREEMENT
Various, Inc.	TRILIBIS, INC	$10,051.37	TRILIBIS, INC	OPERATIONS	MASTER SERVICES AGREEMENT
Various, Inc.	CUSTOMER ACQUISITION GROUP, INC		CUSTOMER ACQUISITION GROUP, INC	SERVICES	CREATIVE CONCEPT/MEDIA PROJECT (THE AGREEMENT)
Various, Inc.	CUSTOMER ACQUISITION GROUP		CUSTOMER ACQUISITION GROUP	PROFESSIONAL SERVICES	TELEVISION COMMERCIAL PRODUCTION AND ADVERTISING PLACEMENT AGREEMENT
Various, Inc.	ALERT COMMUNICATIONS, INC./TRG CUSTOMER SOLUTIONS		ALERT COMMUNICATIONS, INC./TRG CUSTOMER SOLUTIONS	CUSTOMER SERVICE	SERVICES AGREEMENT
Various, Inc.	ALERT COMMUNICATIONS, INC./TRG CUSTOMER SOLUTIONS		ALERT COMMUNICATIONS, INC./TRG CUSTOMER SOLUTIONS	CUSTOMER SERVICE	CAMPAIGN ADDENDUM
Various, Inc.	MURATA SANJI ONLINE LTD.		MURATA SANJI ONLINE LTD.	CUSTOMER SERVICE	ADDENDUM TO THE LETTER AGREEMENT FOR WEBSITE SUPPORT SERVICES
Various, Inc.	PROFESSIONAL CALL SOLUTIONS, INC.		PROFESSIONAL CALL SOLUTIONS, INC.	CUSTOMER SERVICE	CALL CENTER SERVICES AGREEMENT
Various, Inc.	ACCLARO INC.		ACCLARO INC.	CUSTOMER SERVICE	MASTER SERVICES AGREEMENT
Various, Inc.	ENLASO COPORATION		ENLASO COPORATION	CUSTOMER SERVICE	SERVICE AGREEMENT
Various, Inc.	G2 WEB SERVICES, LL		G2 WEB SERVICES, LL	OPERATIONS	END USER LICENSE AGREEMENT
Various, Inc.	WESTLAW PROFLEX		WESTLAW PROFLEX	LEGAL	WEST/CLEAR PROFLEX ADDENDUM
Various, Inc.	JAJAH INC.		JAJAH INC.	ADULT DATING	API LICENSE, INTEGRATION AND DEVELOPMENT AGREEMENT
Various, Inc.	HOLLIDAY PICTURES LTD		HOLLIDAY PICTURES LTD	LICENSE	NON-EXCLUSIVE CONTENT LICENSING WEBMASTER DISTRIBUTION AGREEMENT
Various, Inc.	FRIENDFINDER CALIFORNIA INC.		FRIENDFINDER CALIFORNIA INC.	ADULT DATING	ASSIGNMENT OF SERVICE MARK
Various, Inc.	ZDK INTERACTIVE, INC.		ZDK INTERACTIVE, INC.	ADULT DATING	CONTENT AND APPLICATION SERVICE LICENSING AGREEMENT
Various, Inc.	WMM HOLDINGS LLC		WMM HOLDINGS LLC	ADULT DATING	CONTENT LICENSING AGREEMENT
Various, Inc.	BELATOR LLC (DBA MAXPIXELS)		BELATOR LLC (DBA MAXPIXELS)	ADULT DATING	LICENSE AGREEMENT
Various, Inc.	FACTORY VIDEO, INC.		FACTORY VIDEO, INC.	ADULT DATING	CONTENT LICENSING AGREEMENT

Debtor Name	Contract Party	Cure Amount	Contract Name	Contract Type	Subject Matter
Various, Inc.	TRILIBIS, INC		TRILIBIS, INC	ADULT DATING	AMENDMENT TO MASTER SERVICES AGREEMENT
Various, Inc.	PRIVALYNX, INC./VAPORSTREAM INC		PRIVALYNX, INC./VAPORSTREAM INC	ADULT DATING	CORPORATE GUARANTY
Various, Inc.	PRIVALYNX, INC./VAPORSTREAM INC		PRIVALYNX, INC./VAPORSTREAM INC	ADULT DATING	ORDER TO SERVICES AND LICENSE AGREEMENT
Various, Inc.	PRIVALYNX, INC./VAPORSTREAM INC		PRIVALYNX, INC./VAPORSTREAM INC	ADULT DATING	SERVICES AND LICENSE AGREEMENT
Various, Inc.	NEW LIGHT BRAZIL LTDA (WITOLDO HENRICH JUNIOR)		NEW LIGHT BRAZIL LTDA (WITOLDO HENRICH JUNIOR)	CORPORATTE AGREEMENTS	AGREEMENT FOR SERVICES
Various, Inc.	NEW LIGHT BRAZIL LTDA (WITOLDO HENRICH JUNIOR)		NEW LIGHT BRAZIL LTDA (WITOLDO HENRICH JUNIOR)	CORPORATE CONTRACTS	BRAZILIAN EMPLOYMENT BOOK WITH PHOTO
Various, Inc.	DREAMSTIME		DREAMSTIME	CLICK THROUGH AGREEMENTS	SIGN-UP CONFIRMATION
Various, Inc.	ISTOCK PHOTO		ISTOCK PHOTO	CLICK THROUGH AGREEMENTS	ACCOUNT CONFIRMATION
Various, Inc.	APPLE INC.		APPLE INC.	CLICK THROUGH AGREEMENTS	IOS DEVELOPER PROGRAM LICENSE AGREEMENT
Various, Inc.	APPLE INC.		APPLE INC.	CLICK THROUGH AGREEMENTS	REGISTERED APPLE DEVELOPER AGREEMENT
Various, Inc.	ATLASSIAN PTY LTD.		ATLASSIAN PTY LTD.	CLICK THROUGH AGREEMENTS	QUOTE/INVOICE
Various, Inc., FriendFinder Networks Inc.	ROBERT BRACKETT		ROBERT BRACKETT	EMPLOYMENT AGREEMENT	AMENDMENT TO EMPLOYMENT OFFER LETTER AGREEMENT
Video Bliss, Inc.	DHD MEDIA LLC	$799.35	DIGITAL HEMISPHERE DEVELOPMENT, LLC (DHD MEDIA)	MERCHANT AGREEMENTS	MERCHANT APPLICATION - ACH ADDENDUM
Video Bliss, Inc.	NESTLE WATERS NORTH AMERICA/ARROWHEAD MOUNTAIN		NESTLE WATERS NORTH AMERICA/ARROWHEAD MOUNTAIN	FACILITIES	SALES AND SERVICE AGREEMENT
Video Bliss, Inc.	EVERBANK COMMERCIAL FINANCE	$503.49	EVERBANK COMMERCIAL FINANCE	FACILITIES	SECOND NOTICE
Video Bliss, Inc.	WM OF CALIFORNIA		WM OF CALIFORNIA	FACILITIES	COMMERCIAL SERVICE AGREEMENT
Video Bliss, Inc.	PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC	$43.78	PITNEY BOWES, INC.	FACILITIES	COPIER LEASE AGREEMENT
XVHUB Group Inc.	HUMBOLDT MERCHANT SERVICES		HUMBOLDT MERCHANT SERVICES	MERCHANT AGREEMENTS	MERCHANT APPLICATION
Various, Inc.	HINOK MEDIA INC.		TECHONOLOGY LICENSE AGREEMENT	LICENSE	LICENSE AGREEMENT
Various, Inc.	LEGENDARY TECHNOLOGY INC.		TECHONOLOGY LICENSE AGREEMENT	LICENSE	LICENSE AGREEMENT
	Total Cure	$1,647,697.63

Exhibit H

Schedule of Employment Agreements to be Assumed

Debtor Name	Contract Party	ContractName	ContractType	SubjectMatter
FriendFinder Networks Inc.	ROBERT BRACKETT	ROBERT BRACKETT	EMPLOYMENT AGREEMENT	EMPLOYMENT OFFER LETTER
FriendFinder Networks Inc.	ROBERT BRACKETT	ROBERT BRACKETT	EMPLOYMENT AGREEMENT	AMENDMENT TO EMPLOYMENT OFFER LETTER AGREEMENT
FriendFinder Networks Inc.	JAMES SULLIVAN	JAMES SULLIVAN	EMPLOYMENT AGREEMENT	OFFER OF SEPERATION BENEFITS
FriendFinder Networks Inc.	JAMES SULLIVAN	JAMES SULLIVAN	EMPLOYMENT AGREEMENT	2013 PERFORMANCE BONUS PLAN
FriendFinder Networks Inc.	ROBERT BRACKETT	ROBERT BRACKETT	EMPLOYMENT AGREEMENT	2013 PERFORMANCE BONUS PLAN
FriendFinder Networks Inc.	FRANK MATASAVAGE	FRANK MATASAVAGE	EMPLOYMENT AGREEMENT	OFFER OF SEPARATION BENEFITS
FriendFinder Networks Inc.	STACEY SWAYE	STACEY SWAYE	EMPLOYMENT AGREEMENT	OFFER OF SEPERATION BENEFITS
Various, Inc.	ROGER LERRICK	ROGER LERRICK	EMPLOYMENT AGREEMENT	EMPLOYMENT AGREEMENT
FriendFinder Networks Inc., Various Inc.	ROBERT BRACKETT	ROBERT BRACKETT	EMPLOYMENT AGREEMENT	CONFIRMATION OF EMPLOYMENT AGREEMENT/COMPENSATION AGREEMENT
FriendFinder Networks Inc., Various Inc.	JAMES SULLIVAN	JAMES SULLIVAN	EMPLOYMENT AGREEMENT	CONFIRMATION OF EMPLOYMENT/COMPENSATION AGREEMENT
Various, Inc.	ROGER LERRICK	ROGER LERRICK	EMPLOYMENT AGREEMENT	OFFER OF EMPLOYMENT

Exhibit I

Schedule of Restructuring Transactions

FriendFinder Networks Inc. and Interactive Network, Inc. shall be converted to Delaware corporations.